 As filed with the Securities and Exchange Commission on September 30, 2004	Registration # 333-117699

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA ENERGY VENTURES CORP.
(Name of small business issuer in its charter)
Nevada	4899	72-1381282
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738 86-10-8518-2686
(Address and telephone number of principal executive offices)
Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738
(Address of principal place of business or intended principal place of business)
Michael J. Morrison, 1495 Ridgeview Drive, Reno, Nevada 89509, (775) 827-6300
(Name, address and telephone number of agent for service)
Copies to:
W. Scott Lawler, Esq., Lawler & Associates, 1530-9 Avenue SE, Calgary, Canada T2G 0T7, (403) 693-8014

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock Common Stock underlying Warrants Common Stock (2)	29,051,826 560,315 2,440,000	0.625 0.625 0.48	$18,157,391.25 $350,196.80 $1,171,200.00	$2,300.54 $44.37 $148.39

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(2)

These shares are additional shares being registered and are set out apart from the other shares registered for purpose of calculating the filing fee.

The information in this preliminary prospectus (“Prospectus”) is not complete and may be changed.  We may not sell these securities nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective.  This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 30, 2004

CHINA ENERGY VENTURES CORP.

Up to a maximum of 32,052,141 common shares.

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus on page 11.  The selling shareholders are offering:

•	31,491,826 shares of common stock; and
•	560,315 shares of common stock issuable on exercise of the warrants.

We will not receive any of the proceeds from the sale of the shares.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The Securities and Exchange Commission (“SEC”) may deem each Selling Shareholder to be an underwriter under the U.S. federal Securities Act of 1933 (“Securities Act”).

Our common stock is quoted on the NASD’s OTC Bulletin Board quotation system (“OTC/BB”) under the symbol “CEVC”.  On September 16, 2004, the closing price of our common stock on the OTC/BB was $0.60.

YOU SHOULD CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON

PAGE 3 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED

OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS

PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY

The following summary discusses all material information, however, for a more complete understanding of this offering, we encourage you to read the entire document and the documents we have referred you to.

CHINA ENERGY VENTURES CORP.

We are a development stage company, which means we are in the process of developing our business.  We have incurred losses since inception and we anticipate that we will continue to incur losses in the foreseeable future.  We will be unable to continue as a going concern if we are unable to earn sufficient revenues from our operations or raise additional capital through debt or equity financings to meet our working capital and joint venture capital contribution obligations.  During the last twelve months, management has established new operations in the oil and gas industry and based on current expectations management believes the Company has also raised sufficient working capital to maintain minimum operations through March 2005.  Minimum operations include rent on the Calgary, Beijing and Kazakhstan offices, minimum staff at these offices, financial reporting and filing costs and suspension of contractor services and management salaries.

In October 2003, we initiated plans to diversify our operations to include oil and natural gas exploration and production, an area in which our management has knowledge and experience.

Our objective is to find fields with proven reserves that require some enhanced recovery, workover, additional drilling or stimulation, and that have an exploration upside, located near infrastructure and markets in countries with fiscal and tax regimes that we believe will be favorable and well developed commercial laws, including adequate environmental regulations.  Once these fields have been found, we intend to approach Chinese national oil and gas companies with proposals to complete exploration and development programs on these fields.  Financing for these programs is intended to come from the Chinese national oil and gas companies or ourselves.

To this end, on October 27, 2003, we entered into a transaction with Big Sky Energy Kazakhstan Ltd., otherwise referred to as BSEK, and all its shareholders of record as of that day to acquire all the issued and outstanding shares of BSEK.  BSEK holds a 90% interest in KoZhaN LLP, otherwise referred to as KoZhaN, which holds three petroleum licences in the Atyrau region in the Republic of Kazakhstan.  This transaction was closed on January 12, 2004.

On May 10, 2004, Big Sky Energy Atyrau Ltd., our 75% owned subsidiary, referred to as BSE Atyrau, purchased 100% of Vector Energy West LLP, a Kazakhstan limited liability partnership, referred to as Vector Energy for $4,430,000 which was determined by a valuation of Vector Energy’s Atyrau and Liman-2 licences which was performed by PetroGlobe (Canada) Ltd., an independent third party.

On the same date, pursuant to the terms of an Agreement for Assignment of the Creditor’s Rights, BSE Atyrau paid $570,000 to Lorgate Management Inc. Subsequent to the purchase, the amount of $570,000 is payable by Vector to BSE Atyrau; as such, it has been recorded as an inter-company loan from BSE Atyrau to Vector Energy.

On July 6, 2004, we closed on a private placement of $8,050,000 and issued 16,100,000 shares.

We, through our wholly-owned subsidiary, Chengdu Big Sky Network Technology Services Ltd., a Chinese limited liability corporation, referred to as Chengdu Technology Services in this document, resell high speed broadband Internet service to companies in the section of Chengdu designated as a high technology park, referred to in this document as the Chengdu High Tech Park which is in Chengdu, in the province of Sichuan. The purpose of the Chengdu High Tech Park is to encourage foreign companies to establish operating entities in Chengdu.

As well, we, through our wholly-owned subsidiary, Big Sky Network Canada Ltd., a British Virgin Islands corporation and referred to as Big Sky Canada, have established a cooperative joint venture with a Chinese joint venture partner controlled by Chinese municipal government agencies.  Our current Chinese partner provides Internet access services to residential subscribers for monthly Internet access fees.  Our joint venture provides, installs and maintains the equipment that our Chinese partner’s subscribers require for Internet access, and receives separate installation fees and monthly maintenance fees from such residential subscribers.

To date, our joint venture has generated only nominal revenues from operations, and we do not anticipate receiving any dividends or distributions from them until they are profitable.  Also, we do not intend to move forward with this business model for providing Internet access services, as we do not believe that it is viable.  Our efforts with Chengdu Technology Services have shown that the path to profitability can be achieved by focusing Internet access service to corporate subscribers.  We will continue to try to expand our operations in this market.

We believe that it is the right time to diversify into the oil and natural gas industry using our management’s knowledge and experience.  We feel that this diversification will provide us with a revenue stream and financial stability which will sustain our operations so that we can concentrate on growing our business in both the Internet and oil and gas sectors instead of focusing solely on the survival of the company.

We estimate that our cash requirements will be approximately $3 million for the next twelve-month period.  We currently have enough cash on hand to cover the expected level of general and administrative and other overhead costs until March 2005.  If we do not raise additional capital, we will be unable to grow the business and/or launch our oil and gas exploration and development programs which may impact our ability to continue as a going concern in the future.

We will be relying on the dividends and distributions from KoZhaN once it achieves production and profitability at its oil and gas operations and on the payment of dividends and distributions from Chengdu Technology Services to fund our cash requirements.  We cannot, at this time, be assured that KoZhaN will be able to fund the exploration and development programs, will be able to initiate production or that KoZhaN will ever become profitable.  Chengdu Technology Services is not currently financially able to pay dividends and the dividends and distributions from Chengdu Technology Services would be subject to restrictions under Chinese law.  Our operations in China are also subject to significant legal and operational uncertainties; such as the potential application of regulations that prohibit foreign investment in the telecommunications industry in China or that restrict the payment of dividends and distributions to foreign entities and the uneven quality and reliability of telecommunications networks in China.

Big Sky Network Canada Ltd., Big Sky Energy Ltd. and our principal business office are located at Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738.  Our administrative branch office for North American investor relations, U.S. regulatory reporting and the offices of BSEK, Big Sky Energy Atyrau Ltd. and Big Sky Energy Caspian Ltd. are located at 750, 440-2 Avenue SW, Calgary, Alberta, Canada, T2P 5E9. Chengdu Big Sky Network Technical Services Ltd. has an office located at the 3rd Floor, Gaofa Building, Chengdu Hi-Tech Industrial Development Zone, Chengdu, Sichuan Province, China.  KoZhaN LLP and Vector Energy West LLP are located at 1/1 Dzhandosov Street, Almaty, 480008, Kazakhstan.

We maintain a World Wide Web site address at www.chinaenergyventures.com.  Information on our web site is not part of this prospectus.

FORWARD LOOKING STATEMENTS

Included in this report are various forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," "continue," "believe" or other similar words.  We have made forward-looking statements with respect to the following, among others: our goals and strategies; our ability to earn sufficient revenues; our ability to continue as a going concern; and our future revenue performance and our future results of operations.  These statements are forward-looking and reflect our current expectations.  These forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond our control.  Some of the key factors that have a direct bearing on our results of operations are:

-	Changes in general political, social, economic and business conditions in China and Kazakhstan;
-	Economic and political uncertainties affecting the capital markets;
-	Changes in technology and the Internet marketplace in China;
-

The business of exploration, development, production and refining of oil and natural gas reserves, the levels of those reserves and the marketing of crude oil and refined products and the ability to increase the quality of refined products;

-	Fluctuations in oil and gas and refined product prices;
-	Changes in business strategy or development plans;
-	Our future capital needs;
-	Changes in, or failure to comply with, government regulations or changes in interpretation, application or enforcement of government regulations;
-	Costs arising from environmental liability; and
-	Our ability to manage currency fluctuations.

The factors described above and the risk factors referred to in "Risk Factors" could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements. Therefore, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should read the following risk factors carefully before purchasing our common stock. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline.

Risks Relating To Our Business

We have a limited operating history and have commenced diversifying our operations into the oil and gas industry.  The failure of our plans could ultimately force us to reduce or suspend operations and even liquidate our assets and wind-up and dissolve our company.

We have a limited operating history, a history of minimal revenues and a history of losses.  We began our current business activities in April 2000.  To-date, our operations in the Chinese Internet market have produced only minimal revenues and we do not foresee a dramatic change in this situation in the near future.  We intend to continue to try to expand our operations in this market based on the potential for short-term payback.  We commenced diversification of our operations to include oil and natural gas exploration and production but at this time we do not know if we will be successful due to our early stage of operations in the oil and gas industry.

We have incurred net losses since inception and anticipate that losses will continue.  Should losses continue indefinitely, it would eventually result in us ceasing operations.

We have incurred losses since inception and had an accumulated deficit of $23,393,087 at December 31, 2003.  We anticipate that we will continue to incur net losses due to an increased level of planned operating and capital expenditures, increased sales and marketing costs, high costs associated with oil and gas exploration and development, additional personnel requirements and our general growth objectives.  We anticipate that our net losses will increase in the near future as we implement our business strategy and commence oil and gas exploration.  Our ability to earn a profit will depend on the commercial acceptance and profitability of our Internet services or the success of our oil and gas exploration and development programs, which have not yet been achieved.  We may never achieve profitability.

We will be unable to continue as a going concern unless we raise additional funds.

In light of our lack of profitability and the risks described in this section, our management and our independent auditors have expressed doubt as to our ability to continue as a going concern.  We will be unable to continue as a going concern if we are unable to earn sufficient revenues from our operations or to raise additional capital through debt or equity financings to meet our working capital requirements.  At June 30, 2003, we had net working capital deficit of $1,723,482 and as of September 16, 2004, we had raised approximately $9,270,000 through private placements in 2004.  We estimate that we currently have enough capital to sustain our business through March 2005. If we do not raise additional capital, we will be unable to grow the business and/or launch our oil and gas exploration and development programs which may impact our ability to continue as a going concern in the future; you may lose your entire investment.

We will need additional capital to fund any new ventures, which is uncertain and will likely result in the dilution to existing shareholders’ interests.

We will require additional capital to fund the establishment of new ventures, exploration and development of oil and natural gas and grow our existing business operations.  We may not be able to raise additional capital. We anticipate that such funding, if obtained, will be through the issuance of additional equity which will result in a dilution to our existing shareholders’ interests.

Our inability to retain our key managerial personnel could effect our ability to continue conducting our business.

Our success depends to a significant extent on the continued efforts of our executive officers, Messrs. Heysel, Yang and Van Doorne, who are responsible for the continuing development of our oil and gas assets. The loss of any one of these individuals could have a material adverse effect on our ability to continue to locate, negotiate and acquire oil and gas assets and financing to develop these assets. We are skeptical that we would be able to replace any such individuals with someone that has commensurate experience and abilities if they were to leave us.  While we have entered into employment and non-competition agreements with two of these individuals and are negotiating with the third, they would nevertheless not be prevented from working for other companies in the oil and natural gas industry should they elect to terminate their contracts with us.

Our business may be adversely affected by relationships between the United States and the countries in which we do business which may impede our ability to operate in the countries in which we are located.

We are a Nevada corporation and subject to the laws of the United States.  Our principal businesses are conducted through a) a wholly-owned subsidiary that operates in China and b) subsidiaries that operate in Kazakhstan.  Our business is directly affected by political and economic conditions in China and Kazakhstan.  Our business may be adversely affected by the diplomatic and political relationships between the U.S. and these countries.  These relationships may adversely influence the Chinese and Kazakhstan government and public opinion of U.S. corporations conducting business in each respective country and may affect our ability to obtain regulatory approval to operate in these countries.  In addition, boycotts, protests, governmental sanctions and other actions could adversely affect our ability to operate profitably.

Risks Related to Our Oil and Gas Operations

If our exploration and development programs prove unsuccessful, we may not be able to continue operations.

An investment in our company should be considered highly speculative due to the nature of our involvement in the exploration, development and production of oil and natural gas.  Oil and gas exploration involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  Exploratory drilling is subject to numerous risks, including the risk that no commercially productive oil and natural gas reservoirs will be encountered.  The cost to drill, complete and operate wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors including unexpected drilling conditions, abnormal pressures, equipment failures, premature declines of reservoirs, blow-outs, sour gas releases, fires, spills or other accidents, as well as weather conditions, compliance with governmental requirements, delays in receiving governmental approvals or permits, unexpected environmental issues and shortages or delays in the delivery of equipment.  Our inability to drill wells that produce commercial quantities of oil and natural gas would have a material adverse effect on our business, financial condition and results of operations.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after exploration, drilling, operating and other costs.  Completion of wells does not ensure a profit on the investment or recovery of exploration, drilling, completion and operating costs.  Drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect production.  Adverse conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions.

Fluctuations in commodity prices could have a material impact on our revenues which would affect our profitability.

Commodity price risk related to conventional crude oil prices could become our most significant market risk exposure if we achieve oil and natural gas production.  Crude oil prices are influenced by such worldwide factors as the Organization of the Petroleum Exporting Countries actions, political events and supply and demand fundamentals.  At this time, we cannot accurately predict these fluctuations because we do not know when we will commence generating revenues from our oil and gas operations.  Furthermore, we cannot estimate, at this time, the impact of commodity price fluctuations until we can predict the level of revenues.

The application, interpretation and enforcement of applicable government taxes is inconsistent making it difficult for us to ensure that we are compliant which could lead to penalties.

The tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement.  Non-compliance with Kazakhstan laws and regulations can lead to the imposition of penalties and interest.  We intend to make every effort to conform to these laws and regulations but cannot assure you that our interpretations and those of our advisors may not be the same as those of government officials which could lead to penalties and interest.

Compliance with and interpretation and enforcement of evolving environmental laws and regulations may impact our expenses in a negative manner which would directly impact our profit margins.

Extensive national, regional and local environmental laws and regulations in Kazakhstan affect the operations of BSEK and KoZhaN.  These laws and regulations set various standards regulating certain aspects of health and environmental quality which provide for user fees, penalties and other liabilities for the violation of these standards and establish, in some circumstances, obligations to remediate current and former facilities and off-site locations. We believe we are currently in compliance with all existing Republic of Kazakhstan environmental laws and regulations.  However, as new environmental laws and legislation are enacted and the old laws are repealed, interpretation, application and enforcement of the laws may become inconsistent.  Compliance in the future could require significant expenditures, which would directly impact our profit margins.

If KoZhaN and Vector Energy do not honor their capital expenditure commitments with the Republic of Kazakhstan, they may lose their exploration and production licences.

Pursuant to the three Contracts for Exploration and Production of Hydrocarbons (“Hydrocarbon Contracts”) entered into by the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan and KoZhaN on the Morskoe, Karatal and Dauletaly Fields, a commitment was made by KoZhaN to invest, in Kazakhstan, an aggregate of $16.43 million in capital expenditures, investments or other items that may be treated as capital assets of KoZhaN on or before December 31, 2009. KoZhaN has commenced this investment using loans from BSEK and intends to fund this investment using further loans from BSEK and, in the long term, from future production revenues.

Pursuant to the two Hydrocarbon Contracts entered into by the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan and Vector Energy on the Liman-2 and Atyrau Fields, a commitment was made by Vector Energy to invest, in Kazakhstan, an aggregate of $53.9 million in capital expenditures, investments or other items that may be treated as capital assets of Vector Energy on or before December 28, 2028. Vector Energy has commenced this investment using loans from BSE Atyrau and intends to fund this investment using further loans from BSE Atyrau and, in the long term, from future production revenues.

The expenditures by KoZhaN and Vector Energy will be used to further exploit and develop existing fields and to explore for additional reserves to enhance future production and revenues.  If the required investment is not made within the agreed time period, KoZhaN and/or Vector Energy may lose its exploration and production licences.  If the exploration effort is unsuccessful or future exploration is determined to be not profitable, KoZhaN and/or Vector Energy can elect not to invest the balance of the required exploration investment.  As a result, KoZhaN and/or Vector Energy may lose its exploration and production licence, while retaining its producing assets on the properties.

Our oil and gas subsidiaries face intense competition which could adversely affect their ability to penetrate the oil and gas market in Kazakhstan which may make it difficult to attain profitability.

The oil and gas market in Kazakhstan is intensely competitive and some of the competitors of our oil and gas subsidiaries are international energy industry operators, such as ChevronTexaco Corp. and PetroKazakhstan Inc.

These competitors have various advantages, including:

-	substantially greater financial resources, which gives them greater flexibility when developing their exploration and drilling programs;
-	greater recognition in the industry, which influences a potential partner’s decision to participate in programs;
-	larger operations, which provides economies of scale and operating efficiencies not available to our oil and gas subsidiaries;
-	longer operating histories; and
-	more established relationships with government officials and other strategic partners.

Our oil and gas subsidiaries may be unable to successfully compete with these established competitors, which may adversely affect their ability to acquire Hydrocarbon Contracts, licences and drilling permits which would could impact their ability to generate revenue.

We may suffer currency exchange losses if the Tenge depreciates relative to the U.S. dollar.

To the extent that we will be selling our anticipated oil production on the Kazakhstan domestic market where selling prices and payments are determined in the Tenge, the currency of Kazakhstan, we may suffer currency exchange losses.  The majority of our Kazakhstan operating costs will be denominated in Tenge. During the Exploration Phase of each field, we will be obligated to sell all of our production from such field on the domestic market.  When a field enters the Commercial Phase, we will be able to sell at least 80% of production from such field in the international market where the U.S. dollar is the prevailing currency and which is our reporting currency.

Should we become profitable, we will be subject to Kazakhstan’s Excess Profits Tax which would reduce our profit margin.

Through our Kazakhstan subsidiaries, we may become subject to Excess Profits Tax under the terms of the Hydrocarbon Contracts they have for oil and natural gas exploration and production.   Excess Profits Tax is in addition to statutory income taxes and takes effect after the field has achieved a cumulative internal rate of return higher than 20%.  The Excess Profits Tax ranges from 0% to 60% of taxable income.

Risks Relating to Our Internet Operations

Foreign-invested entities are prohibited from operating telecommunications services in China and we might be considered to be operating a telecommunications service which may result in us having to modify or cease operations in China.

Current Chinese regulations prohibit foreign-invested entities from operating or participating in the operation of telecommunication services in China without the approval of China’s State Council.  Telecommunication services are divided into two categories: basic telecommunications and data services.  We provide data services.  In the past, foreign-invested entities have attempted to operate or participate in the operation of telecommunication services in China without State Council approval, but the Chinese government has required a significant number of them to be restructured or terminated.  If the relevant authorities take the view that Chengdu Technology Services operates or participates in the operation of telecommunications services in China, they could require us to restructure or terminate Chengdu Technology Services and any other prospective similar ventures.  We do not believe that the Chinese regulatory authorities consider that we are operating in the basic telecommunication arena due to the fact that they have not yet taken any action against us in this regard.  However, we have received no guarantee or assurance from the State Council that they will not take such action against us.  If this action was taken, our operations in China would be seriously hindered or terminated.

Chengdu Technology Services may not become profitable enough to distribute dividends that we can use for our cash requirements.

Chengdu Technology Services may never become profitable.  If it is not profitable, or we do not receive distributions from it, we may be unable to meet our financial obligations or to continue as a going business concern.

For the twelve months ended December 31, 2003, Chengdu Technology Services generated only nominal revenues from its operations. At July 21, 2004, Chengdu Technology Services had 226 corporate subscribers and 119 residential subscribers.  We do not anticipate that we will need to make any further capital contributions to Chengdu Technology Services nor do we anticipate that we will receive any distribution from Chengdu Technology Services until it is profitable.  In addition, if it incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Chinese legal restrictions affect Chengdu Technology Services ability to distribute dividends to us.

Chinese legal restrictions permit payment of dividends by a Sino-foreign joint venture only out of its net income, if any, determined in accordance with Chinese accounting standards and regulations.  Under Chinese law, a Sino-foreign joint venture will also be required to set aside a portion of its net income each year to fund certain reserve funds.  These reserves are not distributable as cash dividends.

Chengdu Technology Services faces intense competition which could adversely affect its ability to penetrate the market for Internet-related services in China.

The market for Internet access and Internet-related services in China is intensely competitive and the Internet industry is constantly evolving.  Some of the competitors of Chengdu Technology Services are major Chinese telecommunications operators, such as China Telecom, Jitong and Unicom.

These competitors may have advantages over Chengdu Technology Services, including:

-	substantially greater financial and technical resources, which allows them to expand their operations more quickly, offer a broader range of services and offer services at more competitive prices;
-	more extensive and well developed marketing and sales networks, which may allow them to grow their subscriber bases more quickly and efficiently;
-	greater brand recognition, which may influence a subscriber’s purchase decision;
-	larger subscriber bases, which may provide economies of scale and operating efficiencies not available to Chengdu Technology Services;
-	longer operating histories; and
-	more established relationships with government officials, equipment specialists and/or other strategic partners.

Chengdu Technology Services may be unable to successfully compete with these established competitors, which may adversely affect its ability to gain market share and operate profitably.

Our growth depends on the establishment of an adequate telecommunications infrastructure by the Chinese government. If our growth is impeded, so will be our ability to earn profits.

The Internet infrastructure in China may be unable to support the demands associated with continued growth.  Access to the Internet is made primarily through Internet backbones of separate national interconnecting networks that connect through several international gateways.  The Internet backbones and international gateways are owned and operated by Chinese government-controlled enterprises, and are the only channels through which the domestic Chinese Internet network can connect to the international Internet network.  As a result, we will continue to depend on the Chinese government and state-owned enterprises to establish and maintain a reliable Internet and telecommunications infrastructure through which our customers can access the Internet.

If the necessary infrastructure standards or protocols or complementary products, services or facilities are not developed by the Chinese government and state-owned enterprises, our ability to provide our services would be impeded which would have an impact on our financial results.

We may not be able to freely convert Renminbi into foreign currency, which could limit the ability of Chengdu Technology Services to obtain sufficient foreign exchange to satisfy its foreign exchange requirements or to pay dividends to us.

Chengdu Technology Services may not be able to obtain sufficient foreign exchange to satisfy its foreign exchange requirements or pay dividends to us.  A substantial portion of our revenues and operating expenses are denominated in Renminbi while a portion of our capital expenditures are denominated in US dollars.

Under current Chinese regulations, the payment of dividends, trade and service-related foreign transactions to a foreign investor of a foreign-invested enterprise is treated as a “current account” payment for which the approval of the State Administration of Foreign Exchange is not required.  However, in order to distribute dividends Chengdu Technology Services must file documentation to a designated foreign exchange bank that certifies that all requirements have been met, such as payment of taxes, board of directors’ approval and a capital verification report issued by an accounting firm.  A return of capital, which includes foreign direct investment, upon the dissolution of a foreign-invested enterprise such as Chengdu Technology Services, is treated as a “capital account” payment and requires the State Administration of Foreign Exchanges’ approval in addition to the filing of documentation.

Chengdu Technology Services may currently convert Renminbi for transactions under the “current account” without the approval of the State Administration of Foreign Exchange for settlement of “current account” transactions, including payment of dividends, by providing commercial documents evidencing these transactions.  They may also retain foreign exchange in their current accounts (subject to a ceiling approved by the State Administration of Foreign Exchange) to satisfy foreign exchange liabilities or to pay dividends.  However, the relevant Chinese governmental authorities may limit or eliminate the ability to purchase and retain foreign currencies in the future.  Such change of policy would eliminate Chengdu Technology Services’ ability to pay dividends to China Energy Ventures Corp. thereby limiting the cash flow of China Energy Ventures Corp.

We may suffer currency exchange losses if the Renminbi depreciates relative to the U.S. dollar thus reducing our profit.

Our reporting currency is the U.S. dollar.  However, a substantial portion of our assets and revenues are denominated in the Chinese currency, Renminbi, commonly referred to as RMB.  Our assets and revenues expressed in our U.S. dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. dollar.  Any such depreciation could adversely affect the market price of our common stock.  Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations.  To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk.  While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all.  In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into U.S. dollars.

The market for Internet-related services is characterized by rapid technological changes, and our technologies may not be popular or may become obsolete which would make it difficult to compete in this industry.

If the technologies or standards applicable to the services offered by Chengdu Technology Services becomes obsolete or fails to gain widespread consumer acceptance, Chengdu Technology Services may be unable to obtain a sufficient number of subscribers to operate profitably.  The Internet services industry is characterized by rapid technological advances, evolving industry standards, changes in user requirements and frequent new service introductions and enhancements.  For example, a number of broadband technologies, such as asymmetrical digital subscriber line services, have demonstrated competing technological advantages against broadband Internet access service and may become more popular with subscribers in the future.  The introduction of new products or services or the emergence of new technologies may allow competitors to provide Internet access to subscribers at a lower cost, higher speed or with greater reliability than Chengdu Technology Services is able to provide. Chengdu Technology Services has invested capital for equipment and technology to enable Internet access and may not be able to recover these investments if technological changes render this equipment or technology obsolete.

Other Risks

Our shareholders may not be able to enforce U.S. civil liabilities claims thereby limiting their ability to collect on claims against us.

Our assets are located outside the United States and are held through wholly-owned subsidiaries incorporated under the laws of the British Virgin Islands, China, Canada and Kazakhstan.  Our current operations are conducted in China and Kazakhstan.  In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for you to effect service of process within the United States upon these persons.  In addition, there is uncertainty as to whether the courts of the British Virgin Islands, China, Canada or Kazakhstan would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in these countries against us or such persons predicated upon the securities laws of the United States or any state thereof.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules thereby potentially limiting the liquidity of our shares.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  Our shares are quoted on the OTC/BB, and the price of our shares ranged from $0.01 (low) to $10.00 (high) during the period from September 25, 2000 to September 16, 2004.  The closing price of our shares on September 16, 2004 was $0.60.  Purchases and sales of our shares are generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

THE OFFERING

This prospectus covers up to 32,052,141 shares of China Energy Ventures Corp.’s common stock to be sold by selling stockholders identified in this prospectus.

Shares offered by the selling security holders:	32,052,141 shares of common stock, $0.001 par value per share
Offering price:	Determined at the time of sale by the selling shareholders

Common stock outstanding as of September 16, 2004:

However, certain of the Selling Shareholders hold warrants to purchase an additional 560,315 shares at $0.50 per share.  The shares underlying such warrants are included in the 32,052,141 shares being registered and offered under this prospectus.  If the Selling Shareholders elect to purchase such shares in order to sell them hereunder, we will receive up to $280,157.50 from such purchase.

58,784,460 shares
Common stock outstanding assuming the maximum number of shares are sold pursuant to this offering:

59,344,775 shares

Assuming conversion of the warrants into shares of common stock registered under this prospectus, the shares of common stock subject to this prospectus represent approximately 18.3% of our issued and outstanding common stock as of September 16, 2004.

Number of shares owned by the selling shareholders after the offering:	0 shares. (1)
Use of proceeds:

We will not receive any of the proceeds of the shares offered by the selling shareholders.

We intend to use the proceeds from the exercise of the warrants, if exercised, held by certain selling shareholders for working capital purposes.

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends. See “Dividend Policy.”
OTC/BB # symbol	CEVC
(1)

This number assumes that each selling shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Selling shareholders are not required to sell their shares.  See "Plan of Distribution."

Unless otherwise specifically stated, information throughout this prospectus excludes:

-	6,710,000 shares issuable upon the exercise of outstanding options of which 4,548,328 are vested and 2,161,672 are not vested; and
-	50,000 shares issuable upon the exercise of outstanding warrants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 covering the shares being sold in this offering.  We have not included in this prospectus some information contained in the registration statement, and you should refer to the registration statement, including exhibits and schedules filed with the registration statement, for further information.  You may review a copy of the registration statement from the public reference section of the SEC in Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C.  20549.  You may also obtain copies of such materials at prescribed rates from the public reference section at the SEC, Room 1024, Judiciary Plaza, 450 - 5th Street, N.W., Washington, D.C.  20549.  In addition, the SEC maintains a Web site on the Internet at the address http://www.sec.gov that contains reports, proxy information statements and other information regarding registrants that file electronically with the SEC.

USE OF PROCEEDS

This prospectus is part of a registration statement that permits selling shareholders to sell their shares.  Because this prospectus is solely for the purpose of selling shareholders, we will not receive any proceeds from the sale of stock being offered. If the Selling Shareholders holding warrants exercise their right to acquire common shares, we could receive proceeds of $280,157.50 from the issuance of 560,315 shares.  Should these Selling Shareholders choose to convert their warrants, any funds received will be used for working capital.   As of the date of this filing, we have not received any indication from any of the Selling Shareholders that they intend to exercise any of the warrants at anytime in the future.

DETERMINATION OF OFFERING PRICE

The shares offered by this prospectus are being offered by the Selling Shareholders on a continuous or delayed basis until sold.  The Selling Shareholders will offer the shares at the prevailing market price at the time of sale by each Selling Shareholder and therefore no specific price has been set for this offering.

SELLING SECURITY HOLDERS

This prospectus covers the offering of shares of common stock by certain Selling Shareholders.  This prospectus is part of a registration statement filed in order to register, on behalf of the Selling Shareholders, a total of 32,052,141 shares of common stock issued to investors as follows:

(i)	8,000,000 shares of common stock issued to investors in November and December 2003 and January 2003 in a private placement of shares of common stock;
(ii)	18,512,578 shares of common stock issued to investors in May, July and September 2004 in a private placement of shares of common stock;
(iii)	299,716 shares of common stock issued on April 12, 2004 in connection with a warrant issued on April 3, 2002;
(iv)	4,250,000 shares of common stock issued on January 13, 2004 in connection with the acquisition of Big Sky Energy Kazakhstan Ltd.;
(v)	409,532 shares of common stock issued on March 4, 2004 in connection with the acquisition of IbrizOil Inc.’s 5% over-riding royalty in Big Sky Energy Kazakhstan Ltd.; and
(vi)	a total of 560,315 shares of common stock issuable by us upon the exercise of certain outstanding warrants.

The shares issued to the Selling Shareholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Shareholders the opportunity to sell their shares.  The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders.  The Selling Shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis.  To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement.  See “Plan of Distribution.”  Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents.  The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 (“Securities Act”), and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

We will issue the warrant shares to the holders of the above-described warrants if and when they choose to exercise them.  If this (or any subsequent) registration statement is then in effect, once the warrant holders have exercised their warrants, they will be free to re-sell the stock they receive at such time or times as they may choose, just as any purchaser of stock in the open market is allowed to do.  We do not know how much, if any, of such stock these investors will hold or re-sell upon exercise of their warrants.

The following are the shareholders for whose accounts the shares are being offered; the number of shares beneficially owned by each selling shareholder prior to this offering; the number of shares to be offered for each selling shareholder's account; and the number of shares to be owned by each selling shareholder following completion of the offering:

Name	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered	Percentage of Shares Owned After Offering (1)	Number of Shares Owned Upon Completion of Offering (1)

303169 Alberta Ltd. (2)	10,000	10,000
Werner Aeberhard	100,000	100,000	0%	0
Aran Asset Management SA (3)	1,752,500	1,600,000	_%	152,500
Mark Ashcroft	4,000	4,000	0%	0
Claude Athias	15,303	15,303	0%	0
Baker Steel Capital Manager LLP (4)	1,000,000	1,000,000	0%	0
Bank Julius Baer & Co. Ltd. (5)	100,000	100,000	0%	0
Banque Martin Maurel (6)	800,000	800,000	0%	0
Banque Privee Fideuram Wargny (7)	40,000	40,000	0%	0
Guy-Philippe Bertin	68,000	68,000	0%	0
Big Sky Energy Canada Ltd. (8)	4,250,000	4,250,000	0%	0
Brown Brothers (Nominee)	200,000	200,000	0%	0
Ulf Brunnstrom	400,000	400,000	0%	0
Richard Bullock	400,000	400,000	0%	0
Camp Kuriakos Sylvan Lake Lutheran Bible Camp Assoc. (9)	2,210	2,210	0%	0
Canaccord Capital (Europe) Limited (10)	299,716	299,716	0%	0
Canaccord International Ltd. (11)	479,505	479,505	0%	0
Herve Collet	11,477	11,477	0%	0
Credifinance Securities Limited (12)	69,000	69,000	0%	0
Paul Drager	5,101	5,101	0%	0
Credit Suisse First Boston LLC	1,500,000	1,500,000	0%	0
Gestor Finance (13)	300,000	300,000	0%	0
Cathy Gettler-Jones	51,009	51,009	0%	0
Global Gestion-Global Energy & Natural Resources (14)	195,000	60,000	0%	0
Global Gestion-CH-CIC Securities (15)	1,683,750	1,000,000	0%	0
Richard Grafton	200,000	200,000	0%	0
Roger Gray	64,878	64,878	0%	0
Terry Gudzowsky (16)	10,215	10,215	0%	0
Timothy Hawkings	7,366	7,366	0%	0
Henday House (17)	22,096	22,096	0%	0
Hidalgo Trading & Investment Co. (18)	150,000	150,000	0%	0
Myrtle Holmen (17)	7,366	7,366	0%	0
Gordon Hoover	150,000	150,000	0%	0

Edgar Hulatt	12,752	12,752	0%	0
JP Morgan Chase Bank (19)	2,000,000	2,000,000	0%	0
Rosita Lam	5,101	5,101	0%	0
Allan Landsiedel	7,651	7,651	0%	0
Dale Logie	2,550	2,550	0%	0
L-R Global Fund Ltd. (20)	1,920,000	1,920,000	0%	0
L-R Global Partners, L.P. (21)	4,080,000	4,080,000	0%	0
M.E. Cannon & G.L. Lachapelle, Jointly	12,752	12,752	0%	0
Arlene MacLeod	5,101	5,101	0%	0
Alan MacLeod	10,202	10,202	0%	0
Mavrix Strategis Small Cap Fund (501) (22)	150,000	150,000	0%	0
DJY Mew Professional Corporation (23)	100,000	100,000	0%	0
Daphne Mew	15,303	15,303	0%	0
Roger Nutt (24)	515,789	377,789	0%	0
Fons Peels	10,202	10,202	0%	0
Gerard Peels	10,286	10,286	0%	0
Jacque Philippou	100,000	100,000	0%	0
Andreas Philippou	100,000	100,000	0%	0
Roytor & Co	200,000	200,000	0%	0
Ronald Riopel	15,303	15,303	0%	0
Rock Star Resources Ltd. (16)	21,679	21,679	0%	0
Semper Gestion SA (25)	2,170,000	1,900,000	0%	0
Eric Serra	40,000	40,000	0%	0
Société Priveé Gestion de Patrimoine (26)	760,000	760,000	0%	0
US Global Investors (27)	5,427,400	5,000,000	0%	0
Mark Vanry	40,000	40,000	0%	0
William Wheeler	94,367	94,367	0%	0
Wolverton Securities Ltd. (28)	9,600	9,600	0%	0
Joyce Wong	510	510	0%	0
Kai Yang (29)	2,223,750	1,473,750	0%	0

TOTAL	34,656,290	32,052,141

(1)

Unless otherwise annotated in this column, all percentages are based on 58,784,460 shares of common stock issued and outstanding on September 16, 2004.  Assumes that all shares registered for resale by this prospectus have been sold.  Does not include shares underlying issued stock options.

(2)	Douglas B. Leitch has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(3)

Michael Thalmann has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares. Consisting of 152,500 common shares not being registered under this prospectus and 1,300,000 common shares being registered under this prospectus.

(4)	T. Isnardi has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(5)	W. Gunthard and S. Steinmann have ultimate voting and investment control over these shares but such persons disclaim actual beneficial ownership of these shares.
(6)	Celine Ohanian has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(7)	Ferme Garanger has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(8)

Wei Yang has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.  Mr. Yang is the brother of our President, Daming Yang, and the brother of the sole shareholders of Big Sky Energy Canada Ltd., Kai Yang.

(9)

Tim Hawkings has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares. Consisting of warrants exercisable to acquire shares, represents part of a commission for Timothy Hawkings’ assistance in raising funds in a private placement. Mr. Hawkings chose to donate his commission to Camp Kuriakos.

(10)	Michael Kendall has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(11)

Elizabeth Watkins has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares. Consisting of warrants exercisable to acquire shares, issued as part of a commission for their assistance in raising funds in a private placement.

(12)

Ann Glover has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.  Consisting of warrants exercisable to acquire shares, issued as part of a commission for their assistance in raising funds in a private placement.

.

(13)	Jacques Hamant has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(14)

Jean-Bernard Guyon has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares. Consisting of 135,000 common shares not being registered under this prospectus and 60,000 common shares being registered under this prospectus.

(15)

Remy Bert has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares. Consisting of 683,750 common shares not being registered under this prospectus and 1,000,000 common shares being registered under this prospectus.

(16)

Terry Gudzowsky is the President of Rock Star Resources Ltd. and has ultimate voting and investment control over the Rock Star Resources Ltd. shares but such person disclaims actual beneficial ownership of these shares.

(17)	Timothy Hawkings has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(18)	P. Clary has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(19)	Peter Robinson has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(20)	Don LaGuardia and J.M. Logan have ultimate voting and investment control over these shares but such persons disclaim actual beneficial ownership of these shares.
(21)	Don LaGuardia and J.M. Logan have ultimate voting and investment control over these shares but such persons disclaim actual beneficial ownership of these shares.
(22)	Malvin Spooner has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.
(23)

Dr. Daphne Mew has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.  Dr. Mew also owns 15,303 shares of common stock in her own name.  Consists of 105,000 common shares not being registered under this prospectus and 115,303 common shares being registered under this prospectus.

(24)	Consists of 138,000 common shares not being registered under this prospectus and 377,789 common shares being registered under this prospectus.
(25)

Consisting of 270,000 common shares previously registered under Form S-1 (SEC File Number 333-86162) declared effective May 2, 2002 and 1,900,000 commons shares being registered under this prospectus.  Eric Freymond has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.

(26)

Guy-Philippe Bertin has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.  Mr. Bertin holds 68,000 shares of common stock in his name which are being registered under this prospectus.

(27)

Consisting of 427,400 common shares not being registered under this prospectus and 5,000,000 common shares being registered under this prospectus.  Ralph P. Aldis has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares.

(28)

Ellen Paterson has ultimate voting and investment control over these shares but such person disclaims actual beneficial ownership of these shares. Consisting of warrants exercisable to acquire shares, issued as part of a commission for their assistance in raising funds in a private placement.

(29)

Kai Yang is the brother of our President, Daming Yang, and the brother of Wei Yang, who is our Vice-President of Business Development.  Consists of 750,000 common shares not being registered under this prospectus and 1,1473,750 common shares being registered under this prospectus.  <./R>

This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.  See "Plan of Distribution".  No other selling shareholder has held any position or office or had any material relationship with China Energy Ventures Corp. during the past three years.

Based on information provided to us, none of the selling shareholders are or are affiliated with any broker-dealer in the United States.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling shareholders.  All costs, expenses and fees in connection with the registration of the shares offered under this registration statement will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.  Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  We have agreed to indemnify each selling shareholder against some liabilities arising under the Securities Act.  The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

LEGAL PROCEEDINGS

To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation and none of our officers or directors have been found by any court of competent jurisdiction to have violated any federal or state securities or commodities law. There are no judgments, orders, or decrees against us or our officers or directors that limit in any manner our involvement or that of our officers or directors in any type of business, securities or banking activities. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.  None of our officers or directors has been involved in any capacity in any bankruptcy petition.

On July 6, 2004, we and our Chief Executive Officer, Matthew Heysel (collectively the “Plaintiffs”), filed for a Temporary Restraining Order and Preliminary Injunction Hearing in the Third Judicial District Court of the State of Utah, County of Salt Lake.  The Plaintiffs allege that Mr. Louis Wang, a former director of one of China Energy Ventures Corp.’s wholly-owned subsidiaries, (the “Defendant”) entered into a Resolution, which constituted a “lock-up” agreement in connection with Mr. Wang’s shares of China Energy Ventures Corp.  Under the terms of the “lock-up” agreement, Mr. Wang agreed not to sell, assign or encumber his shares of China Energy Ventures Corp. until December 1, 2006.  Mr. Wang has made attempts to remove the restrictive legend from his shares and asserts that his stock is not bound by the “lock-up” agreement.  The Court in this matter issued a temporary restraining order enjoining Lu Wang and our transfer agent from attempting to sell, assign or encumber any of the 810,000 shares of common stock held in Mr. Wang’s name.  A hearing on the preliminary injunction was held on July 19, 2004, and was continued through to September 16, 2004. At the September 16, 2004 hearing, the Temporary Restraining Order was continued and a preliminary injunction was granted enforcing the terms of the “lock-up” agreement.

We are subject to potential litigation in the normal course of operations.  There are no claims currently pending that we consider would materially affect our operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

We employ our executive officers as consultants under the terms of individual consulting agreements.  See “Employment and Consulting Agreements”.  The following table sets forth information, as of September 16, 2004, regarding our directors, executive officers and key employees:

Name	Age	Position	Since
Matthew Heysel	47	Chairman of the Board, Chief Executive Officer	April 14, 2000
Daming Yang	47	Director and President	April 14, 2000
Thomas Milne	57	Director and Chief Financial Officer	April 14, 2000
Han Hua Feng	39	Director	September 4, 2003
Jian Jiang Jia	51	Director	September 4, 2003
Tao Qu	39	Director	September 4, 2003

Richard Wing Kit Lam	27	Vice President, Network Engineering	February 2, 2001
Glenn Van Doorne	51	Executive Vice President	February 26, 2004

Matthew Heysel - Chairman of the Board, Chief Executive Officer

Mr. Heysel has served as Chairman of the Board of Directors and Chief Executive Officer of China Energy Ventures Corp. from April 14, 2000 to the present.  He also serves as the Chairman of both Big Sky Network Canada Ltd. and Chengdu Big Sky Technology Services Ltd. and has held these positions since January of 2000 and October 2001, respectively.  Mr. Heysel has been a member of the board of directors of Big Sky Canada’s joint venture, Sichuan Huayu Big Sky Network Ltd., and since its formation in July 2000.  Mr. Heysel has been the Chairman of Big Sky Energy Kazakhstan Ltd. since July 2003 and Vice-Chairman of KoZhaN LLP since August 2003.  Mr. Heysel has served as Chairman and Chief Executive Officer of Big Sky Energy Atyrau Ltd. since its inception in April 2004.  Previously, he served as an Investment Banker at Yorkton Securities, a Canadian independent securities firm, where he was responsible for corporate finance in the oil and gas sector from April 1997 through April 1999.  From April 1999 to November 2001, he was the President of New Energy West Corporation.  From 1987 to 1997, Mr. Heysel was with Sproule Associates Limited, an independent economic evaluator of oil and natural gas reserves.  During his tenure with Sproule, Mr. Heysel held the positions of Petroleum Engineer and Associate, Engineering Manager and Senior Associate and Manager – International Projects and Senior Associate.  Mr. Heysel also serves as a director of Gastar Exploration Ltd.  Mr. Heysel obtained a Honors Bachelor Degree in Science from the University of Western Ontario in 1979 and a Bachelor of Science-Chemical Engineering Degree from the University of Toronto in 1982.

Daming Yang - Director and President

Mr. Yang has served on our Board of Directors and as our President since April 14, 2000.  He has also served as the President and a member of the board of directors of both Big Sky Network Canada Ltd. and Chengdu Big Sky Technology Services Ltd. and has held these positions since May of 1999 and October 2001, respectively.   Mr. Yang has also been a director of Sichuan Huayu Big Sky Network Ltd., since July 2000.  Mr. Yang has been the President of Big Sky Energy Kazakhstan Ltd. since July 2003 and Chairman of KoZhaN LLP since August 2003.  Mr. Yang has served as President of Big Sky Energy Atyrau Ltd. since its inception in April 2004.  From the time Mr. Yang was no longer with Tongli Energy in 1998 through May 1999, when Mr. Yang became the President of Big Sky Network Canada, Mr. Yang was conducting research as to the feasibility of the business that Big Sky Network Canada ultimately entered into.  As a result of Mr. Yang’s research Big Sky Network Canada was formed. From 1995 through 1998, Mr. Yang served as Vice President and then President of Tongli Energy Technical Service Co. Ltd., an importer of high-technology equipment to China where he was responsible for the day to day administration of the company and managed a staff of six.  During his time with Tongli Energy, Mr. Yang was a member of the team that signed the first two oil and gas production sharing agreements between a Chinese and foreign entity in connection with the Liaohe and Dagang fields in China.From 1989 to 1993, Mr. Yang was with Tri-City Survey Limited as a GIS Engineer.  Mr. Yang holds a Masters Degree in Aerial Photography and Remote Sensing from the Netherlands International Institute for Aerospace Survey and Earth Sciences and obtained a Bachelors of Science in Electrical Engineering from the Beijing Radio and Television Broadcasting University in 1982.

Thomas Milne - Director and Chief Financial Officer

Mr. Milne has served on our Board of Directors and as Chief Financial Officer since April 14, 2000.  He has also served as the Chief Financial Officer of Big Sky Network Canada Ltd. since May of 1999.  From September 2002 to February 2004, Mr. Milne was the Regional Advisory Services Partner for Meyers Norris Penny LLP, a chartered accountancy and business advisory firm located in Calgary, Alberta.  From 2000 to 2002, Mr. Milne was employed by China Energy Ventures Corp. on a full-time basis.  From 1985 through 1997, Mr. Milne was Vice President and Treasurer of NOVA Corporation, and director of NOVA Finance International.  He was the Vice President, Finance and Chief Financial Officer of Arakis Energy, which was acquired by Talisman Energy Corp., from September, 1997 to October, 1998, an oil and gas company traded on the NASDAQ.  Since March 1998, Mr. Milne has served as Chief Executive Officer of Precise Details, Inc., a consulting, investment management, real estate and automotive services company.  Mr. Milne also currently serves as a director of The Alberta Performing Arts Stabilization Fund and the Investment Committee of the University of Calgary Pension and Endowment Funds.

Han Hua Feng – Director

On September 4, 2003, Mr. Feng was elected to the board of directors.  Mr. Feng has been a partner at Shenzhen Guangming Accounting firm since 1992.  From 1982 to 1992, he was the General Manager of the accounting department of Wuhan Industrial Fan Factory.  Mr. Feng received his accounting licences in 1992 and became a chartered accountant in 1993.  Mr. Feng has been appointed to both the Audit Committee and Nominating and Compensation Committee.  Mr. Feng was appointed as Chairman of the Audit Committee on November 12, 2003 and a Chairman of the Nominating and Compensation Committee on May 18, 2004.  Mr. Feng is an independent director.

Jian Jiang Jia – Director

On September 4, 2003, Mr. Jia was elected to the board of directors.  Mr. Jia has been the General Manager and Vice Chairman of Tongli Telecommunications Group since 1994.  From 1993 to 1994, he was the General Manager of Tongli Shanxi Telecommunication Equipment Co. Ltd.  Mr. Jia obtained a Bachelors degree in Automatic Controls from Qinghua University in 1978 and has been a member of the China Telecommunications Association since 1990. Mr. Jia has been appointed to both the Audit Committee and Nominating and Compensation Committee. Mr. Jia is an independent director.

Tao Qu – Director

On September 4, 2003, Mr. Qu was elected to the board of directors.  Mr. Qu has been General Manager of Beijing TLSIT Telecommunication Technology Corp. which acts as an agent in China for Sony Ericsson products since 2000.  From 1997 to 2000, Mr. Qu was the Vice General Manager of Beijing TQX New-Tech Corp. which acted as an agent in China for Ericsson mobile products.  From 1995 to 1997, he was a Market Supervisor at Hong Kong United First Corp.  From 1993 to 1995, Mr. Qu was a Senior Supervisor at Ericsson China.  He obtained a Bachelors Degree in Telecommunications from Beijing Telecommunication University in 1988 and a Bachelors Degree in Business Psychology from Beijing University in 19991.  Mr. Qu has been appointed to both the Audit Committee and Nominating and Compensation Committee. Mr. Qu is an independent director.

Richard Wing Kit Lam - Vice President, Engineering

Mr. Lam has served as our Vice President, Engineering since February 2, 2001.  Prior to joining us, Mr. Lam was employed by SoftNet Systems as a Senior Systems Architect from April 2000 to November 2000.  From June 1998 to March 2000, Mr. Lam was a consultant with KPMG Consulting.  From 1995 to 1998, Mr. Lam was with Columbia University Telecommunications Services as a Senior Tech.  Mr. Lam obtained his Bachelor of Science Degree in Computer Engineering in 1998 from Columbia University.

Glenn Van Doorne – Executive Vice President

Mr. Van Doorne has served as our Executive Vice President since February 26, 2004.  Mr. Van Doorne has been the Managing Director of Big Sky Energy Kazakhstan Ltd. since July 2003 and Vice-President of KoZhaN LLP since August 2003.  Mr. Van Doorne has served as Managing Director of Big Sky Energy Atyrau Ltd. since its inception in April 2004.  He is also currently the Chief Executive Officer and a director of IbrizOil Inc., a private Alberta corporation, and has held these positions since 1998.  From 1991 to 1998, Mr. Van Doorne was Vice President of Exploration and Development of Hurricane Hydrocarbons Ltd. (now known as Petrokazakhstan Inc.).  During his tenure with Hurricane Hydrocarbons, he was a member of the management team that secured Hurricane Hydrocarbon's Kazakhstan oil and gas assets.  Mr. Van Doorne obtained his Bachelor's Degree in Geological and Mineralogical Sciences from the Free University of Brussels (Belgium) in 1972 and his Master's Degree from the State University of Ghent (Belgium) in 1975.

None of our executive officers or directors have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

FAMILY RELATIONSHIPS

Mr. Wei Yang, a major shareholder in China Energy Ventures Corp. and Daming Yang’s brother, serves on the board of directors of our subsidiaries Big Sky Network Canada Ltd. and Chengdu Big Sky Technology Services Ltd. and as of January 1, 2004 is contracted to China Energy Ventures Corp. as our Vice President of Business Development.

Mr. Kai Yang, a major shareholder in China Energy Ventures Corp., is Daming Yang’s brother. As well, Mr. Yang is the sole shareholder of Big Sky Energy Canada Ltd. which owns 5,000,000 of our common shares.

BOARD AND COMMITTEES

Our board members are elected annually by our shareholders and hold office until the next annual shareholders meeting or until his successor is duly elected and qualified.  During 2003, the board of directors met three times including participants by telephone. Mr. Daming Yang was absent for two of the meetings and Mr. Thomas Milne was absent for one of the meetings.  Our board of directors also approved eleven additional corporate matters during 2003 through unanimous written consents.

The Board of Directors has an Audit Committee and a Nominating and Compensation Committee, currently consisting of our three independent directors, Messrs. Feng, Jia and Qu.

The Audit Committee oversees the actions taken by our independent auditors and reviews our internal financial and accounting controls and policies. On November 12, 2003, Mr. Feng was designated as the Audit Committee financial expert.  During that meeting, all members of the committee participated by telephone.

The Nominating and Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our officers, employees and consultants and administers our incentive compensation and benefit plans. Our Nominating and Compensation Committee members were nominated to the board and the committee in September 2003. There were no matters in the last quarter of 2003 for the committee to address.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of September 16, 2004 for:

-	each of our directors and executive officers individually;
-	each person or group that we know owns beneficially more than 5% of our common stock; and
-	all directors and executive officers as a group.

Rule 13d-3 under the Securities Exchange Act defines the term "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power.  The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person.  The applicable percentage of ownership for each shareholder is based on 58,784,460 shares of common stock outstanding as of September 16, 2004, together with applicable options for that shareholder.  Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding

Officers and Directors
Matthew Heysel 963 Pacific Heights Tower Apartments, Oriental Plaza #1 East Chang An Avenue Dong Cheng District Beijing, China, 100738	2,517,772 (1)	4.47% (1)
Daming Yang #4, Mou Gate 25 Baiwanzhuang Xicheng District Beijing, China, 100037 China	3,323,750 (2)	5.76% (2)
Thomas Milne 2311 Erlton Place SW Calgary, AB, Canada, T2S 2Z3	1,133,002 (3)	2.00% (3)
Han Hua Feng 19A Si Da Building Nan You Road Shenzhen China 51805	33,333 (4)	0.06% (4)
Jian Jiang Jia No. 173 Ping Yang Street Shanxi Province China 030006	33,333 (4)	0.06% (4)
Tao Qu Room 613, Huabin, No. 8 Yong An Dong Li Chao Yang District Beijing, China	33,333 (4)	0.06% (4)
Richard Lam 4 Ayrmont Lane Aberdeen, NJ, USA, 07747	166,666 (5)	0.29% (5)
Glenn Van Doorne 310-505-8 Avenue SW Calgary, Alberta T2P 5E9	1,602,727(6)	2.84% (6)

Officers and Directors as a Group (8 persons)	8,843,916 (7)	15.14% (7)

5% Shareholders
Wei Yang Room 837, China Merchant Building Shenzhen, Guong Dong, China 518067	6,507,083 (8)	11.48% (8)
Big Sky Energy Canada Ltd. Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738	4,250,000 (9)	7.54% (9)
L-R Global Partners, LP 7th Floor 430 Park Avenue New York, NY 10022	6,000,000 (10)	10.65% (10)
(1)

Includes 2,517,467 shares of common stock of which 554,422 shares are owned by Big Sky Holdings, a company over which Mr. Heysel has control, 1,903,883 shares are owned by MH Financial Management Ltd., a company over which Mr. Heysel has control and 59,467 which Mr. Heysel owns directly.

(2)	Includes 1,923,750 shares of common stock which Mr. Yang owns directly and options exercisable within 60 days of September 16, 2004 to acquire 1,400,000 shares of common stock.
(3)

Includes 733,002 shares of common stock of which 692,802 shares are owned by Precise Details, Inc., a company over which Mr. Milne has control, 35,200 shares owned directly by Mr. Milne and 5,000 shares owned by Mr. Milne indirectly through his spouse; and options exercisable within 60 days of September 16, 2004 to acquire 400,000 shares of common stock.

(4)	Consists of 33,333 shares of common stock acquirable upon exercise of options within 60 days of September 16, 2004.
(5)	Consists of 166,666 shares of common stock acquirable upon exercise of options within 60 days of September 16, 2004.
(6)

Includes 1,572,121 shares of common stock of which 1,435,389 shares are owned directly by Mr. Van Doorne, 136,295 shares which are owned by IbrizOil Inc., a company over which Mr. Van Doorne has control and 437 shares which are owned by IBRIZ Energy Inc., a company over which Mr. Van Doorne has control.

(7)	Includes 6,727,645 shares of common stock and options exercisable within 60 days of September 16, 2004 to acquire 2,066,665 shares of common stock.
(8)

Includes 6,173,750 shares of common stock of which 4,250,000 shares are owned by Big Sky Energy Canada Ltd., of which Mr. Yang is a director.  The board of Big Sky Energy Canada has given him sole voting and dispositive powers over all equity investments.  The total also includes 1,923,750 shares which are owned directly by Mr. Yang and options exercisable within 60 days of September 16, 2004 to acquire 333,333 shares of common stock.

(9)

Wei Yang, Daming Yang’s brother and a major shareholder of China Energy Ventures Corp., is a director of Big Sky Energy Canada Ltd. (“BSEC”) and has been assigned voting and dispositive powers over all equity investments hold by BSEC.  Kai Yang, Daming Yang’s brother, is the sole shareholder of BSEC and is a shareholder of China Energy Ventures Corp.

(10)

Consisting of 4,080,000 shares owned directly by L-R Global Partners, LP and 1,920,000 shares directly owned by L-R Global Fund Ltd.  Don LaGuardia and J.M. Logan have ultimate voting and investment control over these shares but such persons disclaim actual beneficial ownership of these shares.

As of the date of this prospectus, there are no arrangements which may result in a change in control.

DESCRIPTION OF SECURITIES

The following is a summary of provisions of the common stock.

As of April 20, 2004, we were authorized to issue 150,000,000 shares of common stock, of which 56,344,460 shares were issued and outstanding held by approximately 131 shareholders of record as of September 16, 2004.  This public offering consists solely of shares of common stock being resold by selling shareholders.  Therefore, this offering will not affect the total number of shares of common stock issued and outstanding.  This offering, however, includes shares that are underlying warrants held by certain Selling Shareholders that have not yet been exercised.  The exercise of any of such warrants would increase the total number of shares that are issued and outstanding.

A quorum for a general meeting of shareholders is one shareholder entitled to attend and vote at the meeting who may be represented by proxy and other proper authority, holding at least a majority of the outstanding shares of common stock.  Holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the shareholders.  Action by the shareholders requires a vote by holders of a majority of the shareholders present, in person or by proxy, at a meeting of the shareholders.  The holders of shares of common stock are entitled to receive any dividends the board of directors declares out of funds legally available for the payment of dividends.  There are no limitations on the payment of dividends.

In addition, there are no pre-emptive rights, no subscription rights, no sinking fund provisions, no conversion rights, no redemption provisions, no voting as a class, and no restrictions on alienability relating to the shares of common stock and none of the shares of common stock carry any liability for further calls.  There are no provisions discriminating against any existing or prospective holder of common stock as a result of such shareholder owning a substantial amount of securities.

Upon any liquidation, dissolution, or winding up of our business, if any, after payment or provision for payment of all of our debts, obligations, or liabilities, the proceeds will be distributed to the holders of shares of common stock.

The rights of holders of shares of common stock may not be modified other than by vote of majority of the shares of common stock voting on the modification.  Because a quorum for a general meeting of shareholders can exist with less than all of the shareholders (or proxy holders) personally present at a meeting of the shareholders, the rights of holders of shares of common stock may be modified by less than a majority of the issued shares of common stock.

There are no change of control provisions contained in our articles of incorporation or bylaws.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was hired on a contingent basis nor were any such experts a promoter, underwriter, voting trustee, director, officer or employee of China Energy Ventures Corp.

LEGAL MATTERS

Certain legal matters will be passed upon for us by our U.S. securities counsel, W. Scott Lawler, Esq. of Lawler & Associates, 1530-9 Avenue SE, Calgary, Alberta, T2G 0T7.

ACCOUNTING MATTERS

The consolidated financial statements of China Energy Ventures Corp. (formerly China Broadband Corp.) as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 and for the period from February 1, 2000 (date of incorporation) to December 31, 2003 included in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein (which report expresses an unqualified opinion and includes explanatory paragraphs referring to China Energy Ventures Corp.’s ability to continue as a going concern and a change in method of accounting for goodwill), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Big Sky Energy Kazakhstan Ltd. as of December 31, 2003 and the period from August 11, 2003 (date of inception) to December 31, 2003, and the cumulative period from April 28, 2001 to December 31, 2003 (except for the cumulative period from April 28, 2001 to August 11, 2003 not separately presented herein) included in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein (which report expresses an unqualified opinion and includes explanatory paragraphs referring to Big Sky Energy Kazakhstan Ltd.’s ability to continue as a going concern and status as a development stage enterprise), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of KoZhaN LLP as of December 31, 2002 and the period from January 1, 2003 to August 11, 2003, for the year ended December 31, 2002, the period from April 28, 2001 to December 31, 2001 included in this prospectus, and the period from April 28, 2001 to August 11, 2003 (not separately presented herein) have been audited by TOO Deloitte & Touche, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to KoZhaN LLP’s status as a development stage enterprise), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Vector Energy West LLP as of and for the years ended December 31, 2003 and 2002, the period from July 4, 2001 to December 31, 2001, and the cumulative period from July 4, 2001 to December 31, 2003 included in this prospectus have been audited by TOO Deloitte & Touche, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes explanatory paragraphs referring to Vector Energy West LLP’s ability to continue as a going concern and status as a development stage enterprise), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DESCRIPTION OF BUSINESS

We are a development stage company, which means we are in the process of developing our business.  We have incurred losses since inception and we anticipate that we will continue to incur losses in the foreseeable future.  We will be unable to continue as a going concern if we are unable to earn sufficient revenues from our operations or raise additional capital through debt or equity financings to meet our working capital and joint venture capital contribution obligations.  During the last ten months, management has established new operations in the oil and gas industry and has also raised sufficient working capital to maintain minimum operations through July 2005.

OVERVIEW OF CORPORATE STRUCTURE

We were incorporated in February 1993 as Institute for Counseling, Inc. under the laws of the State of Nevada.  On April 14, 2000, we acquired China Broadband (BVI) Corp., a British Virgin Islands company incorporated on February 1, 2000, by issuing 13,500,000 shares of our common stock in exchange for all of the issued and outstanding common stock of China Broadband (BVI) Corp.  The former shareholders of China Broadband (BVI) Corp. became our controlling shareholders.  On April 14, 2000, subsequent to the above acquisition, we changed our name to "China Broadband Corp." and merged China Broadband (BVI) Corp. into China Broadband Corp.  Our principal business office is located at Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, China 100738, and our phone number there is 86-10-8518-2686.  We maintain an administrative branch office for North American investor relations and U. S. regulatory compliance at 750, 440-2 Avenue S.W., Calgary, Alberta, Canada, T2P 5E9, and our phone number there is 403-234-8885.

We, through Big Sky Canada, hold a 100% interest in Chengdu Big Sky Network Technology Services Ltd. which resells high speed broadband Internet service to companies and residents in the section of Chengdu designated as a high technology park.

On July 8, 2000, Big Sky Canada and Chengdu Huayu Information Co. Ltd. entered into a cooperative joint venture contract to form a joint venture company, Sichuan Huayu Big Sky Network Ltd., referred to as our Chengdu joint venture, under the laws of the People's Republic of China on Cooperative Joint Ventures using Chinese Foreign Investment.  We had agreed to provide up to $5,500,000 in financing for the joint venture, in the form of cash and equipment.  The Chengdu joint venture was granted the exclusive right to provide equipment and technical services to our Chinese joint venture partner’s subscribers to enable these subscribers to access the Internet.

On October 27, 2003, China Energy Ventures Corp. entered into a Share Exchange Agreement with BSEK, a private company incorporated in Alberta, Canada, and all its shareholders of record.  Under the terms of the Agreement, we were required to issue up to a maximum of 8,000,000 common shares in a share exchange offer with the shareholders of record of BSEK as of October 27, 2003.  Management determined the net asset value per share and the number of shares to be issued based upon various criteria including a third party valuation by PetroGlobe (Canada) Ltd.   On January 12, 2004, we issued 8,000,000 of our common shares to the shareholders of BSEK in exchange for their shares in BSEK.

BSEK has a 90% interest in KoZhaN LLP, referred to as KoZhaN, a Republic of Kazakhstan limited liability partnership, which has three petroleum licences in the Atyrau region of Kazakhstan.

On December 29, 2003, we changed our name from China Broadband Corp. to China Energy Ventures Corp.

On April 20, 2004, our authorized share capital was amended to 150,000,000.

On April 8, 2004, we incorporated two subsidiaries, Big Sky Energy Atyrau Ltd. and Big Sky Energy Caspian Ltd.  We own 75% of each subsidiary.

On May 10, 2004, BSE Atyrau purchased 100% of Vector Energy West LLP, a Kazakhstan limited liability partnership, which owns licences on the Atyrau and Liman-2 fields in western Kazakhstan.

On May 31, 2004 we incorporated a wholly-owned subsidiary, Big Sky Energy Ltd.

Neither we nor any of our subsidiaries have been subject to any bankruptcy, receivership or similar proceedings.

OVERVIEW OF BUSINESS STRATEGY

Oil and Gas Business

During the last half of 2003, we commenced the diversification of our efforts towards the exploration and exploitation of oil and gas in selected countries.  Our objective is to find fields with proven reserves that require some enhanced recovery, workover, additional drilling or stimulation, and that have an exploration upside, located near infrastructure and markets, in countries with favorable fiscal and tax regimes and well developed commercial laws, including adequate environmental regulations. We determined that Kazakhstan was one such country that meets these criteria and commenced efforts to locate acquisition opportunities there.

Big Sky Energy Kazakhstan Ltd.

Big Sky Energy Kazakhstan Ltd. was incorporated on July 29, 2003 in Alberta, Canada and holds a 90% interest in KoZhaN which has three petroleum licences in the Atyrau region of Kazakhstan.

In late 2003 and early 2004, BSEK entered into various share purchase agreements with Shengli Oilfield Junwei Petroleum-Tech Development Co. Ltd., a wholly-owned subsidiary of Sinopec Corp. for an investment into BSEK of $10,000,000.  We decided to pursue this project ourselves and on July 1, 2004, a Severance Agreement was completed by BSEK and Shengli that terminated all of the various share purchase agreements and BSEK repaid funds that had been received from Shengli. Management is in discussions with another third party to farm in on the properties in order to complete drilling.

On October 27, 2003, China Energy Ventures Corp. entered into a Share Exchange Agreement with BSEK and all its shareholders of record.  Under the terms of the Agreement, we forwarded $500,000 to BSEK as a short-term loan which was to be repaid within 60 days.  As well, we were required to issue up to a maximum of 8,000,000 common shares in a share exchange offer with the shareholders of record of BSEK as of October 27, 2003.  Management determined the net asset value per share and the number of shares to be issued based upon various criteria including a valuation performed by PetroGlobe (Canada) Ltd., a third party independent petroleum engineering firm. In December 2003, we forwarded an additional $625,000 to BSEK as a short-term loan which was to be repaid within 60 days. On January 12, 2004, we issued 8,000,000 of our common shares to the shareholders of BSEK in exchange for their shares in BSEK thereby giving us 100% ownership of BSEK.  On January 14, 2004, BSEK made a payment of $250,000 on the initial loan made in October 2003. On January 20, 2004, we extended the repayment terms on both loans to BSEK to June 1, 2004 and set the interest rate at 5% per annum.  As of September 16, 2004, these loans had not been repaid.  BSEK will repay them once it has started production.  This transaction did not result in a change in control of China Energy Ventures Corp.

Mr. Matthew Heysel, who is a shareholder, Chairman and Chief Executive Officer of China Energy Ventures Corp. was Chairman and Chief Executive Officer of BSEK and also the Vice-Chairman of KoZhaN at the time of the Share Exchange Agreement with BSEK.  Mr. Heysel, as a board member of China Energy Ventures Corp. and BSEK, voluntarily abstained from voting on the transaction with BSEK.  Mr. Heysel continues to hold his directorships and offices with these entities.

Mr. Daming Yang, who is a shareholder, director and President of China Energy Ventures Corp., was the President and a director of BSEK and also the Chairman of KoZhaN at the time of the Share Exchange Agreement with BSEK.  Mr. Yang, as a board member of China Energy Ventures Corp. and BSEK, voluntarily abstained from voting on the transaction with BSEK. Mr. Yang continues to hold his directorships and offices with these entities.

Mr. Kai Yang, at the time of the Share Exchange Agreement with BSEK, was a major shareholder of China Energy Ventures Corp., the sole shareholder of Big Sky Energy Canada Ltd. which held 80% of the stock of BSEK and Mr. Daming Yang’s brother.

On February 27, 2004, China Energy Ventures Corp. entered into an Asset Purchase Agreement with IbrizOil Inc., an

Alberta corporation, hereinafter referred to as Ibriz.  Under the terms of the agreement, Ibriz assigned its 5% over-riding royalty (the “Asset”) in BSEK’s interest in KoZhaN in exchange for common stock of China Energy Ventures Corp.  The value of the Asset was determined using the results of the valuation report performed by PetroGlobe (Canada) Ltd., a independent third party, in connection with the Share Purchase Agreement entered into by China Energy Ventures Corp. and BSEK on October 27, 2003.  The amount of common stock issued was determined using the average closing price of our common stock for the five days prior to February 27, 2004.  On March 4, 2004, we issued 681,475 common shares to Ibriz in connection with the agreement. At the time of this transaction, Mr. Van Doorne was our Executive Vice President, the Managing Director of BSEK and a shareholder of China Energy Ventures Corp., as well as, the Chief Executive Officer, a director and a shareholder of Ibriz.

KoZhaN LLP

KoZhaN LLP was incorporated as a limited liability partnership on April 28, 2001 in the Republic of Kazakhstan by five Kazakhstani nationals unrelated to us.

On February 17, 2003, KoZhaN entered into agreements with the Government of Kazakhstan for the exploration and development of three petroleum licences in the Atyrau region of western Kazakhstan.

-

The Morskoe licence, which covers an area of 18,434 acres.  The Morskoe field was discovered in 1965 and has proven recoverable reserves of 3 million bbls, as determined by PetroGlobe (Canada) Ltd., an independent engineering company based in Calgary, Canada (the Government of Kazakhstan established proven recoverable reserves of 506kt (4.2 million bbls)).  In 1965, five wells were drilled in the field, resulting in four oil wells.  One well tested a combined oilflow of 1300 barrels of oil per day (“bopd”).  The wells were shut-in and have never produced oil. We plan to drill one development well during the third quarter of 2004.

-

The Karatal licence, which covers an area of 103,982 acres.  Several wells drilled in the late 1960s on the property tested small oil flows.  This licence has not been evaluated by PetroGlobe (Canada) Ltd.  The Government of Kazakhstan has established proven recoverable reserves of 337kt (2.8 million bbls).

-

The Dauletaly licence, which covers an area of 33,359 acres.  No reserves have been established on the licence which is adjacent to the Krykmyltyk field which is currently producing approximately 2,000 bopd.

On August 11, 2003, in an arms-length transaction, the five shareholders of KoZhaN, each holding a 20% interest in KoZhaN, entered into a Sale and Purchase Agreement with BSEK whereby BSEK purchased a 90% interest in KoZhaN for future consideration based upon the achievement of KoZhaN production milestones.  BSEK entered into this agreement in order to obtain the contractual rights for exploration and development for the Morskoe, Karatal and Dauletaly fields owned by KoZhaN. BSEK currently owns a 90% interest in KoZhaN and the remaining five shareholders each own a 2% interest.  BSEK is required to make the following payments to the five shareholders, as a group, upon KoZhaN achieving the following milestones:

-

$100,000 after the receipt by KoZhaN of payment in full for two sales of a commercial quantity of oil produced, saved, marketed and sold by KoZhaN.  Each sale shall not be of less than 4,000 tonnes of oil and shall be calculated after deducting the government’s share of production, if any.

-

$300,000 after the receipt by KoZhaN of payment in full for a cumulative production of 40,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by KoZhaN.  The 40,000 tonnes shall be calculated after deducting the government’s share of production, if any.

-

$400,000 after the receipt by KoZhaN of payment in full for a cumulative production of 150,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by KoZhaN.  The 150,000 tonnes shall be calculated after deducting the government’s share of production, if any.

-

$500,000 after the receipt by KoZhaN of payment in full for a cumulative production of 250,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by KoZhaN.  The 250,000 tonnes shall be calculated after deducting the government’s share of production, if any.

.

-

A quarterly payment per barrel of oil produced, saved, marketed and sold by KoZhaN (“Production Payment”).  Such production is to be calculated after deducting the government’s share of production, if any. The Production Payment shall equal $0.35 per barrel if the price of oil is equal to or less than $14.00, $0.75 per barrel if the price of oil is greater than $14.00 and less than or equal to $18.00, $1.00 per barrel if the price of oil is greater than $18.00 and less than or equal to $22.00, or $1.50 per barrel if the price of oil is greater than $22.00.  The price of oil shall be determined as a quarterly average based on a calendar year and calculated based on the actual value of oil realized by sale of the oil, net of transportation and tariff costs.

-

Upon awarding of a new tender for subsurface use rights outside the Contract Territories, KoZhaN shall pay a bonus of $0.05 times the total oilfield reserves associated with that award as defined in State Balance of Reserves (Oil) of Kazakhstan as of January 1, 2000.  Payment of the bonus shall be made within 30 days of the tender being awarded.

-	Under the terms of the Sale and Purchase Agreement, 1 tonne equal 7 barrels.

Big Sky Energy Atyrau Ltd.

Big Sky Energy Atyrau Ltd. was incorporated on April 8, 2004 in Alberta, Canada.  We own 75% of this subsidiary and Barry Swersky and Hanani ben Moshe, both unrelated parties, each own 12.5% of Big Sky Energy Atyrau Ltd.   We entered into this transaction with Mr. Swersky and Mr. ben Moshe based upon representations from them that they would be able to present us with oil and gas opportunities in the Atyrau area of western Kazakhstan.

On April 10, 2004, BSE Atyrau and two independent third parties, referred to as the Sellers, entered into a Sale and Purchase Agreement.  On April 12, 2004, these same parties entered into Amendment Agreement No. 1 to the Sale and Purchase Agreement dated April 10, 2004, collectively the “Purchase Agreements”.

The Sellers together own 100% of Vector Energy West LLP, a Kazakhstan limited liability partnership (“Vector Energy”).  Under Contracts for Exploration of Hydrocarbons, Vector Energy has the subsurface use rights at the Atyrau and Liman-2 block.

Under the terms of the Purchase Agreements, the Sellers agreed to sell their interest in Vector Energy to BSE Atyrau in exchange for $4,430,000 which was determined by a valuation of the Atyrau and Liman-2 licences performed by PetroGlobe (Canada) Ltd., a independent third party.  BSE Atyrau had performed all its obligations under the Purchase Agreements including payment of the purchase price as of May 10, 2004 and Vector Energy was re-registered with BSE Atyrau as its sole shareholder.

As part of its obligations under the Purchase Agreements, BSE Atyrau entered into an Agreement for Assignment of the Creditor’s Rights (“Assignment Agreement”) with Vector Energy and Lorgate Management Inc., a British Virgin Islands corporation, whereby BSE Atyrau purchased the rights of Lorgate Management under an Agreement for Financing No. LM-61, dated June 23, 2003, and its amendments, entered into with Vector Energy. Pursuant to such agreement and amendments, Lorgate Management Inc. lent $505,000 to Vector Energy at an interest rate of 10% per annum.  Pursuant to the terms of the Assignment Agreement, BSE Atyrau paid $570,000 to Lorgate Management Inc. on May 10, 2004. Subsequent to the purchase, the amount of $570,000 is payable by Vector to BSE Atyrau; as such, it has been recorded as an inter-company loan from BSE Atyrau to Vector Energy.

Vector Energy West LLP

Vector Energy West LLP was incorporated as a limited liability partnership in the Republic of Kazakhstan on July 4, 2001.

On December 28, 2002, Vector Energy entered into agreements with the Government of Kazakhstan for the exploration and development of two petroleum licences in western Kazakhstan.

-

The Atyrau licence covers an area of 2,599,044 acres.  The Atyrau field is located on the north shore of the Caspian Sea, near the city of Atyrau.  This block has some 33 salt domes identified by seismic. Of these, 8 post salt prospects have been identified and drilled.  The Kazakh government has assigned 172 million barrels of potential reserves to these post salt prospects on this block.

-

The Liman-2 licence covers an area of 1,015,599 acres.  The Liman-2 field is located immediately west of the Atyrau licence on the north shore of the Caspian Sea.  This block has some 10 un-drilled salt domes.  The Kazakh government has assigned 167 million barrels of potential reserves to 4 of these prospects.

Big Sky Energy Caspian Ltd.

Big Sky Energy Caspian Ltd. was incorporated on April 8, 2004 in Alberta, Canada.  We own 75% of this subsidiary and Barry Swersky and Hanani ben Moshe, both arms-length parties, each own 12.5%. We entered into this transaction with Mr. Swersky and Mr. ben Moshe based upon representations from them that they would be able to present us with oil and gas opportunities in the Caspian region of Kazakhstan.

As of the date of this prospectus, Big Sky Energy Caspian Ltd. has not entered into any operations and no viable opportunities have been presented to us.

Big Sky Energy Ltd.

Big Sky Energy Ltd. was incorporated on May 31, 2004 in Alberta, Canada in order to have a representational oil and natural gas office in China.  We own 100% of this subsidiary.

As of the date of this prospectus, Big Sky Energy Ltd. has not entered into any operations.

Chinese Internet Business

Foreign companies are not permitted to operate telecommunication businesses, own broadcast rights or hold Internet operating permits in China.  We initially conducted our business by joint venturing with Chinese companies authorized to operate telecommunications businesses.  We found that this model did not work well so we incorporated our wholly owned subsidiary, Chengdu Technology Services, which assists our subscribers in the Chengdu High Tech Park with developing turnkey solutions to modify their existing computer systems so that they are Internet ready.  As well, Chengdu Technology Services resells Internet access service purchased from authorized Internet providers.  The subscribers are charged a monthly fee for these services.  In addition, Chengdu Technology Services will provide technical services to affiliated joint ventures and third parties. We, through our subsidiaries, plan to use this business model in other Chinese cities.

China currently has an online population of approximately 79.5 million people, most using slow dial-up systems. We feel that China’s entry into the World Trade Organization and the government’s commitment to expanding the use of the Internet will focus the growth of the Internet on broadband access versus dial up service.

Growth Of Internet Usage In China

Given China's large population and the commitment of the Chinese government to the rapid development of the Internet in China, we believe that China represents enormous potential for Internet use in the long-term.  In recent years, Internet use in China has grown rapidly.  According to International Data Corporation’s “Internet Environment in China, 2000” report of December 2000, International Data Corporation projected that the number of Internet users in China would grow to approximately 36.83 million in 2003. According to a January 2004 report by the China Internet Network Information Center survey, the number of Internet users had reached 79.5 million exceeding International Data Corporation’s 2000 estimate; confirming our belief that Internet usage is growing at even a faster pace than predicted.

The China Internet Network Information Center’s survey entitled "13th Statistical Survey on the Internet Development in China", issued in January 2003, reported that there were 79.5 million Internet users in China and of these, 49.16 million users were using dial-up service while only 17.40 million users were using broadband service.  In the January 2004 survey, only 5.7% of respondents indicated that their access speed was “excellent” and only 35.1% of respondents were “satisfied”

with their access speed.  20.7% of the respondents thought the cost of access was either “excellent” or “satisfactory”.  We believe that the strategy that we have adopted under which Internet access is provided through broadband networks will allow us to address both of these impediments and will attract existing and new Internet users to use Chengdu Technology Services’ services.  We believe that China's interest in the Internet will continue to grow during the next five years due to the continued role the Chinese government is taking in promoting the development of the Internet.

The largest portion of respondents (33.9%) indicated that they spend between RMB 51-101 ($6-12) on a monthly basis to access the Internet.  An additional 30.7% indicated they spent less than RMB 50 ($6) per month on Internet access.  Only 27.4% of respondents indicated that they spent RMB 101-200 ($12-24) per month on Internet access.  Chengdu Technology Services currently charges a combined fee of between RMB 100 ($12) for residential subscribers and RMB 800 ($100) to RMB 1,000 ($125) per month for commercial subscribers depending on the service area.  We believe that the access fees outlined in the survey are largely based upon dial up service (49.16 million), and that these charges are calculated on the clients’ Internet usage.  Based on this, we believe that Chengdu Technology Services is competitively priced as we offer unlimited access, better access reliability and faster speed.

Chengdu Technology Services is targeting the businesses within the Chengdu High Tech Park of which there are currently over 7,000 registered businesses.  In the future, Chengdu Technology Services will seek to expand to some of the other Chinese cities with development zones similar to Chengdu High Tech Park.

Chengdu Joint Venture

We established the Chengdu joint venture in October 2000 with Chengdu Huayu Information Co. Ltd., the municipal broadband network company controlled by the Chengdu municipal government of Chengdu, the capital of Sichuan Province.  Chengdu Huayu Information Co. Ltd. had developed an integrated broadband information network servicing more than 600,000 users.

Under the terms of the cooperative joint venture contract dated July 8, 2000, Big Sky Canada and Chengdu Huayu Information Co. Ltd. agreed to form a joint venture company, Sichuan Huayu Big Sky Network Ltd., under the laws of the People's Republic of China on Cooperative Joint Ventures using Chinese Foreign Investment.  The establishment of our Chengdu joint venture was approved by the Department of Foreign Trade and Economic Cooperation and the Provincial Government of Sichuan, and a Business Licence confirming its establishment was issued by the State Administration of Industry and Commerce in October 2000.  The joint venture term was 20 years, extendable upon approval of both joint venture parties and the original approval authorities.  The Chengdu joint venture was granted the exclusive right to provide equipment and technical services to our Chinese joint venture partner’s subscribers to enable these subscribers to access the Internet.

We had agreed to provide up to $5,500,000 in financing for the joint venture, in the form of cash and equipment.  We made an initial investment in the amount of $500,000 after Chengdu Huayu Information Co. Ltd. obtained a permit in September 2000, from the Posts and Telecommunications Administration Bureau of Sichuan Province to engage in the business of providing connections to international computer information networks.  The permit was valid for five years from September 2000.  To date, we have made capital and equipment contributions of approximately $1.935 million to the Chengdu joint venture.  Subscriber growth in the Chengdu joint venture was slower than anticipated because the joint venture partner had limited financial and staffing resources to meet its contractual commitments.  Our joint venture partners acknowledged that their lack of financial commitment to the project and inability to upgrade the network has caused the joint venture to experience insubstantial performance.  As a consequence, in 2002 we took measures to ensure that the existing subscribers’ Internet service was maintained by moving these subscribers to Chengdu Technology Services.

Under the terms of the cooperative joint venture contract, our Chengdu joint venture was to be managed by a board of seven directors, of which we were entitled to appoint four during the first thirteen years of the term of the joint venture and three for the remainder of the term.  Chengdu Huayu Information Co. Ltd. was entitled to appoint three directors during the first thirteen years of the term of the joint venture and four for the remainder of the term.  Chengdu Huayu Information Co. Ltd. was entitled to appoint the chairman of the board and we were entitled to appoint the vice chairman.  Under the terms of the cooperative joint venture contract, profits from the joint venture were to be shared as follows:

Period	Chengdu Huayu Information Co. Ltd. Profit Interest	Big Sky Canada Profit Interest
Years 1 –6	35%	65%
Years 7-14	50%	50%
Years 15-20	65%	35%

The Chengdu joint venture launched its services in October 2000 and during 2002, due to issues with the joint venture partner, we moved all subscribers to Chengdu Technology Services.

Chengdu Technology Services

Chengdu Big Sky Network Technology Services Ltd. was incorporated on June 5, 2001, as a Chinese limited liability corporation and is a wholly owned subsidiary of Big Sky Canada.

Chengdu Technology Services assists its subscribers with developing a turnkey solution to modify their existing computer systems so that they are Internet ready.  As well, Chengdu Technology Services resells Internet access service purchased from authorized Internet providers.  There are over 7,000 registered companies located in the Chengdu High Tech Park, of which some 500 companies are capable of accessing our fibre network.   Chengdu Technology Services will be exempt from import duties on capital equipment and receive tax holidays.  In addition, Chengdu Technology Services will provide technical services to affiliated joint ventures and third parties.

The board of directors of Chengdu Technology Services consists of Matthew Heysel, Daming Yang, Xiaonan Xu and Wei Yang.  The General Manager of the Chengdu Technology Services is Xiaonan Xu.

In the future, we anticipate Chengdu Technology Services will seek to expand to some of the other Chinese cities with development zones similar to Chengdu High Tech Park assuming adequate financing is obtained.

The establishment of Chengdu Technology Services was approved by the Department of Foreign Trade and Economic Cooperation and the Provincial Government of Sichuan, and a Business Licence confirming its establishment was issued by the State Administration of Industry and Commerce in June 2001.

As of September 16, 2004, we had invested approximately $630,488 worth of equipment and working capital for the start up of Chengdu Technology Services.  We do not anticipate that we will need to make any further capital contributions to Chengdu Technology Services as future growth is anticipated to be funded primarily by revenues from services.

As of September 16, 2004, Chengdu Technology Services had 226 corporate subscribers and 119 residential subscribers.

Regulation Of The Chinese Telecommunications Industry

The telecommunications industry in China is highly regulated by the Chinese government.  China currently prohibits foreign investment enterprises in China and foreign entities (including individuals) from investing in, operating and participating in the operation of telecommunications services without special approval from the government. The provision of Internet connectivity is subject to China’s telecommunications regulations.  Telecommunications regulators have very wide discretion to formulate and apply their own standards in deciding the types of equipment that may be connected to the national telecommunications systems, the forms and types of services that may be offered to the public, and the content of materials that may be made available in China over the Internet.  This regulatory environment restricts the scope and manner of our operations and constrains our business planning and development.

Since China has not yet adopted a national telecommunications law, the telecommunications industry is governed by regulations issued by the State Council, the Ministry of Information Industry, and various government authorities.  Regulations issued or implemented by the State Council, the Ministry of Information Industry and other relevant government authorities, including the Ministry of Foreign Trade and Economic Cooperation and the State Development Planning Commission, encompass virtually every aspect of network operations, including entry into the telecommunications service industry, scope of permissible business, tariff policy and foreign investment.

China's data communications industry is regulated by the Ministry of Information Industry and other relevant authorities, and licences must be obtained to provide Internet access services.  In China, Internet service providers are classified into three separate classes, as defined by the scope of their business.  The three classes are network service provider, Internet service provider and Internet content provider.  There are currently only five commercial network service providers in China, all of which possess approvals from the State Council.  In addition, only network service providers are allowed to build, operate and manage their own data network infrastructure and directly connect to the Internet outside of China.

Regulatory Framework

The Ministry of Information Industry was created in March 1998 to assume, among other things, the regulatory, administrative and other governmental duties of, and rights previously exercised by, the former Ministry of Posts and Telecommunications and the former Ministry of Electronics Industry.  The Ministry of Information Industry has broad authority to regulate all aspects of the telecommunication and information technology industries in China, which includes the power to:

-	formulate and enforce industry policy, standards and regulations;
-	grant licences to provide telecommunications and Internet access services;
-	formulate tariff and service charge policies for telecommunications and Internet access services;
-	supervise the operations of telecommunications and Internet access service providers;
-	maintain fair and orderly market competition among operators; and
-	manage the day-to-day administration of the national telecommunications sector.

In order to provide a uniform regulatory framework to encourage the orderly development of the telecommunications industry, the Chinese government is currently preparing a draft telecommunications law. If and when the telecommunications law is adopted by the National People's Congress, it is expected to become the basic telecommunications statute and the legal source of telecommunications regulations in China.  In addition, the Ministry of Information Industry is currently preparing a draft of the administrative telecommunications regulations for foreign invested telecommunications enterprises, which will be subject to approval by the State Council.  Although we expect that the telecommunications law and the regulations would have a positive effect on the overall development of the telecommunications industry in China, we do not know the final nature and scope of what the telecommunications law and the regulations will be.

In February 1999, the State Council approved a restructuring plan for the telecommunications industry in China.  According to the plan, the telecommunications operations of the China Telecom system controlled by the Ministry of Information Industry was to be separated along four business lines: fixed-line communications, mobile communications, paging and satellite communications services.

China Mobile was established in July 1999 as a state-owned company to hold the mobile communications assets resulting from this separation and to operate mobile communications nationwide.  A separate company will be responsible for satellite networks following the restructuring, while the paging operations have been merged into Unicom.  As a result of the restructuring, the China Telecom system now operates only fixed-line networks and provides only fixed-line telephone and data communications services.  China Telecom Group Corporation was established in April 2000 as a state-owned enterprise controlled by the Ministry of Information Industry. It is expected to become the holding company of the China Telecom system.

Entry Into The Industry

Until 1993, telecommunications regulations and policies in China did not permit entities outside of the China Telecom system to engage in public telecommunications operations in China.  In August 1993, the government opened some non-basic sectors of the telecommunications industry, such as paging and satellite communications, to Chinese entities not affiliated with the Ministry of Information Industry.  Internet protocol telephony operators, Internet service providers and providers of other data communications or value-added service must obtain operating licences or approvals from the Ministry of Information Industry in order to provide services.

Internet Regulation

The Internet industry is regulated by the Ministry of Information Industry in the same manner that it regulates the telecommunications industry generally.  The State Council and the Ministry of Information Industry periodically promulgate regulations relating to the Internet to address public policy considerations.  Internet service providers must obtain operating licences from the Ministry of Information Industry in order to provide Internet access service.  Existing regulations require all Chinese commercial Internet service providers to interconnect their computer networks with one of the five licensed commercial network service providers: China Telecom, Jitong, Unicom, Netcom or China Mobile, in order to provide Internet access.

Internet service providers and Internet content providers must register their users with the Ministry of Public Security, and must block websites (including those maintained outside China) that the ministry identifies as publishing information damaging to public security.  Periodically, the Ministry has stopped the distribution over the Internet of information that it believes to be socially destabilizing, or to violate Chinese laws and regulations.  In addition, the State Secrets Bureau issued regulations authorizing the blocking of any website it deems to be disclosing state secrets or failing to meet the relevant regulations regarding the protection of state secrets in the distribution of online information.  Specifically, Internet companies in China with bulletin board systems, chat rooms or news services must apply for the approval of the State Secrets Bureau.

Administrative Telecommunications Regulations

The Ministry of Information Industry has prepared administrative telecommunications regulations that were promulgated effective September 25, 2000.  The regulations provide and clarify the regulatory rules and guidelines for the telecommunications industry in the interim period prior to the adoption of the telecommunications law.  The material changes that the regulations make to the regulatory environment described above are summarized below.  However, the regulations give wide discretionary authority to the Ministry of Information Industry and have been so recently promulgated that we do not yet know how they will be administered or interpreted by the Ministry of Information Industry or whether they are intended to supplant or merely supplement current regulatory practice.  Accordingly, the regulations and their administration and interpretation may have unexpected consequences upon our business.

In November 2001, China was admitted to membership in the WTO.  China has begun the process of changing its laws and regulations to comply with its agreements under WTO.  We do not expect the revision of China’s laws will have an adverse effect on us, our joint venture or our subsidiary in China.

Regulatory authority.  The regulations confirm that the Ministry of Information Industry will continue to be the regulatory body responsible for the Chinese telecommunications industry.  This authority is to be administered based upon the principles of the separation of the government and enterprises, abolishment of monopoly, encouragement of competition and the promotion of development, openness and fairness.

Service providers. The regulations divide service providers into those who provide basic telecommunication services and those who provide value-added telecommunication services.

Basic telecommunication providers are those who provide:

-	domestic long-distance and local telephone services through fixed networks;
-	Internet protocol telephony; mobile network telephone and data services;
-	satellite communications and mobile satellite communication services;
-	Internet and other public data transmission services;
-	leasing and sales of transmission capacity (which may be bandwidth, wavelengths or fiber optic capacity), fiber optic cable, pipelines and other network elements;
-	network access, and outsourcing;
-	international telecommunications infrastructure and services;
-	wireless paging services; or
-	resale of basic telecommunications services.

Value-added telecommunication providers are those who provide:

-	web hosting and co-location;
-	virtual private networks;
-	e-mail;
-	voice messaging;
-	online information data base storage and retrieval;
-	electronic data exchange;
-	on-line data processing and transaction processing;
-	value-added facsimile services;
-	Internet access services;
-	Internet information services; or
-	video conference telephone services.

Basic telecommunications providers must receive operational permits from the Ministry of Information Industry while value-added telecommunications providers must receive permits from either the Ministry of Information Industry or, if they operate in only a single province, the local telecommunications office under the Ministry of Information Industry.

Entry into the industry.  The regulations specify the threshold requirements for applicants for basic telecommunications and value-added telecommunications permits.  Applicants for basic telecommunications permits must:

-	be duly established companies in the basic telecommunications business, and have majority state ownership;
-	have a feasibility study and technical network plan;
-	possess the requisite funding and personnel to carry out operations;
-	possess the requisite sites and other resources to carry out operations;
-	have the reputation or ability to provide long-term services to customers; and
-	meet other conditions imposed by the Chinese government.

Applicants for value-added telecommunication permits must:

-	be duly established companies under Chinese law;
-	possess the requisite funding and personnel to carry out operations;
-	have the reputation or ability to provide long-term services to customers; and
-	meet other conditions imposed by the Chinese government.

The regulations do not specify the criteria that will be used by regulatory authorities in awarding permits.  We believe that services that Chengdu Technology Services and our Chinese joint venture partners intend to offer in the future will require permits from the Ministry of Information Industry.  We cannot assure you that such permits will be issued.

Foreign Investment In Telecommunications In China

Current regulations in China prohibit foreign investors and foreign-invested enterprises from investing in, operating or participating in the operation of telecommunications services in China without approval from the State Council.  As discussed under “China’s Entry into the WTO” below, this prohibition will be gradually lifted upon China’s accession to the World Trade Organization, an event that was approved on November 10, 2001.

In the past, numerous foreign investors and Unicom (one of China’s largest telecommunications operators) began establishing investment structures commonly known as “Chinese-Chinese-Foreign” or “CCF” structures to provide wireless telecommunications services in China.   We understand that in a typical project, the foreign investor and Unicom would first establish a joint venture authorized to provide management, consulting, technical and other services to telecommunications operators.  The joint venture would then enter into a series of contracts with Unicom under which the joint venture would provide equipment, management expertise and technical services to Unicom relating to the construction and operation of a wireless telecommunications network.  Typically, the foreign investor would install and own all or almost all of the network equipment, exercise extensive management rights over the operation of the network and receive various technical, consulting, management or service fees from Unicom.  We also understand that these fees were typically based on the revenues or profits that Unicom obtained from the provision of wireless services to its customers using the telecommunication assets owned by the joint venture.   These CCF structures were declared illegal by the Chinese Ministry of Information Industries on the basis that foreign investors were, in fact, operating wireless telecommunications services in China, an industry closed to foreign investment.  The foreign parties to these joint ventures were required to sell their joint venture interests to Unicom, and to terminate their joint ventures

The provision of Internet access services is a telecommunications service that foreign investors and foreign-invested enterprises may not operate.  However, it is our Chinese joint venture partners, and not our joint ventures, that provide such Internet access services.  Our Chinese joint venture partners obtain permits from the Chinese telecommunications authorities authorizing them to engage in the business of providing connections to international computer information networks.  Based on these permits, our Chinese joint venture partners provide Internet access services to their customers and receive Internet access fees from such customers.  Our joint ventures do not provide Internet access services or operate or participate in the operation of any other telecommunications service.  In addition, unlike the foreign investors in the dismantled Unicom CCF joint ventures, we do not have or exercise management control over the networks of our Chinese partners or receive any fees from them.  Rather, our joint ventures provide equipment and installation and maintenance services to our Chinese partners’ customers and receive installation and maintenance fees from such customers.

China's Entry Into WTO

In November 2001, China was admitted to membership in the World Trade Organization or “WTO”.  China has begun the process of changing its laws and regulations to comply with its agreement under WTO.

Under the terms of the WTO agreements, China allowed up to 30% foreign ownership in all value-added telecommunications services, including electronic mail, on-line information, database retrieval and data processing, immediately upon its entry into the WTO in the cities of Beijing, Shanghai, and Guangzhou.  It now allows up to 50% foreign ownership.

In addition, the agreements liberalized foreign equity ownership in domestic and international voice, circuit-switching and packet-switching data transmission services.  The schedule states that foreign equity ownership will be allowed up to 25% within three years of China’s accession to WTO, up to 35% within five years of the accession date, and up to 49% within six years of the accession date.

Foreign investment in China's mobile voice sector, upon China succession, was amended to 25%, and subsequently amended again to 35% after one year.  The schedule states that this amount will grow to 49% after three years.  China also now permits foreign firms to rent data transmission capacity from Chinese companies for resale inside and outside China.

The State Council is expected to continue to promulgate new regulations that will provide further clarification on the exact scope of the telecommunications services that are to be opened for foreign investment.  As any new regulations are enacted, we will have to review them to assess their impact on our business.

SALES AND MARKETING

Oil and Gas Business

In Kazakhstan, producers have the right to negotiate sales contracts directly with purchasers, allowing the market to determine the price of oil.  Under the terms of the Hydrocarbon Contracts with the Government of Kazakhstan from our fields, all production has to be sold into the domestic market during the Exploration Phase of each field . The Exploration Phase has a maximum term of 6 years.  We have the right to accelerate the exploration activities and thus shorten the exploration phase.  When we deem a field to be commercial, we can sell at least  80% of our production on the international markets.  Currently domestic prices are approximately US$90 per tonne. If the domestic market cannot absorb the produced hydrocarbons we can sell our product on the international market.

Chinese Internet Business

Our marketing programs target businesses in the Chengdu High Tech Park who require reliable, high-speed Internet access for their import and export focus.  We anticipate that cable-based Internet access will enhance such businesses’ ability to conduct business over the Internet.

Chengdu Technology Services provides Internet access to tenants of the Chengdu High Tech Park. There are over 7,000 registered companies in the Chengdu High Tech Park of which approximately 500 are currently accessible to our existing fibre network.  In addition, Chengdu Technology Services will provide technical services to third parties.

PROCUREMENT CONTRACTS

We have no procurement contracts.

RESEARCH AND DEVELOPMENT

We do not invest in proprietary technology or research and development in either our Internet activities or our oil and gas exploration.  Instead, for our Internet activities, we intend to use technologies that are available from third-party vendors and the technologies developed by Chengdu Technology Services and affiliated entities.

Chengdu Technology Services will rely on the technologies and systems of broadband network operators as the foundation to provide equipment and services to users of the Internet access services that the network operators will provide.  These broadband network operators generally use technologies that are comparable to those used in most Western cities.  Our contribution to the joint venture included the acquisition and installation of routers, switches, head-end equipment and modems that we plan to acquire from third-party providers.  We do not anticipate that we will be required to conduct any material research and development to provide equipment or technologies required to convert broadband network operators to Internet-capable facilities.

Our implementation strategy for any future installations includes providing an assessment of each facility, using contractors, employees and third-party providers to design required upgrades, supply technicians and to, install equipment which will permit high-speed Internet access.

We do not depend on any one equipment supplier, although negotiations with suppliers may lead to exclusivity agreements if significant benefits accrue to us from entering into such agreements.

COMPETITION

Oil and Gas Business

Several domestic and international companies operate in Kazakhstan.  The Government of Kazakhstan issues licences on a regular basis through bidding rounds.  Shares in existing licences can be freely sold and purchased, subject to the terms of the individual Charter and Foundation Agreements in place.  Generally there are no pre-emptive rights for the Government of Kazakhstan. There is little competition from foreign companies for the assets targeted in Kazakhstan by us.  Major international companies tend to target the large high-risk offshore blocks in the Caspian Sea.

Local refineries are generally amply supplied by existing producers.  Although we are required to sell our crude into the local markets, we can sell our produced hydrocarbons into the international markets if the refineries are not capable of accepting our production.  There are no restrictions to access the pipelines exporting crude from Kazakhstan.

Chinese Internet Business

We believe the Chinese demand for broadband Internet service will increasingly attract foreign investors’ attention and increase competition from Chinese companies.  China is expected to further liberalize its rules on foreign investment, ownership of telecommunications facilities and Internet access due to its admission to WTO; serving to increase the competitive arena for broadband Internet access.

Chengdu Technology Services is structured and operates in a manner which complies with Chinese law and which has been approved by government authorities in China.  We believe this may create a competitive advantage for us over other companies seeking to provide Internet-related services using other business structures and related services.

With our limited capital and human resources, we intend to prioritize our marketing and development activities to concentrate on opportunities which offer the highest probability of successful negotiations, profitable return, highest number of subscribers, and most modern facilities.

We believe that Chengdu Technology Services will be able to secure a commercially profitable portion of the Internet service market due to the enhanced connection speeds and higher service reliability of their broadband networks.

Currently, Chengdu Technology Services must compete against companies that offer other methods of Internet access, such as digital subscriber lines (DSL), Integrated Services Digital Network (ISDN) and T1 connections.  We believe that Chengdu Technology Services has an advantage over companies deploying these other methods of transmission.  ISDN is typically two to three times more expensive than either DSL or cable alternatives and does not offer the speed that DSL or cable does.  T1 connections, which are basically large DSL connections, are generally cost prohibitive and are typically  used by businesses that require the capability to have multiple users accessing large quantities of information at the same time.  DSL and cable access are generally comparable in cost, however, cable offers a higher bandwidth which allows a greater amount of information to be downloaded in a similar period of time.  Also, due to cable’s higher bandwidth, a wider arena of accessibility to streaming video, video-conferencing and other dense transmissions is available to the end-user.

Dial-up Providers.  We believe our primary competitors, at present, are Chinese telecommunications companies, which currently mainly provide dial-up Internet access. The Chinese telecommunications companies have exclusive right to offer Internet service.  Relative to the Chinese telecommunications companies, we believe Chengdu Technology Services can differentiate its services from typical dial-up Internet services due to the advantages in speed of service and access reliability made possible through fibre optic cable access to the Internet.

With respect to direct competitors, companies such as China Telecom, Jitong, Netcom, Railcom and Unicom, provide Internet access and related services to users in China using DSL, ISDN or T1 connections.  These competitors have large, established customer bases, well-recognized reputations and brand names, substantial financial and technical resources, as well as regulatory licences to offer a broad range of telecommunication services.  In addition, most of these companies offer additional services, which provides them with potential clients for broadband services and a larger market presence.  We cannot compete head on with these companies due to their resources and presence.  These companies are providing various forms of broadband Internet access.  We believe our early entry into the cable Internet access niche will give us sufficient advantage to build our subscriber base.

Chengdu Technology Services purchases bandwidth capacity from the major telecom companies.  The contracted costs for bandwidth have decreased significantly since commencement of operations due to excess capacity in China.  Our initial cost in 2000 was approximately $10,000 per megabit per month.  Broadband capacity costs continue to decline, we are currently paying between $61 and $365 per month depending on which of our two providers we can obtain bandwidth from.  However, the major telephone companies, with established fiber optic networks, will always be able to compete with us on price and availability of bandwidth.  While our cost structure is improving, China has also mandated lower telephone toll charges, serving to reduce the cost of dial up Internet access.

Chinese telephone companies also offer DSL capabilities in a limited number of markets.  DSL in China relies on standard telephone lines to connect users to the Internet.  While China is upgrading much of its infrastructure, the cost of DSL service limits its use to businesses that must have Internet access.

Broadband Access.  While a number of entities, such as the investment companies CITIC-Taifu, Juyou and Galaxy Tech, have publicly stated that they have established cooperative joint venture agreements with CATV stations in China, we have not encountered any direct competition in the Chengdu area where Chengdu Technology Services is currently active.

Wireless Access.  Various forms of wireless Internet access have been discussed in the media.  We feel that wireless Internet access will be utilized primarily for e-mail and messaging services.  We are doing preliminary investigations of the technologies underlying this form of Internet access and the accompanying licensing procedures as we believe it will result in greater wireless Internet access availability.   We have found that China maintains tight controls over access to wireless frequencies.  Should this form of Internet access be economically feasible, we may partner with authorized spectrum providers to offer wireless Internet.  Because it is not widely accepted at this point and because of its limited functionality, we don’t believe that wireless access currently poses any competition to our broadband access.

INTELLECTUAL PROPERTY

Our success is dependent upon our ability to protect our intellectual property rights.  We rely principally on a combination of copyright, trade secret non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights.  Our trademark application for “China Broadband” was denied by the US Patent Office and we have decided not to pursue trademark applications in any other jurisdiction.

As part of our confidentiality and operating procedures, we generally enter into non-disclosure and confidentiality agreements with each of our key employees and consultants and limit access to and distribution of our core technology, documentation and other proprietary information.

Policing the unauthorized use of our intellectual property is difficult.  We will use all viable and cost-permissive methods for defending and prosecuting any suspected violators.

EMPLOYEES AND CONSULTANTS

Our subsidiaries engage local staff as required to manage their business.  We anticipate that additional employees will be hired by us and our subsidiaries on an as-needed basis over the next fiscal year. Set forth below are the numbers of employees and consultants currently engaged by our subsidiaries and us:

	Number of Employees/Consultants
	Management	Sales	Technical	Administrative
China Energy Ventures Corp.	3	0	1	3
Big Sky Networks Canada Ltd.	2	0	0	1
Chengdu Big Sky Technology Services Ltd.	1	5	6	2
Big Sky Energy Kazakhstan Ltd.	2	0	0	0
KoZhaN LLP	1	0	2	5
Big Sky Energy Atyrau Ltd.	0	0	0	0
Vector Energy West LLP	0	0	0	2
Big Sky Energy Ltd.	0	0	0	0

Should our development necessitate, we will hire additional employees and consultants in sales, marketing, and administration over the current fiscal year and will hire additional management and employees on an as-needed basis.  If the need arises for additional technical employees and we are unable to hire qualified employees in a timely manner, we may outsource projects to third parties.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

Included in this report are various forward-looking statements, which can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," "continue," "believe" or other similar words.  We have made forward-looking statements with respect to the following, among others: our goals and strategies; our ability to earn sufficient revenues; our ability to continue as a going concern; and our future revenue performance and our future results of operations.  These statements are forward-looking and reflect our current expectations.  These forward-looking statements are subject to a number of risks and uncertainties, some of which are beyond our control.  Some of the key factors that may have a direct bearing on our results of operations are:

-	Changes in general political, social, economic and business conditions in China and Kazakhstan;
-	Economic and political uncertainties affecting the capital markets;
-	Changes in technology and the Internet marketplace in China;

.

-	The business of exploration, development and production of oil and natural gas reserves, the levels of those reserves and the marketing of crude oil;
-	Fluctuations in oil and gas commodity prices;
-	Our ability to manage our growth;
-	Changes in business strategy or development plans;
-	Our future capital needs;
-	Changes in, or failure to comply with, government regulations or changes in interpretation, application or enforcement of government regulations;
-	Costs arising from environmental liability; and
-	Our ability to manage currency fluctuations.

The factors described above and the risk factors referred to in "Risk Factors" could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements. Therefore, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The following summary financial data should be read in conjunction with the remainder of "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements and notes to such consolidated financial statements included in this report.  The selected historical financial as at December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002, 2001 and from inception date (February 1, 2000) to December 31, 2003 has been derived from our audited consolidated financial statements.

SUMMARY FINANCIAL DATA

Statement of Operations Data:

	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	PERIOD FROM FEBRUARY 1, 2000 TO DECEMBER 31, 2003
Revenue	$184,328	$141,942	$20,579	$555,182
Loss from operations	$3,143,997	$2,596,275	$12,781,989	$21,999,326
Gain on sale of Shekou JV	-	$125,798	-	$125,798
Net loss	$3,129,762	$2,591,480	$14,074,665	$23,393,087
Basic loss per share	($0.13)	($0.12)	($0.72)	-
Basic weighted average
common shares outstanding	23,536,537	21,774,775	19,474,517	-

Balance Sheet Data:

	December 31, 2003	December 31, 2002
Cash and cash equivalents	$1,068,451	$1,688,173
Working capital	$2,241,254	$1,736,597
Total assets	$2,790,706	$2,387,858
Total stockholders’ equity	$2,528,393	$2,192,849

 OVERVIEW

From inception to June 30, 2004, China Energy Ventures Corp. has invested net cash of $3,171,758 in investments and capital assets operating in the Internet business in China.  Over this period, a net amount of $9,494,490 was used in operating activities, largely in the provision of support services to the Internet business and on corporate office expenses. For the year ended December 31, 2003 revenue of $184,328 was generated from the Internet business (2002 - $141,942; 2001 - $20,579).  This level of revenue reflects the lack of growth in the business and consequently, an inadequate return on our investment.

After assessing the prospects for our Internet business and the possibility of that business generating sufficient cash flow to support China Energy Ventures Corp.’s overhead, management decided that our operating model was unsustainable by our Internet business.  Management decided to re-focus China Energy Ventures Corp. by creating an oil and gas exploration and production division, while continuing in the Internet business in China.  By issuing 7.9 million common shares in the fourth quarter of 2003, we raised $1,975,000 to further this new corporate vision.  At December 31, 2003, we had a working capital surplus of $2,241,254, which was available to meet ongoing overhead costs and to be used administratively to initiate our new oil and gas exploration and production division.

As our initial transaction in the oil and gas business, on October 27, 2003, China Energy Ventures Corp. entered into an agreement to acquire a 90% interest in a partnership, KoZhaN, which holds the rights to explore, develop and produce hydrocarbons from three blocks of land in Kazakhstan, at least one of which has proven oil reserves.  This transaction closed on January 12, 2004, when we issued 8,000,000 of our common shares to the shareholders of BSEK in exchange for 100% of their shares.

In their previous careers, our Chairman and CEO, Mr. Matthew Heysel, and our President, Mr. Daming Yang, were involved with negotiating production sharing agreements with China National Petrochemical Corporation and China National Overseas Development Corporation.  They have continued to nurture relationships with people within these organizations and now believe that they have the trust of these individuals, some of whom have assumed positions of influence within these companies.  These companies have indicated a strong interest in acquiring oil and gas operations outside of China and have a particular interest in the country of Kazakhstan because of its proximity to China.  Our strategy for entry into the oil business is designed to leverage these relationships. Our intention is to act as the principal in researching, negotiating and acquiring licences to explore and produce hydrocarbons and then to partner with the Chinese national oil companies and have them provide the initial funding to establish production at the selected oil and gas fields.

RESULTS OF OPERATIONS

Period Ended June 30, 2004 and 2003.

Revenues

On a consolidated basis, we earned revenues of $33,185 for the three months ended June 30, 2004 (2003 – $48,530) and $65,548 (2003 - $93,734) for the six months ended June 30, 2004.  The following discussion provides a breakdown of revenue within our corporate structure.

China Energy Ventures Corp.

For the three months ended June 30, 2004 and 2003, China Energy Ventures Corp. did not earn any revenues. We have added oil and gas properties through the acquisition of Big Sky Energy Kazakhstan Ltd., referred to as BSEK and Vector, however these properties are currently undeveloped and consequently did not provide revenue during the period.

We earned revenues through our subsidiary Chengdu Big Sky Technology Services Ltd.

Chengdu Big Sky Technology Services Ltd.

Chengdu Big Sky Network Technology Services Ltd., a wholly owned subsidiary, referred to as Chengdu Technology Services, commenced operations in October 2001 and had 226 corporate subscribers and 121 residential subscribers connected at June 30, 2004  (166 corporate subscribers and 99 residential subscribers at June 30, 2003). Chengdu Technology Services recorded gross sales of $33,185 in the second quarter of 2004 and $48,530 in the second quarter of

2003.  For the six months ended June 30, 2004 gross sales of $64,548 (2003 - $93,734) were earned.  During the three and six month period we lost some larger subscribers while gaining smaller subscribers and were unable to reduce the amount of bandwidth we had purchased. Management is currently re-aligning the costs structure to meet the lower revenue base in these operations. If the operation becomes cash flow positive, we anticipate it will re-invest its after tax income, if any, in related business opportunities in China. We do not anticipate Chengdu Technology Services will pay any dividends in the foreseeable future.

Expenses

During the three months ended June 30, 2004 and 2003, we incurred operating expenses of $880,380 and $398,836 respectively.  The following table provides a breakdown of operating expenses by category.

General Operating Expenses

	THREE MONTH PERIOD ENDED JUNE 30, 2004	THREE MONTH PERIOD ENDED JUNE 30, 2003	SIX MONTH PERIOD ENDED JUNE 30, 2004	SIX MONTH PERIOD ENDED JUNE 30, 2003	PERIOD FROM FEBRUARY 1, 2000 TO JUNE 30, 2004
Calgary Office Costs	$398,915	$133,054	$584,634	$234,794	$3,960,739
Beijing Office Costs	$162,115	$105,000	$317,347	$210,000	$2,542,996
Big Sky Technology Services	$18,198	$20,490	$42,849	$73,555	$314,493
Big Sky Energy Kazakhstan	$296,725	$-	$368,763	$-	$368,763
Big Sky Energy Atyrau	$26,322	$-	$26,322	$-	$26,322
Professional Services	$28,606	$44,605	$103,744	$47,870	$2,068,210
Investor Relations	$64,574	$5,664	$126,607	$5,664	$1,296,696
Non Cash Compensation	($177,541)	$171,646	$14,179	$258,049	$2,481,137
Extinguishment of debt	$-	$-	$-	$-	($1,422,225)
Miscellaneous	$-	$-	$-	$-	$212,114
TOTAL	$817,914	$480,459	$1,584,446	$829,932	$11,849,245

Calgary office expense includes the costs of executive management and administrative consultants, rent, insurance, travel, and general office costs associated with maintaining a business office in North America.  For the three months and six months ended June 30, 2004, Calgary office costs have increased 67% and 60% over the same periods in 2003 due to additional consulting costs relating to the acquisition of Vector, BSEK and the concluding of a private placement.

Beijing office costs include the costs of maintaining business operations and our principal business office in China. In the three and six months ended June 30, 2004, Beijing office costs have increased 35% and 34% over the same periods in 2003. This reflects higher consultant fees in connection with negotiations with Chinese national oil companies regarding potential farm-out agreements.

Big Sky Energy Kazakhstan Ltd. expenses include the costs of ramping up and operating the KoZhaN office and work on the road to our first well in the Morskoe field. As our acquisition of BSEK and KoZhaN took place on January 12, 2004, the bulk of ramping up and work on building the road took place in the second quarter.  The operating expenses included such items as travel of our staff to set up the KoZhaN office in Almaty, consulting contracts in connection with the evaluating of seismic information and future drilling prospects, and legal advise on potential acquisitions and other general legal services.

Professional services include accounting, audit and legal advisory costs.  Professional costs have decreased in the second quarter, but increased overall in the first half of 2004 compared to the same periods in 2003.  The overall increase in professional services in the first half of 2004 was due to the compiling and filing of registration statements on Form SB-2 which were filed with the U.S. Securities and Exchange Commission.


We record the fluctuations in the fair value of certain unexercised stock options as a deferred compensation asset (reported as a reduction of stockholders’ equity on the balance sheet). This asset is amortized over the life of the stock options as non-cash compensation expense. The non-cash compensation expense (recovery) in the second quarter of 2004 was ($177,541) (2003 – $171,646) and $14,179 (2003 - $258,049) for the first half of 2004.. The second quarter and first half recovery reflects a recovery of previously deferred compensation expenses of $503,500 and $636,000 respectively, and amortization of $325,958 and $650,180 of the deferred compensation asset.

Summary of Non-cash Compensation Expense for the three months ended June 30, 2004:

	Expense	Unamortized Deferred Compensation
Options
Options granted February 2, 2001	$-	$-
Options granted June 29, 2001	391	3,058
Options granted November 13, 2001	10,711	129,759
Options granted August 27, 2002	482	1,524
Options granted October 21, 2002	2,219	4,627
Options granted October 21, 2002	(195,011)	207,354
Options granted April 26, 2003	3,667	12,009
Total	($177,541)	$358,331

Losses

The Chengdu joint venture is accounted for on an equity basis.  The loss in the Chengdu joint venture was $29,027 for the three months ended June 30, 2004 (2003 - $46,035) and $87,845 for the six months ended June 30, 2004 (2003 - $86,248) and has not been recognized in the consolidated statement of operations as a result of the write down of the entire investment in the Chengdu joint venture in 2001.

The loss per share for the three months ended June 30, 2004 was $0.02 (2003 - $0.02) and $0.04 (2003 - $0.04) for the six months ended June 30, 2003.

Since we are in the development stage, all losses accumulated since inception are considered as part of our development stage activities.

Year Ended December 31, 2003 and 2002.

Revenues

On a consolidated basis, we earned revenues of $184,328 for the year ended December 31, 2003 (2002 - $141,942) all from Chengdu Technology Services.  Chengdu Technology Services commenced providing Internet services in October 2001 and had 191 corporate subscribers and 115 residential subscribers in its service at December 31, 2003 (130 corporate subscribers at December 31, 2002.)  This increase in revenue is a direct result of the increase in the number of subscribers.

Expenses

During the year ended December 31, 2003, we incurred general and administrative expenses and depreciation and amortization totaling $3,208,603 (2002 - $2,217,825).  We have attempted to minimize our expenses without impacting our ability to take advantage of opportunities for growth should they present themselves.  The following table provides a breakdown of operating expenses by category.

General Operating Expenses:

	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	PERIOD FROM FEBRUARY 1, 2000 TO DECEMBER 31, 2003
Calgary Office Costs	$828,420	$827,618	$3,376,105
Beijing Office Costs	$455,000	$423,082	$2,225,649
Chengdu Technology Services	$78,798	$118,789	$271,644
Professional Services	$122,672	$99,053	$1,964,466
Investor Relations	$12,106	$29,205	$1,170,089
Depreciation and Amortization	$170,433	$213,162	$3,403,380
Non Cash Compensation	$1,541,174	$489,654	$2,466,957
Extinguishment of debt	$-	$-	($1,422,225)
Miscellaneous	$-	$17,262	$212,114
TOTAL	$3,208,603	$2,217,825	$13,668,179

Beijing office costs include the costs of maintaining business operations and our principal business office in China.  For the year ended December 31, 2003, Beijing office costs have remained relatively stable compared with the same period of 2002.

Chengdu Technology Services expense has decreased to the 2001 level and is expected to remain at this level in the future.

Professional services include accounting, audit and legal advisory costs.  For the year ended December 31, 2003, professional fees increased by 24% over 2002.  This increase primarily reflects higher fees for accounting and audit services at $94,386 for 2003 compared with $52,813 for 2002 due to the increased level of corporate compliance requirements.  Partially offsetting the increase in accounting and auditing cost was a decrease in legal fees from $36,885 in 2002 to $9,989 in 2003 due to reduced business dealings, fewer securities filings, and in 2002, we had to defend a lawsuit.  During the year ended December 31, 2003, we recovered $20,439 in legal costs as awarded by the Court of Queen’s Bench of Alberta due to The Orbiter Fund Ltd., The Viator Fund Ltd., Lancer Offshore Inc. and Lancer Partners Limited Partnership (collectively, the "Plaintiffs") choosing to discontinue an action which had been filed in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No. 0101-07232) on March 29, 2001.

Investor relations costs decreased from $29,205 in 2002 to $12,106 in 2003 reflecting China Energy Ventures Corp.’s cost cutting measures to reduce the outflow of cash.

Amortization and depreciation expense recorded during 2003 resulted from the depreciation of office equipment and leasehold improvements and is lower than in 2002 because the 2002 amount included amortization of intellectual capital which was written down to nil at December 31, 2002.

We record fluctuations in the fair value of certain unexercised stock options as a deferred compensation asset (reported as a reduction of shareholders’ equity on the balance sheet).  This asset is amortized over the life of the stock options as non-cash compensation expense.  The non-cash compensation expense for the year ended December 31, 2003 was $1,541,174 (2002 - $489,654) of which $1,129,540 was incurred in the three months ended December 31, 2003, reflecting the increase in the share price of our common stock over that period. The share price was $0.04 on December 31, 2002, $0.18 on September 30, 2003 and $0.80 on December 31, 2003.  The amount of $1,008,510 was deferred on the balance sheet at December 31, 2003 (2002 - $532,764), as follows:

	Expense for Year Ended December 31, 2003	Unamortized Deferred Compensation at December 31, 2003
Options
Options granted February 2, 2001	$237,486	$22,150
Options granted June 29, 2001	$1,568	$3,841
Options granted November 13, 2001	$42,960	$151,181
Options granted April 10, 2002	$51,198	$-
Options granted August 27, 2002	$1,935	$2,489
Options granted October 21, 2002	$1,195,952	$809,506
Options granted April 25, 2003	$10,075	$19,343
Total	$1,541,174	$1,008,510

Losses

We realized a net loss of $3,129,762 for the year ended December 31, 2003 (2002 - $2,591,480) and a cash outflow from operations of $1,458,418 (2002 - $1,435,085).  This resulted in a loss for the year ended December 31, 2003 of $0.13 per share compared with a loss of $0.12 per share for 2002.

These losses are considered to be part of our development stage activities.

Chengdu Joint Venture

For the year ended December 31, 2003, the Chengdu joint venture earned revenue of $76,530 (2002 - $80,635) and realized a net loss of $200,564 (2002 - $244,797).  China Energy Venture Corp.’s share of this net loss is $130,367 (2002 - $159,118).  The losses in 2003 and 2002 have not been recognized in the financial statements as a result of the write down of the entire investment in the Chengdu joint venture in 2001.

Year Ended December 31, 2002 and 2001

Revenues

Consolidated Revenue and Basis of Generation

Our consolidated revenue for the year ended December 31, 2002 was $141,942 (2001 - $20,579).  This increase in revenue is a direct result of the increase in the number of subscribers in Chengdu Technology Services which only began operations in the fourth quarter of 2001.  We conducted our business through our wholly-owned subsidiary, Chengdu Technology Services, and our equity interest in two joint ventures in China (the Shekou joint venture and the Chengdu joint venture), which were held through our operational subsidiary, Big Sky Canada.  Chengdu Technology Services and the two joint ventures all generated their revenues from fees charged to subscribers for the use of modems that enable connection to the Internet through the cable television system.  The two joint ventures are both accounted for by the equity method.

Chengdu Technology Services

Chengdu Technology Services commenced operations in October 2001 and had 130 corporate subscribers connected at December 31, 2002. Chengdu Technology Services recorded sales revenue $141,942 for the year ended December 31, 2002 compared with $20,579 for 2001 which was the first year of operation of Chengdu Technology Services.  This increase in revenue reflects the increase in the number of subscribers.

Expenses

For the twelve months ended December 31, 2002 we incurred general and administrative expenses and depreciation and amortization of $2,217,825 (2001 – $4,556,353).  The following table provides a breakdown of these expenses by category.

General Operating Expenses:

	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	PERIOD FROM FEBRUARY 1, 2000, TO DECEMBER 31, 2002
Calgary Office Costs	$827,618	$1,253,237	$2,547,685
Beijing Office Costs	423,082	774,568	1,770,649
Chengdu Technology Services	118,789	74,057	192,846
Professional Services	99,053	754,593	1,841,794
Investor Relations	29,205	216,835	1,157,983
Depreciation and Amortization	213,162	2,440,772	3,232,947
Non Cash Compensation	489,654	369,036	925,783
Extinguishment of Debt	--	(1,422,225)	(1,422,225)
Miscellaneous	17,262	95,480	212,114
TOTAL	$2,217,825	$4,556,353	$10,459,576

Calgary office expense includes the costs of executive management and administrative consultants, travel, rent, insurance, and general office costs associated with maintaining an investor relations/regulatory administration office in North America.  For the twelve months ended December 31, 2002, Calgary office costs have decreased 34% over the same period in 2001.  This is mainly due to compensation expense reducing by $353,290 from $676,411 in 2001 because of staff reductions and voluntary compensation reductions by management in 2001; and travel expenses decreasing by $201,102 from $411,470 in 2001 to $210,368 in 2002.

Beijing office costs include the costs of maintaining business operations and our principal business office in China.  In the twelve months of 2002, Beijing office costs decreased 45% over the same period in 2001, due to significant reductions in salaries, contract fees, and travel expenses.

Professional services include accounting, audit and legal and financial advisory costs.  Professional costs have decreased 87% in the twelve months of 2002, compared to the same period in 2001.  This is primarily due to the elimination of financial advisory fees ($279,066) and due to lower legal fees ($177,213 and accounting and auditing fees ($115,555) resulting from practically eliminating all business development activities and the reduced number of SEC compliance filings.

Amortization and depreciation expense resulted from the amortization of intellectual capital and depreciation of office equipment and leasehold improvements in the North American office.  In the year ended December 31, 2002, amortization decreased 91% over the same period in 2001.  This reduction is due to the write down of intangible assets that occurred in 2001, reducing our asset base.

Non-cash stock compensation expense was $489,654 in the year ended December 31, 2002; compared to $369,036 for the same period in 2001.  Included in the non-cash stock compensation in 2002 is $163,463 expense recorded under the Alternative Compensation Plan.  At December 31, 2002, the amount of $532,764 was included on the balance sheet in respect of unamortized deferred compensation to be amortized over future periods.

Losses

For the twelve months ended December 31, 2002, we incurred a loss from operations of  $2,591,480 compared with a net loss of $14,074,665 for the twelve months ended December 31, 2001.  The net loss for the twelve months ending December 31, 2001 included a gain of $1,422,225 that was realized on the elimination of debt and also included a write down of assets in the amount of $8,228,623.  In 2002, a further write down of intellectual property in the amount of $400,000 was recorded.

The net loss per share for the twelve months ended December 31, 2002 was $0.12.  The net loss per share for the twelve months ended December 31, 2001 was $0.72.

Since we are in the development stage, all losses accumulated since inception are considered as part of our development stage activities.

Shekou Joint Venture

We disposed of our interest in the Shekou joint venture on September 13, 2002 for net proceeds, after agent’s fees and expenses of $2,029,000.  Our share of the loss in the Shekou joint venture for the period from January 1, 2002 to that date was $123,504 and was recorded as an equity share of loss in the Shekou joint venture.  At the time of the sale, our investment in the Shekou joint venture was approximately $1,903,402 resulting in a gain of $125,798.

Chengdu Joint Venture

For the twelve months ended December 31, 2002, the Chengdu joint venture earned revenue of $80,635 (2001 - $12,755).  The Chengdu joint venture had a net loss of  $244,797 for the year ended December 31, 2002.  The 2002 loss has not been recognized in the financial statements as a result of the write down of the entire investment in the Chengdu joint venture in 2001. A net loss of $1,689,365 was incurred for the year ended December 31, 2001.  The 2001 loss included a charge for impairment of $1,230,930.  The Chengdu joint venture began commercial operations near the end of 2000.  Subscriber growth in the Chengdu joint venture was slower than anticipated because the joint venture partner did not fund its share of the project.  As a result, we took measures to ensure that the subscribers’ Internet service was maintained by moving these subscribers to Chengdu Technology Services.

Write Down of Investment in Joint Ventures

Since we made our investment in the Shekou and Chengdu joint ventures, two events have occurred that triggered a change in our outlook for these investments.

First, telecommunication markets deteriorated world-wide with telecom companies deferring equipment purchases for several reasons including lower price points for their service. Second, subscriber growth for Internet connectivity in our joint ventures was substantially less than we forecasted.

In Shekou, the operation had approximately 2,510 subscribers at December 31, 2001.  The Shekou joint venture had reasonable market penetration but would require higher penetration rates to become profitable.  Although the undiscounted cash flow model showed positive cash flow for the long term, it showed that positive cash flows for the two to five year term were unlikely.

In Chengdu, the operation did not grow as anticipated. Our partner was unable to deliver Internet capable nodes or reliable network capacity. Our initial investments were based on facilities and capacity to provide growth to 5,000 subscribers. Our partner did not have sufficient funds for this project and was not able to meet its commitment in the near term.  As a result, we transferred the existing residential customers to Chengdu Technology Services.

In 2001, we ran our cash flow model with assumptions updated for subscriber levels at that time, pricing, no further investment and resulting growth rates. On an undiscounted basis, this resulted in minimal cash flows for the life of the joint ventures. On a discounted basis, cash flows were also minimal. Based on this analysis, at December 31, 2001, we wrote down our value of the Chengdu joint venture to nil.

Intangible Assets

Intellectual property, goodwill and joint ventures were acquired in 2000. We believe that the same two events which precipitated the write down of our joint ventures, have also diminished the values for our intangible assets that were acquired from Big Sky Canada in 2000.

In 2001, we wrote down the value of the intellectual property to $500,000.  This remaining value was based on our evaluation of discounted future cash flows and assumed that additional Memorandums of Understanding for joint ventures would be signed. We further wrote down the value to nil in 2002 after re-evaluating our business model and deciding to discontinue pursuing joint ventures with cable television stations.

In 2001, we also wrote down the carrying value of goodwill to nil to reflect the significant erosion in expected growth rates, the write downs of our investment in the Shekou and Chengdu joint ventures and the difficulty of raising new capital to finance growth.

Fair value was determined by using our business model to determine future cash flows for various periods between 2 and 20 years using discount rates of 8 to 15%. The assumptions supporting estimated future cash flows (growth rates, expenses and discount rate) were based on management's best estimates.

Asset	Write Down
	2002	2001
	$	$

Investment in Chengdu joint venture	-	679,512

Intangible Assets:
Intellectual property	400,000	198,010
Shekou joint venture	-	1,911,939
Chengdu joint venture	-	3,823,875
Goodwill	-	1,615,287
	400,000	7,549,111
Total Write Down	400,000	8,228,623

Extinguishment of Debt

On July 27, 2001, we completed a transaction to cancel a promissory note payable in the amount of $1,700,000 (see Note 14 of "China Energy Ventures Corp. Consolidated Financial Statements for the years ended December 31, 2003, 2002 and 2001"). The promissory note was surrendered for a warrant to purchase 500,000 shares of our common stock at a price of $1.00 per share. The warrant expired on July 27, 2003.  A payment of $115,290 was also made representing the accrued interest on the promissory note from September 29, 2000 to the closing date, at a rate of 8% per annum. Using the Black-Scholes method of valuing warrants, the warrants had a value of $277,775 which resulted in a gain of $1,422,225. The gain would result in an income tax expense of approximately $498,000; however, we had sufficient losses carried forward to offset the expense.

CAPITAL EXPENDITURES AND INVESTMENTS


China Energy Ventures Corp.

In 2003, we decided to redirect our efforts towards the exploration and exploitation of oil and gas in selected countries.  Our objective is to find fields with proven reserves that require some enhanced recovery, workover, additional drilling or stimulation, and that have an exploration upside, located near infrastructure and markets, in countries with favorable fiscal and tax regimes and well developed commercial laws, including adequate environmental regulations.  We determined that Kazakhstan was one such country that meets these criteria and commenced efforts to locate acquisition opportunities there.

During the first quarter of 2004, we successfully completed the acquisition of BSEK and its subsidiary,  KoZhaN, and in the second quarter of 2004, we successfully completed the acquisition of Vector.  These were important initial steps in our efforts to redirect our operations toward exploration and exploitation of oil and gas. We expect this new direction to bring increased value as the management team has much greater expertise and experience in the oil and gas business. We also acquired a royalty interest on the revenues of BSEK.

Material Commitments For Capital Expenditures

As a result of the acquisition of KoZhaN and Vector, we have acquired significant commitments for future capital expenditure. The majority or these commitments are not required to be settled until we are in the production phase, at which time we expect to have sufficient cash-flows from production to meet these commitments and will rely primarily on production cash-flows to meet future capital expenditures. If the future cash flows from production are insufficient to meet these commitments, we will likely have to rely on additional equity financing.

Certain commitments relating to KoZhaN require capital expenditure prior to the production phase. These include investment commitments of $14,000,000.  We anticipate we will be able to meet these capital costs through a number of financing alternatives. The investment commitment of $14,000,000 is required to be spent on capital in the Republic of Kazakhstan during the exploration phase, which is expected to last until approximately 2009.  We plan to finance this commitment through a combination of the sale of exploration related production and future equity financing.

Commercial discovery bonuses will be equal to 0.1% of the value of proved reserves if found.  We anticipate that any commercial discovery bonus will be small enough to be financed out of our working capital.

As a result of these commitments, the majority of our future capital expenditures are expected to be incurred in the oil and gas business.  We are forecasting capital expenditures of $1,500,000 in 2004 to develop the Morskoe field in Kazakhstan, including the licensing and drilling of one well, the installation of production facilities and related overhead. As of June 30, 2004, we had not incurred any of these expected costs.

Chengdu Big Sky Technology Services Ltd.

During the three and six months ended June 30, 2004, we advanced an additional $Nil (2003 - $Nil) and $10,000 (2003 - $Nil) in working capital to our Chengdu Technology Services. We have invested approximately $640,488 in equipment and working capital to date. We intend to add equipment and working capital based on an analysis of the potential return on investment from such equipment or working capital. Additional investments will be made based upon the potential for a short-term payback of such investment.  Future growth is anticipated to be funded primarily by revenues from services.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2004, we had cash and cash equivalents of $664,106 that were included in the working capital deficit of $1,723,482.  This compared to a working capital surplus of $2,241,254 at December 31, 2003.  The decrease largely reflects the working capital deficit acquired on the acquisition of BSEK and Vector that occurred during the six month period.  During the first half of 2004, we closed on the first tranche of a private placement and issued 13,483,750 shares for proceeds of $6,561,235 net of share issuance costs.  Subsequent to June 30, 2004, we closed the private placement raising an additional $1,308,125 by issuing an additional 2,616,250 shares.   Costs associated with both tranches of the private placement include a finders fee equal to 6% of the gross proceeds received by us and warrants to be issued to the finders that equal 6% of the shares issued under the private placement totaling to $280,157 of share issuance costs.  As well, Canaccord Capital (Europe) Limited exercised a warrant for 299,716 shares for proceeds of $74,929.  $4,430,000 of these funds was directed towards the purchase of Vector Energy and $570,000 was directed towards the acquisition of creditor’s rights from Lorgate Management Inc.

Despite showing signs that Chengdu Technology Services was generating sufficient cash flow from operations to fund its ongoing capital requirements in 2003, Chengdu Technology Services required additional capital investment of $10,000 from China Energy Venture Corp. during the period. Management is committed to maintaining these operations only if the additional capital will have the potential for a short-term payback of such investment. If Chengdu Technology Services generates cash flow that is in excess of its requirements, we anticipate it will re-invest this excess cash flow in related business opportunities in China. We do not anticipate Chengdu Technology Services will pay any dividends in the foreseeable future.

On February 11, 2004 we issued 66,666 shares for proceeds of $3,333 on the exercise of non-employee options. As part of the exercise agreement, the remaining 33,334 unvested options outstanding to the option holder were cancelled and returned to the stock option plan.  On June 24, 2004, the Nominating and Compensation Committee granted 100,000 options to a consultant.

On a consolidated basis, our minimum cash requirement for maintenance of operations, without conducting a drilling program or acquisitions of other potential fields, is estimated at approximately $150,000 per month.  With the acquisition of BSEK, Vector and our diversification into oil and natural gas exploration and production, we anticipate that we will be required to raise additional capital to fund future exploration and development programs or farm out some of our interest in various projects to third parties.  Such farm-outs would be intended to cover up to 100% of project costs in return for a percentage interest in the project. On August 2, 2004, we entered into a Letter of Intent with BT Oil LLP, a Kazakhstan construction company.  This Letter of Intent contemplates that BT Oil LLP will complete all road and lease construction and pay for the drilling of our first well on the Morskoe field in return for a 45% interest in our Morskoe field.  Management anticipates that the well will be spud by the end of September 2004 following the completion of lease construction. We intend to leverage our relationships with personnel at Chinese national oil companies to have them partner with us in these projects and to have them provide the initial funding to establish production at the selected oil and gas fields in Kazakhstan.  BTMeeting our future financing requirements will be dependent on our ability to develop oil and gas joint venture partnerships on favourable terms, our ability to access equity capital markets and, after achieving or acquiring sustainable production, credit facilities from institutional lenders. We may not be able to raise additional equity when required, or we may raise the equity on terms that are dilutive to existing shareholders. Should the Company be unable to meet its obligations under the Subsurface Use Contracts due to a lack of capital, the Competent Body has the right to terminate the contracts after giving the Company 90 days written notice.

Cash Requirements

The following aggregated information about our contractual obligations and other commitments aim to provide insight into our short and long-term liquidity and capital resource need and demands as at June 30, 2004.

		Exploration phase			Production phase
Time period	Total	Within 1 year	1 - 3 years	3 - 5 years	Over 5 years
Estimated dates		2004	2005 - 07	2008 - 09	2010	2010	2011	2012	2013 - 30
Production levels (tonnes of oil) (One barrel of oil equals approximately 7 tonnes)					4,000t	40,000t	150,000t	250,000t	Over 250,000t

Operating leases	$283,578	$ 86,958	$196,620	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Historical costs (Owed to Kazakhstan Government)	11,424,278					182,012	182,012	700,948	10,359,306
Social sphere development liability (Astana and Atyrau)	3,030,000					151,500	151,500	151,500	2,575,500
Social development commitment (Astana and Atyrau)	1,389,000					69,450	69,450	69,450	1,180,650
Investment commitment (Including investment in local personnel)	122,900,000	1,500,000*	3,000,000*	9,500,000*		5,445,000	5,445,000	5,445,000	92,565,000
Liquidation fund (Obligations incurred to date)	40,000								40,000
Commercial production milestone payments	1,300,000				100,000	300,000	400,000	500,000	-

Total	140,366,856	1,586,958	3,196,620	9,500,000	100,000	6,147,962	6,247,962	6,866,898	106,720,456

* As disclosed in note 13 g) to the condensed consolidated financial statements, we are obliged to spend $14,000,000 during the exploration phase, which is expected to end in 2009. As we are entitled to make these payments at any point over the exploration period, the timing of payments presented in the table reflects management’s estimate as to when these expenditures will be incurred by us.

The following commitments have been excluded based on the inability to estimate the timing of payment and or the dollar amount of the future payments:

1.

Quarterly payments to the non-controlling partners in the Partnership – these payments will be charged based net sales of oil, in accordance with the following schedule:

-	$0.35 per barrel if the price of oil is equal to or less than $14.00;
-	$0.75 per barrel if the price of oil is greater than $14.00 and less than or equal to $18.00;
-	$1.00 per barrel if the price of oil is greater than $18.00 and less than or equal to $22.00; or
-	$1.50 per barrel if the price of oil is greater than $22.00

2.

Commercial discovery bonus – these payments to the government are required within 30 days of the approval by the State Committee of Kazakhstan of proved commercial hydrocarbon reserves. Payments amounts are currently set at 0.1% of the value assigned to the proved commercial reserves.

PLAN OF OPERATION >

On a monthly basis, our minimum operating costs are approximately $150,000.  As of September 25, 2004, our management anticipates that we currently have sufficient working capital to fund our operations, without conducting a drilling program or acquisitions of other potential fields, through March 2005.

<R/>With the acquisition of BSEK, Vector and our diversification into oil and natural gas exploration and production, we anticipate that we will be required to raise additional capital to fund future exploration and development programs or farm-out some of our interest in various projects to third parties.  Such farm-outs would be intended to cover up to 100% of project costs in return for a percentage interest in the project. On August 2, 2004, we entered into a Letter of Intent with BT Oil LLP, a Kazakhstan construction company.  This Letter of Intent contemplates that BT-Oil LLP will complete all road and lease construction and pay for the drilling of our first well on the Morskoe field in return for a 45% interest in our Morskoe field.  Management anticipates that the well will be spud by the end of September 2004 following the completion of lease construction.

We intend to leverage our relationships with personnel at Chinese national oil companies to have them partner with us in these projects and to have them provide the initial funding to establish production at the selected oil and gas fields in Kazakhstan. Meeting our future financing requirements will be dependent on our ability to develop oil and gas joint venture partnerships on favourable terms, our ability to access equity capital markets and, after achieving or acquiring sustainable production, credit facilities from institutional lenders. We may not be able to raise additional equity when required, or we may raise the equity on terms that are dilutive to existing shareholders. Should the Company be unable to meet its obligations under the Subsurface Use Contracts due to a lack of capital, the Competent Body has the right to terminate the contracts after giving the Company 90 days written notice.

LEASE COMMITMENTS

At December 31, 2003, we had a commitment through May 31, 2005 to lease 4,303 square feet of space in Calgary, Alberta for our North American office at a cost of $10,308 per month.  On June 1, 2004, our landlord exercised their early termination provisions of our Calgary lease and we entered into a new lease for 3,875 square feet and minimum lease payments of $5,490 per month.  We also have a commitment to lease 5,280 square feet of space in China for our head office and Chengdu office at a cost of $4,600 per month.  These operating leases provide for minimum lease payments of approximately $368,770 as follows:

$
2004	145,170
2005	121,075
2006	75,075
2007	27,450

In addition, our original commitment to the Chengdu joint venture requires that we invest an additional $3,564,410. Our partner in the Chengdu joint venture is in default of its commitments.  Considering our present outlook for the Internet business, our joint venture partner’s inability to meet their commitments to the project and the state of these joint ventures, we do not anticipate making any payments in respect to this joint venture in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

We did not have any off-balance sheet arrangements at June 30, 2004.

SUBSEQUENT EVENTS


A)

On July 1, 2004 BSEK cancelled its subscription and escrow agreement with (described in note 5 in the interim financial statements), and repaid the $250,000 it had received in advance for share subscriptions. Consequently the Company will retain control of 100% of the common voting shares of BSEK.

B)

On September 16, 2004, the Company issued 2,440,000 shares of common stock at a price of $0.50 per share to a total of six (6) investors located in Europe and Canada.

NEW ACCOUNTING PRONOUNCMENTS

In January 2003, FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46”).  FIN 46 provides criteria for identifying variable interest entities (“VIEs”) and further criteria for determining what entity, if any, should consolidate them.  In general, VIEs are entities that either do not have equity investors with voting rights or have equity investors that do not provide sufficient financial resources for the entity to support its activities.  In December 2003, the FASB issued FIN 46(R) to clarify some of the provisions of FIN 46 and to exempt certain entities from its requirements.  The provisions of FIN 46(R) are required to be adopted by the Company for the period ending December 31, 2004. The Company is currently reviewing the impact, if any that the adoption of this provision will have on its financial position, results of operations or cash flows.

In March 2004, FASB issued an Exposure Draft “Share-Based Payment”.  This Exposure Draft proposes to revoke the alternative of accounting for employee stock based compensation under the intrinsic value method. As the Company is currently using the provision under FAS 123 that allow the use of the intrinsic method of accounting for share-based payments, it is anticipated that the adoption of this Exposure Draft may have a material impact on the Company’s results of operations or financial position. However, at this time the Exposure Draft has neither been accepted nor rejected by the FASB. If adopted the application of this policy is expected to be for fiscal years beginning after December 2004.

In December 2003, the SEC issued Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition,” which supersedes SAB No. 101. The primary purpose of SAB No. 104 is to rescind accounting guidance contained in SAB No. 101 and the SEC’s “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” related to multiple element revenue arrangements. The changes noted in SAB No. 104 did not have a material impact on the company’s financial position, results of operations, or cash flows.

CRITICAL ACCOUNTING POLICIES

The accounting policies used in preparing the unaudited interim consolidated financial are consistent with those used in the preparation of the 2003 annual consolidated financial statements, except as disclosed in Note 3 to the unaudited interim consolidated financial statements. Certain of these policies involve critical accounting estimates because they require us to make particularly subjective or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts could be reported under different conditions or using different assumptions.  The following is a summary of the newly adopted critical accounting estimates.

Successful efforts

Under this policy we capitalize all expenditures for property acquisitions and all development costs (including development dry holes) and support equipment and facilities. The costs of unsuccessful exploratory wells are charged to expense at the time the wells or other exploration activities are determined to be non-productive. Production costs, overheads and all exploration costs other than exploratory drilling are expensed as incurred.

The critical estimates relating to this policy involve determining when the Company is involved in exploration versus development of oil and gas reserves. This choice effects whether costs related to the drilling of dry holes are capitalized or expensed in the period.

We believe that this accounting estimate is significant because it is susceptible to a significant judgment by management and the company has no previous experience on its properties from which to draw conclusions, and the impact of classification of wells as either exploratory or development would have a material impact on the assets reported on our balance sheet as well as our results from operations.

We believe that our estimates regarding the company being in the exploration stage of development are reasonable. Also we believe that this estimate is consistent with current conditions, internal planning and expected future operations, this estimate is subject to significant uncertainties and judgment.

The adoption of this policy in the period has resulted in the capitalization of all cost relating to oil and gas property acquisitions. No depletion or other expenses have been recorded for the period the properties have not yet begun any production. As there was no drilling activity in the period the application of estimates has not had a significant impact on the company’s reported financial results in the period, however it may in future periods.

Impairment of long-lived assets - oil and gas properties

We review long-lived assets including oil and gas properties and certain identifiable intangible assets to be held and used whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the assets, whereas such assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

We believe that the accounting estimate related to asset impairment is a critical accounting estimate because it is highly susceptible to change from period to period as it requires management to make assumptions about future sales and margins and market conditions over the long-term life of the assets; and the impact that recognizing an impairment would have on the assets reported on our balance sheet as well as our operations may be material.

We believe that our estimates of future cash flows and fair value are reasonable. Although we believe these estimates are consistent with current conditions, internal planning and expected future operations, such estimates are subject to significant uncertainties and judgments. As a result, it is reasonably possible that the amounts reported for asset impairments in connection with the above-described initiatives could be different if we were to use different assumptions or if market and other conditions were to change in the future. It is also possible that forecast cash flows used to support the remaining carrying values of the assets may change in the future due to uncertain market conditions, changes to our strategies, or other factors and could also result in higher charges than estimated to date. The changes could result in non-cash charges that could materially affect our results of operations and financial position.

The applications of estimates in the period did not result in any adjustments to the carrying values of our assets or the company’s reported financial results, however it may in future periods.

Income taxes

We operate in several tax jurisdictions and have acquired assets in other jurisdictions. As such, our future earnings, and potentially our capital are subject to various rates of taxation. We are required to estimate our income taxes in each of these jurisdictions as part of preparing our consolidated financial statements. These estimates consider, among other factors, differing tax rates between jurisdictions, allocation factors, tax credits, nondeductible items, changes in enacted tax laws and rates, and management’s expectations of future results.

We estimate deferred income taxes based upon temporary differences between the carrying basis of our assets that we report in our consolidated financial statements and our tax basis as determined under applicable tax laws. We record the tax effect of these temporary differences as deferred income tax assets or liabilities, as applicable, in our consolidated financial statements. Future income tax assets generally result in deductible amounts in determining taxable income of future periods when the carrying amount of the asset or liability is recovered or settled. Future income tax liabilities typically reflect taxable amounts in determining taxable income of future periods when the carrying amount of the asset or liability is recovered or settled.

We use judgment and estimates when calculating income taxes. If our judgments and estimates prove to be inaccurate, or if certain tax rates or laws change, our results of operations and financial position could be materially impacted in future periods.

Based on these estimates, during the period we recorded a deferred tax liability due to a temporary difference that arose on the acquisition of BSEK and that could not be offset against our tax losses in other jurisdictions.

OUTLOOK

To-date, our operations in the Chinese Internet market have produced only minimal revenues and we do not foresee a dramatic change in this situation in the near future.  We believe the demand for Internet access service in China will continue to grow provided the service can be offered at a reasonable cost.  Our efforts with Chengdu Technology Services have shown that the path to profitability can be achieved by focusing on providing Internet access service to corporate subscribers.  We believe these commercial subscribers can afford Internet access on an ongoing basis and balance the on-line use of bandwidth from residential subscribers.  We will continue to try to expand our operations in this market but additional investments in this business would only be considered based upon the potential for a short-term payback.

We have initiated plans to diversify our operations to include oil and natural gas exploration and production, an area in which our management has over 60 years of combined experience.  The oil and natural gas industry is cyclical in nature. During peaks in this cycle, oil prices are higher, exploration activities are more prolific and the costs associated with investing are generally lower than during the downward phase of the cycle.  Commodity prices have been relatively high for at least three years and the industry is very active.  Many companies have instigated exploration programs or are interested in investing in exploration.  We believe that now is the right time to diversify into this industry to utilize management’s knowledge and experience to the fullest extent.  We feel that this diversification will provide us with a revenue stream and financial stability which will sustain our operations so that we can concentrate on doing business in both the Internet and oil and gas sectors instead of focusing on our survival.

Our current capital resources are limited.  There can be no assurances that we will have sufficient financial, technical and human resources to undertake new opportunities or maintain our current operations.

DESCRIPTION OF PROPERTY

Big Sky Network Canada Ltd., Big Sky Energy Ltd. and our principal business office are located to Unit 1003, W2, Oriental Plaza, #1 East Chang An Avenue, Dong Chen District, Beijing, People's Republic of China 100738 and consists of approximately 646 square feet of office space held under a two year lease at a monthly rental cost of $5,615.

On June 14, 2004, our administrative branch office for North American investor relations, U.S. regulatory reporting and the offices of BSEK, BSE Caspian Ltd. and BSE Atyrau Ltd. moved to 750, 440-2 Avenue SW., Calgary, Alberta, Canada, T2P 5E9 and consists of approximately 3,875 square feet of office space held under a lease that expires on May 30, 2007, subject to certain early termination provisions after one year.  The monthly rental cost of this space is approximately $5,500.

Chengdu Big Sky Network Technical Services Ltd. has an office located on the 3rd Floor, Gaofa Building, Chengdu Hi-Tech Industrial Development Zone, Chengdu, Sichuan Province, China and consists of approximately 1,300 square feet of office space held under a 20-year lease at a monthly rental cost of $1,425. This lease expires in 2021.

KoZhaN and Vector Energy have their offices at 1/1 Dzhandosov Street, Almaty, 480008, Kazakhstan and consists of approximately 590 square feet of office space held under a lease that expires in December, 2004 at a monthly rental cost of $3,000.

OIL AND GAS PROPERTIES

Atyrau Licence

The Atyrau field is located on the north shore of the Caspian Sea, near the city of Atyrau.  This block has some 33 salt domes identified by seismic. Of these, 13 post salt prospects have been identified and drilled; resulting in four commercial fields.  The Kazakh government has assigned 172 million barrels of potential reserves to 8 of these post salt prospects on this block.

The Atyrau licence covers an area of 2,599,044 acres.  We have the rights from surface to the Basement.

Dauletaly Licence

The Dauletaly Licence is located near Emba in western Kazakhstan, about 60 miles northeast of Kulsary.  Neighboring producing oilfields include Krykmyltyk 1 mile to the north and Zhubantam, 10 miles to the east.    It shows several typical outlines of domed structures on top of salt domes and delineated by faults.  The licence is considered an exploration block, with substantial deep potential, based on regional maps.

The Licence has an area of 33,359 acres.  We have the rights from surface to the Basement.

Karatal Licence

The Karatal Licence is located near Makat in western Kazakhstan inside our Atyrau licence, about 50 miles north of Atyrau, western Kazakhstan’s major city.  Many large North American and European service companies are operating out of Atyrau.  Neighboring producing oilfields include Daraimola 10 miles to the northwest and Tanatar, 5 miles to the east.  The field was identified by seismic investigation in 1958 and proven through drilling in 1959.  It shows several typical outlines of domed structures on top of salt domes and delineated by faults.  The oil-bearing horizons belong to the Lower Cretaceous Series at depths between 300 and 3,000 feet.  The oil has been trapped in sandstones with a porosity exceeding 20%.  Two wells are prime candidates for re-completion, having tested small amounts of oil.  Although some oil production has been established, the licence is considered an exploration block.

The Licence has an area of 103,982 acres.  We have the rights from surface to the Basement.

Liman –2 Licence

The Liman-2 field is located immediately west of the Atyrau licence on the north shore of the Caspian Sea.  This block has some 10 salt domes.  The Kazakh government has assigned 167 million barrels of potential reserves to 4 of these prospects.

The Liman-2 licence covers an area of 1,015,599 acres.  We have the rights from surface to the Basement.

Morskoe Licence

The Morskoe Licence is located near Emba in western Kazakhstan, about 60 kilometers southwest of Kulsary railway station.  Neighboring producing oilfields include Tengiz 10 miles to the northeast and Prorva, 10 miles to the south.  The field was identified by seismic investigation in 1963 and proven through drilling in 1965.  It shows the typical outline of a domed structure on top of a salt dome and delineated to the northwest by a fault.  The oil-bearing horizons belong to the Lower Cretaceous Series at a depth of 4,000 feet.

The oil has been trapped in sandstones with a porosity exceeding 20%.  Net pays of over 20 feet have been established.  Three wells are prime candidates for re-completion, having tested oil at combined rates of over 1,000 barrels of oil per day (“bopd”).  The quality of the crude ranges from 35° to 25° American Petroleum Institute (“API”).  Proven reserves of 3 million barrels have been established.

The Licence has an area of 18, 434 acres.  We have the rights from surface to the Lower Permian.

We do not invest in real estate, interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.  There are currently no limitations imposed upon our board of directors as to the percentage of our assets which we may invest in any one investment, or type of investment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1)

Big Sky Exploration (Ventures) Alberta Ltd. and Big Sky Exploration (Ventures) II Alberta Ltd., companies of which Matthew Heysel, our Chairman and Chief Executive Officer, was also Chairman and Chief Executive Officer, both entered into sub-leasees with us for the use of office space on October 1, 2002, at a rate of CDN $5,000 per month should they obtain profitability.  These companies did not achieve profitability and each made one payment of CDN $5,000 to exit their leases in 2003.

2)

Eric Freymond, who is President of Semper Gestion, one of our major shareholders, was granted an option to purchase 500,000 common shares of China Energy Ventures Corp. on October 21, 2002 with an exercise price of $0.05 per share.  One third of the options vested immediately with the other two thirds vesting on the first and second anniversary of the grant date.  These options expire November 21, 2007.  These options were granted above fair market value.

3)

M3 Energy Corp., a company which Matthew Heysel, our Chairman and Chief Executive Officer, was a director of until May 2002 and which Mr. Thomas Milne, our Chief Financial Officer has been a director of since inception, sub-leased office space from us in 2002 from January through June at a rate of CDN $1,500 per month.  In 2002 a total of CDN $9,000 was paid by M3 Energy to us for this office space.

4)

On August 26, 2003, the Board of Directors approved the issuance of 682,802 common shares under the Alternative Compensation Plan to Precise Details, Inc., a company over which Thomas Milne, our Chief Financial Officer and a director, has control.  These shares were issued to settle debt owed to Precise Details, Inc. for the services of Mr. Milne for a total of $60,443.

5)

On September 4, 2003 the board of directors approved the issuance of 300,000 options to our three new directors, Messer’s. Feng, Jia and Qu with each person receiving 100,000 options each.  These options were priced at fair market value on the date of the grant with an exercise price of $0.15 per share.  One third of the options vested immediately upon issuance with one third vesting one year from the date of grant and the last third vesting two years from the date of grant.  All unexercised options expire on September 4, 2008.

6)

On October 27, 2003, China Energy Ventures Corp. entered into a Share Exchange Agreement with BSEK and all its shareholders of record as of that day.  Under the terms of the Agreement, we forwarded $500,000 to BSEK as a short-term loan which was to be repaid within 60 days.  As well, we were required to issue up to a maximum of 8,000,000 common shares in a share exchange offer with the shareholders of record of BSEK as of October 27, 2003.  Management determined the net asset value per share and the number of shares to be issued based upon various criteria including a third party valuation. In December 2003, we forwarded $625,000 to BSEK as a short-term loan which was to be repaid with 60 days. On January 12, 2004, we issued 8,000,000 of our common shares to the shareholders of BSEK in exchange for their shares in BSEK.  On January 14, 2004, BSEK made a payment of $250,000 on the initial loan made on October 27, 2003. On January 20,2004, we extended the repayment terms on both loans to BSEK to June 1, 2004 and set the interest rate at 5% per annum.  As of September 16, 2004, these loans had not been repaid.  BSEK will repay them once it has started production.  This transaction did not result in a change in control of China Energy Ventures Corp.

Mr. Matthew Heysel, who is a shareholder, Chairman and Chief Executive Officer of China Energy Ventures Corp. was Chairman and Chief Executive Officer of BSEK and also the Vice-Chairman of KoZhaN at the time of the Share Exchange Agreement with BSEK.   Mr. Heysel, as a board member of China Energy Ventures Corp. and BSEK, voluntarily abstained from voting on the transaction with BSEK.  Mr. Heysel continues to hold his directorships and offices with these entities.

Mr. Daming Yang, who is a shareholder, director and President of China Energy Ventures Corp., was the President and a director of BSEK and also the Chairman of KoZhaN at the time of the Share Exchange Agreement with BSEK.  Mr. Yang, as a board member of China Energy Ventures Corp. and BSEK, voluntarily abstained from voting on the transaction with BSEK. Mr. Yang continues to hold his directorships and offices with these entities.

Mr. Kai Yang, at the time of the Share Exchange Agreement with BSEK, was a major shareholder of China Energy Ventures Corp., the sole shareholder of Big Sky Energy Canada Ltd. which held 80% of the stock of BSEK and Mr. Daming Yang’s brother.

7)

Mr. Wei Yang, who is a major shareholder of China Energy Ventures Corp. and Mr. Daming Yang’s brother, also sits on the boards of Big Sky Canada, Chengdu Technology Services and our Chengdu joint venture.  Mr. Yang also sits on the board of Big Sky Energy Canada Ltd., a major shareholder of China Energy Ventures Corp. and has been given sole voting and dispositive powers over all equity investments held by Big Sky Energy Canada Ltd.  We entered into a consulting agreement with Mr. Yang as of January 1, 2004 under which he is paid $5,000 per month to act as our Vice-President of Business Development.  This agreement expires on July 1, 2005.

8)

On February 27, 2004, we entered into an Asset Purchase Agreement with IbrizOil Inc., an Alberta corporation.  Under the terms of the agreement, Ibriz assigned its 5% over-riding royalty (the “Asset”) in BSEK’s interest in KoZhaN in exchange for common stock of China Energy Ventures Corp.  On March 4, 2004, we issued 681,475 common shares to Ibriz in connection with the agreement.  At the time of this transaction, Mr. Van Doorne was our Executive Vice President, the Managing Director of BSEK and a shareholder of China Energy Ventures Corp., as well as, the Chief Executive Officer, a director and a shareholder of Ibriz.

9)

On July 7, 2004, Matthew Heysel, our Chief Executive Officer, purchased 7,422 shares at a cost of $0.50 per share in connection with a private placement conducted by us.  On July 9, 2004, he also purchased 19,000 shares at a cost of $0.52 per share on the open market.

MARKET FOR COMMON EQUITYAND RELATED STOCKHOLDER MATTERS

Our common stock, par value $.001 per share is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Over-the-Counter Bulletin Board (“NASD-OTC-BB”), under the symbol "CEVC".  The following information was obtained from www.yahoo.com:

Period	High	Low
2002:
First Quarter	$0.50	$0.20
Second Quarter	$0.32	$0.05
Third Quarter	$0.07	$0.02
Fourth Quarter	$0.12	$0.04
2003:
First Quarter	$0.08	$0.04
Second Quarter	$0.39	$0.01
Third Quarter	$0.45	$0.14
Fourth Quarter	$1.06	$0.16
2004:
First Quarter	$0.95	$0.42
Second Quarter	$0.78	$0.51

Quotations commenced on the NASD-OTC-BB on September 25, 2000.  These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  The price of our shares ranged from $0.01 (low) to $10.00 (high) during the period from September 25, 2000 to September 16, 2004.  The closing price of our shares on September 16, 2004 was $0.60.  Purchases and sales of our shares are generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

We have never paid dividends on our common shares.  There are no restrictions that may limit our ability to pay dividends currently or in the future. We do not anticipate paying any dividends in the foreseeable future.

As of September 16, 2004 we had approximately 131 shareholders of record.

EQUITY COMPENSATION PLANS

As of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
China Broadband Corp. 2000 Stock Option Plan (2)	7,310,000	$0.15	690,000
Alternative Compensation Plan (3)	1,317,198	$0.08	0

(1)	Excluding securities reflected “Number of securities to be issued upon exercise of outstanding options, warrants and rights”.
(2)	Approved by our shareholders on June 29, 2001.
(3)	Adopted by board of directors on March 22, 2002 and approved by our shareholders on June 14, 2002.

EXECUTIVE COMPENSATION

We employ our executive officers as consultants.  The following table sets forth the compensation paid to our Chief Executive Officer and two other most highly compensated executive officer for the years indicated.  No other executive officer of China Energy Ventures Corp. earned a salary and bonus for such fiscal year in excess of $100,000.

Summary Compensation Table
	Annual Compensation				Long Term Compensation
						Awards	Payouts
Name and Principal Position	Fiscal Year Ended (1)	Salary (US$)	Bonus (US$)	Other Annual Compensation (Shares)	Securities under Option/SAR Granted (#)	Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)	All Other Compensation Tion
Matthew Heysel, Chief Executive Officer	2003 2002 2001	140,865 72,956 (2) 115,000	0 0 0	0 856,027 (2) 0	0 0 50,000(4)	0 0 0	0 0 0	0 0 0
Daming Yang, President	2003 2002 2001	64,915 72,860 60,000	0 0 0	0 0 0	0 3,100,000(5) 50,000(5)	0 0 0	0 0 0	0 0 0
Thomas Milne, Chief Financial Officer	2003 2002 2001	4,114(7) 29,426(3) 96,000	0 0 19,611	0 682,802(3) 0	0 950,000(6) 150,000(6)	0 0 0	0 0 0	0 0 0
(1)		December 31
(2)

During 2002, Mr. Heysel took a voluntary deferral in his salary.  As of December 31, 2002, Mr. Heysel was owed $75,654 in salary which he has indicated he will convert to our common stock under the terms of the Alternative Compensation Plan.  Under this plan, Mr. Heysel will receive 856,027 common shares upon conversion of his salary owing.  As of the date of this report, Mr. Heysel has not converted his salary owing.  Mr. Heysel’s services are provided through his personal management company M.H. Financial Management Ltd.

(3)

During 2002, Mr. Milne took a voluntary deferral in his salary.  As of December 31, 2002, Mr. Milne was owed $60,443 in salary which he had indicated he would convert to our common stock under the terms of the Alternative Compensation Plan.  On August 27, 2003, Mr. Milne elected to convert all salary owing to him to our common stock under the terms of the Alternative Compensation Plan and we issued 682,802 shares to Precise Details, Inc., a company over which Mr. Milne has control.

(4)		Mr. Heysel surrendered these options to the company on July 23, 2002 and they were subsequently cancelled on October 21, 2002 by our board of directors. Mr. Heysel currently holds no options.
(5)

Mr. Yang surrendered 1,050,000 of these options to the company on July 23, 2002 and they were subsequently cancelled on October 21, 2002 by our board of directors.  Mr. Yang currently holds 2,100,000 options.

(6)

Mr. Milne surrendered 500,000 of these options to the company on July 23, 2002 and they were subsequently cancelled on October 21, 2002 by our board of directors.  Mr. Milne currently holds 600,000 options.

(7)		During 2002 and 2003, Mr. Milne provided services on a part-time basis. As of March 2004, Mr. Milne started to provide additional time towards the business of China Energy Ventures Corp..

Under the terms of the Alternative Compensation Plan, the fair market value of the shares are to be the weighted average trading price for the last five trading days of the month in which compensation is earned, however, if no trading has taken place during the last five trading days, then the average of the bid and offer price for the last trading day, as posted on www.otcbb.com is to be used. The following table outlines the fair market value of the accrued shares issuable under the Alternative Compensation Plan.  As at September 16, 2004, shares representing approximately $103,020 of expense had not been issued under this plan.  Although the expense has been accrued, the related shares will not be issued until requested by the beneficiaries. On August 27, 2003, Mr. Milne elected to convert all salary owing to him to our common stock under the terms of the Alternative Compensation Plan and we issued 682,802 shares to Precise Details, Inc., a company over which Mr. Milne has control.


2002
	Fair Market Value		Fair Market Value
January	$0.41	May	$0.12
February	$0.33	June	$0.06
March	$0.32	July	$0.03
April	$0.19	August	$0.04

OPTION GRANTS

The following table sets forth information regarding stock option grants to our officers and directors as of December 31, 2003:

Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted (1)	Exercise or Base Price ($/Sh)(2)	Expiration Date
Daming Yang	2,100,000	28.7	$0.05	October 21, 2007
Thomas Milne	600,000	8.2	$0.05	October 21, 2007
Richard Wing Kit Lam	250,000	3.4	$0.05	October 21, 2007
Han Hua Feng	100,000	1.4	$0.15	September 4, 2008
Jian Jiang Jia	100,000	1.4	$0.15	September 4, 2008
Tao Qu	100,000	1.4	$0.15	September 4, 2008
(1)	Based on options exercisable to acquire a total 7,310,000 shares to executive officers, directors and employees as at December 31, 2003.
(2)

The exercise price per share was equal to or greater than the fair market value of the common stock on the date of grant as determined by the Board of Directors.  Each option expires five years from the date of grant and one third of the grant vests upon grant and each successive third vests on the first and second anniversary of the grant.

OPTION EXERCISES

None of the Named Executive Officers have exercised options to purchase shares of our common stock as of December 31, 2003.

The following table sets forth details of each exercise of stock options as of December 31, 2003 by any of the Named Executive Officers, and the December 31, 2003 value of unexercised options on an aggregate basis.

Aggregated Options Exercised

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options as of February 17, 2004 Exercisable(2)/ Unexercisable	Value of Unexercised in the Money-Options at February 17, 2004 Exercisable/ Unexercisable (1)
Matthew Heysel (3)	Nil	Nil	0 (exercisable) 0 (unexercisable)	$0 (exercisable) $0 (unexercisable)
Daming Yang	Nil	Nil	1,400,000 (exercisable) 700,000 (unexercisable)	$1,050,000 (exercisable) $525,000 (unexercisable)
Thomas Milne	Nil	Nil	400,000 (exercisable) 200,000 (unexercisable)	$300,000 (exercisable) $150,000 (unexercisable)
Richard Lam	Nil	Nil	166,667(exercisable) 83,333 (unexercisable)	$125,000 (exercisable) $62,500 (unexercisable)

(1)	Based on NASD OTCBB closing price of $0.80 on December 31, 2003.
(2)	Includes Options to purchase common shares within 60 days after December 31, 2003.
(3)	Mr. Heysel did not exercise any options during 2002 and surrendered all his outstanding options to the company on July 23, 2002 for cancellation.

DIRECTOR COMPENSATION

We do not currently pay any cash compensation to directors for serving on our board, but we do reimburse directors for out-of-pocket expenses for attending board and committee meetings.  Our independent directors receive stock options to purchase shares of our common stock as compensation for their service as directors.  The terms of stock option grants made to independent directors are determined by the board of directors.  We do not provide additional compensation for committee participation or special assignments of the board of directors.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We either directly or through our subsidiaries, have entered into consulting agreements with key individuals, including our executive officers, who perform services for us, as specified in the agreements.  We use a standard form of consulting agreement, which defines terms of the agreement, services to be performed, compensation and benefits, confidentiality and individual specific benefits based on the requirements of the position.

Mathew Heysel Consulting Agreement: Mathew Heysel provides services as our Chief Executive Officer on a full-time basis through his company, M. H. Financial Management Ltd. under a consulting agreement which expires December 15, 2004.  M. H. Financial Management is paid at a rate of $500 per day to a minimum of $10,000 per month exclusive of travel expenses and Goods and Services Tax for Mr. Heysel’s services.  The agreement contains non-compete provisions that restrict Mr. Heysel from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Heysel is no longer contracted by us for any reason.  Mr. Matthew Heysel’s consulting contract provides that should we terminate the agreement, Mr. Heysel would be paid $60,000 at the time of termination. The agreement provides that in the event of a change of control, Mr. Heysel is to be paid five percent (5%) of the value of the sale of our assets or the value of the transaction which would constitute a takeover of China Energy Ventures Corp.  This amount is to be paid within 10 days of the transaction.  A takeover of China Energy Ventures Corp. is defined as:

-

any change in the holding, either direct or indirect, of shares of the company, or any reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, arrangement or other transaction, that results in a person who was, or a group of persons acting in concert who were, not previously in a position to exercise effective control of China Energy Ventures Corp., in excess of the number that would entitle the holders thereof to cast twenty (25%) percent or more of the votes attaching to all shares of China Energy Ventures Corp., and

-

the exercise of such effective control to cause or result in the election or appointment of two or more directors of China Energy Ventures Corp., or of the successor to China Energy Ventures Corp., who were not previously directors of China Energy Ventures Corp..

Daming Yang Consulting Agreement:  Daming Yang provides services as our President on a full-time basis under a consulting agreement which expires on December 15, 2004.  We pay a consulting fee in the annual amount of $60,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Yang’s services. The agreement contains non-compete provisions that restricts Mr. Yang from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Yang is no longer contracted by us for any reason.

Thomas Milne Consulting Agreement:  During 2002 and 2003, Thomas Milne provided services as our Chief Financial Officer on a part-time basis through his company, Precise Details Inc.  Since April 2003, Precise Details Inc. has had no contract and receives no compensation.  As of March 2004, Mr. Milne has started to provide additional time towards the business of China Energy Ventures Corp..

Richard Lam Consulting Agreement:  Mr. Lam provides services as our Vice President, Engineering on a full-time basis.  This agreement expires on December 15, 2004.  We pay a consulting fee in the annual amount of $92,400, subject to annual adjustments at the discretion of our board of directors, for Mr. Lam’s services.  The agreement contains non-compete provisions that restricts Mr. Lam from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Lam is no longer contracted by us for any reason.  The agreement has no change of control provisions.

FINANCIAL STATEMENTS

The information required by this item is included in pages 68 through 164 attached hereto. The index to the consolidated financial statements can be found on page 66.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Nevada Revised Statutes Section 78.7502 and 78.751, mandatory indemnification is required for present and former directors.  However, the director must have conducted himself in good faith and reasonably believes that his conduct was in, or not opposed to, our best interests.  In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful.  Advances for expenses may be made if the director affirms in writing that he believes he has met the standards and that he will personally repay the expense if it is determined he did not meet the standards.  We provide permissive indemnification for officers, employees or agents.  Our Board must approve such indemnification and the standards and limitations are the same as for a director.

We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit.  Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.  Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him under our bylaws.

On June 29, 2001, we entered into an Indemnity Agreement with Matthew Heysel.  Under this agreement, we indemnified Mr. Heysel, our Chairman and Chief Executive Officer, against any and all damages, costs, liabilities, charges and expenses arising from a claim against Mr. Heysel and us which was subsequently discontinued.

On August 8, 2001, we amended our By-laws to provide that, to the fullest extent permitted by law, we may indemnify our directors, officers and others who were or are a party to, or are threatened to be made a party to, any threatened, pending or completed action, suit or proceeding.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses associated with the preparation and filing of this registration statement, including registration fees, transfer agent's fees, printing and engraving fees and legal and accounting fees.  The Selling Shareholders shall be responsible for any commissions or selling fees incurred in connection with the sale of the securities registered under this registration statement.

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

	Amount (1)
SEC Registration Fee	$2,493.30
Blue Sky Fees and Expenses	2,000.00
Printing and Shipping Expenses	400.00
Accounting Fees and Expenses	80,000.00
Legal Fees	15,000.00
Transfer and Miscellaneous Expenses	500.00
TOTAL	$100,244.91

(1)	All expenses, except the SEC registration fee, are estimates.

RECENT SALES OF UNREGISTERED SECURITIES

Issuances Pursuant to Regulation S

The following described issuances were conducted pursuant to Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (“Regulation S”).

On October 21, 2002, we granted options exercisable to acquire 5,235,000 common shares to directors, officers and consultants.  These options were priced above the fair market value on the date of grant with an exercise price of $0.05 per share.  One-third of the options vested immediately upon issuance with one-third vesting one year from the date of grant and the last third vesting two years from the date of grant.  All unexercised options expire on October 21, 2007.  These options were granted to the following persons:

Name	# of Options
Eric Freymond	500,000
Richard Lam	250,000
Thomas Milne	600,000
Daming Yang	2,100,000
Jodi Larmour	150,000
Mitzi Murray	35,000
Xiaonan Xu	150,000
Zhou Wu	100,000
Qun Hu	150,000
Danai Suksiri	500,000
Wei Yang	500,000
Kai Yang	100,000
Lu Wang	100,000

On August 26, 2003, we issued 682,802 shares of our common stock with an accrued value of $60,443 under our Alternative Compensation Plan to Precise Details Inc., a company controlled by Mr. Thomas Milne, our Chief Financial Officer and a member of our Board of Directors. The value of $60,443 was attributed to the services provided to us by Mr. Milne’s company during the period from January to August 2002.  The shares were issued to settle the amount owed to Mr. Milne’s company for these services. No costs or expenses were incurred in connection with this issuance.

On October 27, 2003, China Energy Ventures Corp. entered into a Share Exchange Agreement with BSEK and all its shareholders of record as of that day.  Under the terms of this agreement, we were required to issue up to a maximum of 8,000,000 common shares in a share exchange offer with the shareholders of record of BSEK as of October 27, 2003.  Management determined the net asset value per share and the number of shares to be issued based upon various criteria including a third party valuation. On January 12, 2004, we issued 8,000,000 of our common shares to the shareholders of BSEK in exchange for their shares in BSEK.

On November 21, 2003, we issued 4,400,000 shares to accredited investors at $0.25 per share for gross proceeds of $1,100,000.  These securities were issued to five non-U.S. persons outside the United States.

On December 1, 2003, we issued 400,000 shares to an accredited investor at $0.25 per share for gross proceeds of $100,000.  These securities were issued to a non-U.S. person outside the United States.

On December 31, 2003, we issued 100,000 shares to an accredited investor at $0.25 per share for gross proceeds of $25,000.  These securities were issued to a non-U.S. person outside the United States.

On January 26, 2004, we issued 100,000 shares to an accredited investor at $0.25 per share for gross proceeds of $25,000.  These securities were issued to a non-U.S. person outside the United States.

On February 11, 2004, we issued 66,666 shares under our Stock Option Plan at a price of $0.05 per share for gross proceeds of $3,333.30.  These securities were issued to a non-U.S. person outside the United States.

On March 4, 2004, we issued 681,475 common shares to Ibriz in connection with an Asset Purchase Agreement that we entered into with Ibriz.  The amount of common stock issued was determined using the average closing price of our common stock for the five days prior to February 27, 2004 which resulted in a share price of $0.61 per share.  These securities were issued to a non-U.S. entity outside the United States.

On April 12, 2004, we issued 299,716 common shares to Canaccord Capital (Europe) Limited in connection with a warrant issued on April 3, 2002.  The warrant was for a total of 299,716 common shares with an exercise price of $0.25. These securities were issued to a non-U.S. entity outside the United States.

On May 13, 2004, we issued 3,483,750 shares to accredited investors at $0.50 per share for gross proceeds of $1,741,875.  These securities were issued to non-U.S. persons outside the United States.

On July 7, 2004, we issued 2,616,250 shares to accredited investors at $0.50 per share for gross proceeds of $1,308,125.  These securities were issued to non-U.S. persons outside the United States.

On September 16, 2004, we issued 2,440,000 shares to accredited investors at $0.50 per share for gross proceeds of $1,220,000.  These securities were issued to non-US persons outside the United States.

Each of the foregoing issuances of securities were exempt from registration due to the exemption found in Regulation S. These sales were offshore transactions since all of the offerees were not in the United States and the purchasers were outside the United States at the time of the purchase. Moreover, there were no directed selling efforts of any kind made in the Untied States neither by us nor by any affiliate or any person acting on our behalf in connection with any of these offerings. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that no hedging transactions involving those securities may not be conducted unless in compliance with the Act. Each purchaser under Regulation S certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom and we are required to refuse to register any transfer that does not comply with such requirements.

Issuances Pursuant to Regulation D

The following described issuances were conducted pursuant to Regulation D promulgated by the SEC under the Securities Act of 1933 (“Regulation D”).

On December 1, 2003, we issued 3,000,000 shares of our common stock at $0.25 per share for proceeds of $750,000.  Following is a list of the subscribers of this offering under Regulation D:

US Global Investors, China Region Opportunity Fund
US Global Investors, Global Resources Fund

On May 13, 2004, we issued 8,000,000 shares of our common stock at $0.50 per share for proceeds of $4,000,000.  Following is a list of the subscribers of this offering under Regulation D:

L-R Global Fund Ltd.
L-R Global Partners LP
US Global Investors – World Precious Minerals
JP Morgan Chase Bank – Cudd & Co.

Each of the foregoing issuances of securities were exempt from registration pursuant to Rule 506 of Regulation D. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

EXHIBITS

Exhibit No.	Description
3.1 (1)	Certificate of Incorporation of the Company consisting of the Articles of Incorporation filed with the Secretary of the State of Nevada on February 9, 1993
3.2 (5)	Certificate of Amendment to Articles of Incorporation of Institute For Counseling, Inc. filed with the Secretary of the State of Nevada on March 22, 2000
3.3 (3)	Certificate of Amendment to Articles of Incorporation of Institute For Counseling, Inc. filed with the Secretary of the State of Nevada on April 14, 2000
3.4 (1)	By-Laws of the Company, dated November 9, 1993
3.5 (14)	Amended and Restated By-Laws of the Company, dated August 8, 2001
3.6 (25)	Certificate of Amendment to Articles of Incorporation of China Broadband Corp. filed with the Secretary of State of Nevada on December 29, 2003
3.7 (25)	Certificate of Amendment to Articles of Incorporation of China Energy Ventures Corp. filed with the Secretary of State of Nevada on April 9, 2004
5.1	Opinion of Counsel re: Legality
10.1(2)	Purchase Agreement for the Acquisition of China Broadband (BVI) Corp. among Institute For Counseling, Inc. and China Broadband (BVI) Corp.
10.2 (2)	Cooperative Joint Venture Contract For Shenzhen China Merchants Big Sky Network Ltd.
10.3 (4)	Common Stock Purchase Agreement dated September 29, 2000, among SoftNet Systems, Inc., China Broadband Corp. and Big Sky Network Canada Ltd.
10.4 (4)

Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China Broadband Corp., Big Sky Network Canada Ltd. and Matthew Heysel, for himself and as attorney-in-fact for Daming Yang, Kai Yang, Wei Yang, Jeff Xue, Donghe Xue, Lu Wang, Wallace Nesbitt and Western Capital Corp.

10.5 (4)	Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China Broadband Corp., Big Sky Network Canada Ltd., China Broadband (BVI) Corp., Matthew Heysel and Daming Yang.
10.6 (5)	Cooperative Joint Venture Contract For Sichuan Huayu Big Sky Network Ltd. dated July 8, 2000
10.7 (5)	Strategic Partnership Agreement Between Chengdu Huayu Information Industry Co., Ltd. and Big Sky Network Canada Ltd.
10.8 (5)	Cooperative Joint Venture Contract For Deyang Guangshi Big Sky Ltd. dated November 25, 2000
10.9 (5)	Consulting Agreement between the Company and MH Financial Management for the services of Matthew Heysel
10.10 (5)	China Broadband Stock Option Plan
10.11 (5)	Form of Stock Option Agreement
10.12 (5)	Form of Restricted Stock Purchase Agreement
10.13 (5)	Letter Agreement dated July 25, 2000 by and between China Broadband Corp. and Canaccord International Ltd.
10.14 (5)	Joint Development Agreement of City-Wide-Area High Speed Broadband and Data Transmission Services Networks of China Between Big Sky Network Canada Ltd. and Jitong Network Communications Co. Ltd.
10.15 (5)	Consulting Agreement between the Company and Daming Yang
10.16 (5)	Consulting Agreement between the Company and Precise Details Inc. for the services of Thomas Milne
10.17 (8)	Agreement to the Establishment of Cooperation Joint Venture between Big Sky Network Canada Ltd. and Zhuhai Cable Television Station, dated May 27, 1999

.

10.18 (8)	Letter of Intent, dated March 1, 2000, between Big Sky Network Canada Ltd. and Dalian Metropolitan Area Network Center
10.19 (8)	Letter of Intent, dated November 8, 2000, between Big Sky Network Canada Ltd. and Hunan Provincial Television and Broadcast Media Co. Ltd.
10.20 (8)	Preliminary Agreement to Form a Contractual Joint Venture, dated March 8, 2001 between Big Sky Network Canada Ltd. and Changsha Guang Da Television
10.21 (6)	Purchase and Licence Agreement, dated September 28, 2000, between China Broadband Corp. and Nortel Networks Limited
10.22 (6)	Amendment, dated January 1, 2001, to the Purchase and Licence Agreement between China Broadband Corp. and Nortel Networks Limited
10.23 (8)	Consulting Agreement, dated December 22, 2000, between China Broadband Corp and Barry L. Mackie
10.24 (8)	Consulting Agreement, dated October 1, 2000, between China Broadband Corp and Richard Lam
10.25 (8)	Consulting Agreement, dated October 1, 2000, between China Broadband Corp and Ping Chang Yung
10.26 (8)	Consulting Agreement, dated October 1, 2000, between China Broadband Corp and YungPC AP
10.27 (7)	Common Stock Purchase Agreement dated September 29, 2000, among SoftNet Systems, Inc., China Broadband Corp. and Big Sky Network Canada Ltd.
10.28 (7)

Termination Agreement dated September 29, 2000, among SoftNet  Systems,  Inc., China Broadband Corp., Big Sky Network Canada Ltd. and Matthew  Heysel,  for himself and as attorney-in-fact  for Daming Yang, Kai Yang, Wei Yang, Jeff Xue, Donghe Xue, Lu Wang, Wallace Nesbitt and Western Capital Corp.

10.29 (7)	Termination Agreement dated September 29, 2000, among SoftNet Systems, Inc., China Broadband Corp., Big Sky Network Canada Ltd., China Broadband (BVI) Corp., Matthew Heysel and Daming Yang
10.30 (12)	Letter of Intent dated June 1, 2001 between Big Sky Network Canada Ltd. and Shanghai Min Hang Cable Television Center
10.31 (12)	Memorandum of Understanding dated June 18, 2001 between Big Sky Network Canada Ltd. and Beijing Gehua Cable TV Networks Co., Ltd.
10.32 (12)	Letter of Intent between Big Sky Network Canada Ltd. and Chong Qing Branch of Ji Tong Network Communications Co., Ltd.
10.33 (12)	Consulting Agreement dated April 1, 2001 between China Broadband Corp. and Precise Details Inc.
10.34 (12)	Consulting Agreement dated April 1, 2001 between China Broadband Corp. and M.H. Financial Management Ltd.
10.35 (12)	Consulting Agreement dated April 1, 2001 between China Broadband Corp. and Daming Yang
10.36 (12)	Indemnity Agreement dated June 29, 2001 between China Broadband Corp. and Matthew Heysel
10.37 (13)	Memorandum of Understanding between Big Sky Network Canada Ltd. and Fujian Provincial Radio and Television Network Co. Ltd. dated July 10, 2001
10.38 (14)	Note Cancellation Agreement between China Broadband Corp. and Canaccord International Ltd.
10.39 (15)	Consulting Agreement, dated July 1, 2001, between China Broadband Corp and Barry L. Mackie
10.40 (15)	Memorandum of Understanding between Chengdu Big Sky Network Technology Services Ltd. and Jitong Network Communications Co. dated October 15, 2001
10.41 (15)	Consulting Agreement, dated April 1, 2001 between China Broadband Corp. and Richard Lam
10.42 (17)	Joint Project Contract between the Chong Qing Branch of Jitong Network Communications Co. Ltd. and Chengdu Big Sky Network Technology Services Ltd. dated October 31, 2001
10.43 (17)	Alternative Compensation Plan
10.44 (17)	Fee Arrangement Agreement dated January 28, 2002, between China Broadband Corp. and Michael Morrison
10.45 (18)	Agency Agreement between China Broadband Corp. and Canaccord Capital (Europe) Limited dated March 13, 2002
10.46 (19)	Agreement of Cooperative Rights & Interests Assignment between Big Sky Network Canada Ltd. and Winsco International Limited dated September 13, 2002 – English Translation
10.47 (21)	Share Exchange Agreement, dated October 27, 2003, between China Broadband Corp., Big Sky Energy Kazakhstan Ltd. and its shareholders.

.

10.48 (22)	Consulting Agreement dated January 15, 2004, between China Energy Ventures Corp. and Richard Lam
10.49 (22)	Consulting Agreement dated January 15, 2004, between China Energy Ventures Corp. and Daming Yang
10.50 (22)	Consulting Agreement dated January 15, 2004, between China Energy Ventures Corp. and M.H. Financial Management Ltd.
10.51 (22)	Consulting Agreement dated January 1, 2004, between China Energy Ventures Corp. and Wei Yang
10.52 (22)	Share Purchase Agreement dated October 7, 2003 between Big Sky Energy Kazakhstan Ltd. and Shengli Oilfield Junwei Petroleum-Tech Development Co. Ltd. – English Translation
10.53 (22)	Frame Agreement of Jointly Cooperation dated November 6, 2003 between Big Sky Energy Kazakhstan Ltd. and Shengli Oilfield Junwei Petroleum-Tech Development Co. Ltd. – English Translation
10.54 (22)	Escrow Agreement dated January 30, 2004 between Big Sky Energy Kazakhstan Ltd., Shengli Oilfield Junwei Petroleum-Tech Development Co. Ltd. and W. Scott Lawler
10.55 (23)	Asset Purchase Agreement dated February 27, 2004 between IbrizOil Inc. and China Energy Ventures Corp.
10.56 (23)	Contract for exploration and production of hydrocarbons at Dauletaly Field dated February 17, 2003 between KoZhaN LLP and the Ministry of Energy and Mineral Resources of Kazakhstan
10.57 (23)	Contract for exploration and production of hydrocarbons at Karatal Field dated February 17, 2003 between KoZhaN LLP and the Ministry of Energy and Mineral Resources of Kazakhstan
10.58 (23)	Contract for exploration and production of hydrocarbons at Morskoe Field dated February 17, 2003 between KoZhaN LLP and the Ministry of Energy and Mineral Resources of Kazakhstan
10.59 (23)	Audit Committee Charter, amended November 12, 2003
10.60 (24)	Sale and Purchase Agreement between Big Sky Energy Atyrau Ltd., Batys Petroleum LLP and Glushich Victor Petrovich dated April 10, 2004
10.61 (24)	Amendment Agreement No. 1 to the Sale and Purchase Agreement Dated April 10, 2004 between Big Sky Energy Atyrau Ltd., Batys Petroleum LLP and Glushich Victor Petrovich dated April 12, 2004
10.62 (24)	Agreement for Assignment of the Creditor’s Rights between Vector Energy West LLP, Lorgate Management Inc. and Big Sky Energy Atyrau Ltd. dated April 10, 2004
10.63	Contract on prospecting of hydrocarbons at Atyrau Field dated December 28, 2002 between Vector Energy West LLP and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan
10.64

Contract on prospecting and production of hydrocarbons at Liman-2 Field dated December 28, 2002 between Vector Energy West LLP and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan

14 (23)	Code of Business Conduct and Ethics
16.1 (9)	Change in Auditor Letter of Amisano Hanson
16.2 (10)	Change in Auditor Letter of Arthur Anderson LLP
21.1	List of subsidiaries of registrant
23.1 (26)	Consent of W. Scott Lawler, Attorney and Counselor at Law (See Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP - China Energy Ventures Corp.
23.3	Consent of Deloitte & Touche LLP – Big Sky Energy Kazakhstan Ltd.
23.4	Consent of TOO Deloitte & Touche – KoZhaN LLP
23.5	Consent of TOO Deloitte & Touche – Vector Energy West LLP
23.6 (26)	Consent of PetroGlobe (Canada) Ltd.
31.1	Section 302 Certification – Chief Executive Officer
31.2	Section 302 Certification – Chief Financial Officer
32.1	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 – Chief Executive Officer
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 – Chief Financial Officer

(1)	Previously filed on Form 10-SB on December 2, 1999.
(2)	Previously filed on Form 8-K filed on April 28, 2000.

(3)	Previously filed on Form 10-KSB on July 11, 2000.
(4)	Previously filed on Form 8-K filed on September 29, 2000.
(5)	Previously filed on Form S-1 filed on December 6, 2000.
(6)	Previously filed on Form 10-QSB on March 15, 2001.
(7)	Previously filed on Form 8-K/A on December 12, 2000.
(8)	Previously filed on Form 10-KSB on March 28, 2001.
(9)	Previously filed on Form 8K on August 25, 2000.
(10)	Previously filed on Form 8K on September 26, 2000.
(11)	Previously filed on Form S-1, Amendment No. 1 on April 6, 2001.
(12)	Previously filed on Form S-1, Amendment No. 3 on July 2, 2001.
(13)	Previously filed on Form S-1, Amendment No. 4 on July 27, 2001.
(14)	Previously filed on Form S-1, Amendment No. 5 on August 10, 2001.
(15)	Previously filed on Form S-1, Amendment No. 7 on October 25, 2001.
(16)	Previously filed on Form 10-QSB on November 14, 2001.
(17)	Previously filed on Form 10-KSB on April 1, 2002.
(18)	Previously filed on Form S-1 on April 12, 2002.
(19)	Previously filed on Form 8-K/Amendment No. 1 on October 30 2002.
(20)	Previously filed on Form 10-KSB on April 16, 2003.
(21)	Previously filed on Form 8-K on October 31, 2003.
(22)	Previously filed on Form SB-2 on February 19, 2004.
(23)	Previously filed on Form 10-KSB on March 30, 2004.
(24)	Previously filed on Form 8-K on May 18, 2004.
(25)	Previously filed on Form 10-QSB on May 21, 2004.
(26)	Previously filed on Form SB-2 on July 28, 2004.

UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, we hereby undertake to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

(1)	File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:
	(a)	Include any prospectus required by section 10(a)(3) of the Securities Act;
(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	(c)	Include any additional or changed material information on the plan of distribution.
(2)

For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned on September 30, 2004.

CHINA ENERGY VENTURES CORP.
By:	/s/ Matthew Heysel
Matthew Heysel, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
Matthew Heysel
Matthew Heysel /s/Daming Yang	Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2004
Daming Yang /s/ Thomas Milne	President and Director	September 30, 2004
Thomas Milne /s/ Jian Jiang Jia	Chief Financial Officer and Director (Principal Accounting Officer)	September 30, 2004
Jian Jiang Jia /s/ Han Hua Feng	Director	September 30, 2004
Han Hua Feng /s/ Tao Qu	Director	September 30, 2004
Tao Qu	Director	September 30, 2004

INDEX TO FINANCIAL STATEMENTS


CHINA ENERGY VENTURES CORP. (as at December 31, 2003)	PAGE

Report of Independent Registered Chartered Accountants	68
Consolidated Balance Sheets	69
Consolidated Statements of Operations and Deficit	70
Consolidated Statements of Stockholders’ Equity	71
Consolidated Statements of Cash Flows	73
Notes to Consolidated Financial Statements	75

CHINA ENERGY VENTURES CORP. (as at June 30, 2004) (unaudited)

Condensed Consolidated Balance Sheets	88
Condensed Consolidated Statements of Operations and Deficit	89
Condensed Consolidated Statements of Stockholders’ Equity	90
Condensed Consolidated Statements of Cash Flows	93
Notes to Condensed Consolidated Financial Statements	94

CONSOLIDATED FINANCIAL STATEMENTS
BIG SKY ENERGY KAZAKHSTAN LTD. (Successor) and KOZHAN LLP (Predecessor)

Report of Independent Registered Chartered Accountants – Big Sky Energy Kazakhstan Ltd.	111
Independent Auditors’ Report – KoZhaN LLP	112
Consolidated Statements of Operations for the period from August 11, 2003 (date of inception of the Successor)
to December 31, 2003, the period from January 1, 2003 to August 11, 2003, the year ended December 31, 2002, the period from April 28, 2001 (date of inception of the Predecessor) to December 31, 2001, and
the cumulative period from April 28, 2001 to December 31, 2003	113
Consolidated Balance Sheets as at December 31, 2003 and 2002	114
Consolidated Statements of Partners’ Deficit/Shareholders’ Equity for the period from April 28, 2001
to December 31, 2003	116
Consolidated Statements of Cash Flows for the period from August 11, 2003 (date of inception of the Successor) to
December 31, 2003, the period from January 1, 2003 to August 11, 2003, the year ended December 31, 2002, the period from April 28, 2001 (date of inception of the Predecessor) to December 31, 2001, and
the cumulative period from April 28, 2001 to December 31, 2003	117
Notes to Consolidated Financial Statements	118

VECTOR ENERGY WEST LLP (as at December 31, 2003)

Independent Auditors’ Report	130
Statements of Loss	131
Balance Sheets	132
Statements of Changes in Parnters’ Deficit	133
Statements of Cash Flow	134
Notes to the Financial Statements	135

VECTOR ENERGY WEST LLP (as at March 31, 2004) (unaudited)

Interim Statements of Loss	145
Balance Sheets	146
Interim Statements of Changes in Partners’ Deficit	147
Interim Statements of Cash Flows	148
Notes to the Interim Financial Statements	149

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
CHINA ENERGY VENTURES CORP.

Introduction – Unaudited Pro Forma Condensed Consolidated Financial Statements	160

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2004	161
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003	162
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	163

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Board of Directors and Stockholders of

China Energy Ventures Corp. (formerly China Broadband Corp.):

We have audited the consolidated balance sheets of China Energy Ventures Corp. and subsidiaries (a Development Stage Enterprise) as of December 31, 2003 and 2002 and the related consolidated statements of operations and deficit, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2003 and for the period from February 1, 2000 (date of incorporation) to December 31, 2003.  These financial statements are the responsibility of the Corporation’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of China Energy Ventures Corp. and subsidiaries as of December 31, 2003 and 2002 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 and for the period from February 1, 2000 (date of incorporation) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern.  The Corporation is a development stage enterprise engaged in providing equipment and technical services to users of high speed Internet, data and voice services in The People’s Republic of China.  As discussed in Note 2 to the financial statements, the Corporation’s operating losses since inception raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 3 to the financial statements, effective January 1, 2002, the Corporation changed its method of accounting for goodwill.

/s/ Deloitte & Touche LLP

Registered Chartered Accountants

Calgary, Alberta, Canada

March 4, 2004

CHINA ENERGY VENTURES CORP. (formerly China Broadband Corp.)
(a Development Stage Enterprise)
Consolidated Balance Sheets
(Expressed in United States Dollars)

	December 31, 2003	December 31, 2002
ASSETS
CURRENT
Cash and cash equivalents	$1,068,451	$1,688,173
Restricted cash (Note 3)	30,000	30,000
Interest and other receivable	87,158	200,880
Advances to related party (Note 15)	1,154,941	-
Prepaid expenses	163,017	12,553
	2,503,567	1,931,606
Property and equipment, net (Note 4)	287,139	456,252
	$2,790,706	$2,387,858
LIABILITIES
CURRENT
Accounts payable and accrued liabilities (Note 5)	$262,313	$195,009

CONTINUING OPERATIONS (Note 2)
COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS’ EQUITY
Common stock	89,516	80,933
$0.001 par value, shares authorized:50,000,000;
shares issued and outstanding: 31,096,603
(2002-22,513,801) (Note 7)
Additional paid in capital	26,840,474	22,908,005
Deferred compensation	(1,008,510)	(532,764)
Deficit	(23,393,087)	(20,263,325)
	2,528,393	2,192,849
	$2,790,706	$2,387,858

The accompanying notes are an integral part of this consolidated financial statement.

CHINA ENERGY VENTURES CORP. (formerly China Broadband Corp.)
(a Development Stage Enterprise)
Consolidated Statements of Operations and Deficit
(Expressed in United States Dollars)
				Cumulative Period From
				Date of
				Incorporation
	Year Ended December 31			Feb 1, 2000 to
	2003	2002	2001	Dec 31, 2003
REVENUE
Internet Services	$184,328	141,942	20,579	$346,849
Technical consulting	-	-	-	208,333
Cost of Sales (exclusive of amortization
shown separately below)	(119,722)	(120,392)	(17,592)	(257,706)

GENERAL AND ADMINISTRATIVE
EXPENSES (including non-cash
compensation of $1,541,174 (2002-
$489,654, 2001-$369,036))	(3,038,170)	(2,004,663)	(2,115,581)	(10,264,799)
DEPRECIATION AND AMORTIZATION	(170,433)	(213,162)	(2,440,772)	(3,403,380)
IMPAIRMENT OF ASSETS (Note 6)	-	(400,000)	(8,228,623)	(8,628,623)
	(3,143,997)	(2,596,275)	(12,781,989)	(21,999,326)

LOSS IN BIG SKY NETWORK
CANADA LTD.	-	-	-	(181,471)
LOSS IN SHEKOU JOINT
VENTURE (Note 6)	-	(123,504)	(283,682)	(609,607)
LOSS IN CHENGDU JOINT
VENTURE (Note 6)	-	-	(1,098,087)	(1,141,793)
GAIN ON SALE OF SHEKOU
JOINT VENTURE (Note 6)	-	125,798	-	125,798
INTEREST INCOME	14,235	2,501	89,093	413,312

NET LOSS	(3,129,762)	(2,591,480)	(14,074,665)	(23,393,087)

DEFICIT, BEGINNING OF PERIOD	(20,263,325)	(17,671,845)	(3,597,180)	-

DEFICIT, END OF PERIOD	$(23,393,087)	(20,263,325)	(17,671,845)	$(23,393,087)

LOSS PER SHARE
Basic and diluted	$(0.13)	(0.12)	(0.72)

SHARES USED IN COMPUTATION
Basic and diluted	23,536,537	21,774,775	19,474,517

The accompanying notes are an integral part of this consolidated financial statement.

CHINA ENERGY VENTURES CORP. (formerly China Broadband Corp.) (a Development Stage Enterprise) Consolidated Statements of Stockholders’ Equity (Expressed in United States Dollars)
			Additional			Total
	Common Stock		Paid-in	Deferred	Accumulated	Stockholders’
	Shares	Amount	Capital	Compensation	Deficit	Equity
		$	$	$	$	$

Balance,	1,509,850	59,971	-	-	-	59,971
February 1, 2000

Issue of common stock
for the outstanding shares
of China Broadband
(BVI) Corp.	13,500,000	13,500	696,529	-	-	710,029

Stock issued pursuant to
private placement agreements at $0.20
per share	500,000	500	98,835	-	-	99,335

Stock issued pursuant to
private placement agreements at $1.00
per share	1,530,000	1,530	1,518,289	-	-	1,519,819

Stock issued pursuant to private placement agreement at $7.50 per
share	1,301,667	1,302	9,696,236	-	-	9,697,538

Acquisition of the shares
of Big Sky Network
Canada Ltd.	1,133,000	1,133	8,496,367	-	-	8,497,500

Issuance of warrants	-	-	44,472	-	-	44,472

Non-cash compensation	-	-	15,235	-	-	15,235

Deferred compensation	-	-	65,381	(65,381)	-	-

Amortization of deferred
compensation	-	-	-	7,386	-	7,386

Net loss	-	-	-	-	(3,597,180)	(3,597,180)

Balance,
December 31, 2000	19,474,517	77,936	20,631,344	(57,995)	(3,597,180)	17,054,105
Deferred compensation	-	-	1,030,708	(1,030,708)	-	-

Issuance of warrants	-	-	277,775	-	-	277,775

Amortization of deferred
compensation	-	-	-	369,037	-	369,037

Net loss	-	-	-	-	(14,074,665)	(14,074,665)

Balance,
December 31, 2001	19,474,517	77,936	21,939,827	(719,666)	(17,671,845)	3,626,252

Amortization of deferred
compensation (Note 8)	-	-	-	326,191	-	326,191

Deferred compensation	-	-	139,289	(139,289)	-	-

Alternative
Compensation Plan
(Note 10)	-	-	163,463	-	-	163,463

Issuance of common
stock to settle legal
fees	42,124	-	21,062	-	-	21,062

Stock issued pursuant to
private placement
agreements at $0.25
per share	2,997,160	2,997	644,364	-	-	647,361

Net loss	-	-	-	-	(2,591,480)	(2,591,480)

Balance,
December 31, 2002	22,513,801	80,933	22,908,005	(532,764)	(20,263,325)	2,192,849

Amortization of deferred
compensation (Note 8)	-	-	-	1,541,174	-	1,541,174

Deferred compensation	-	-	2,016,920	(2,016,920)	-	-

Alternative
Compensation Plan
(Note 10)	682,802	683	(683)	-	-	-

Stock issued pursuant to
private placement
agreements at $0.25
per share	7,900,000	7,900	1,916,232	-	-	1,924,132

Net loss	-	-	-	-	(3,129,762)	(3,129,762)

Balance,
December 31, 2003	31,096,603	89,516	26,840,474	(1,008,510)	(23,393,087)	2,528,393

The accompanying notes are an integral part of this consolidated financial statement.

CHINA ENERGY VENTURES CORP. (formerly China Broadband Corp.)
(a Development Stage Enterprise)
Consolidated Statements of Cash Flows
(Expressed in United States Dollars)
				Cumulative
				Period From
				Date of
				Incorporation
	Year ended December 31			February 1, 2000 to
	2003	2002	2001	December 31, 2003
CASH FLOWS RELATED TO
THE FOLLOWING ACTIVITIES

OPERATIONS
Net loss	$(3,129,762)	(2,591,480)	(14,074,665)	$(23,393,087)
Adjustment for:
Extinguishment of Debt (Note 14)	-	-	(1,422,225)	(1,422,225)
Depreciation and amortization	170,433	213,162	2,440,772	3,403,380
Impairment of assets	-	400,000	8,228,623	8,628,623
Loss in Big Sky Network
Canada Ltd.	-	-	-	181,471
Loss in Shekou joint
venture (Note 6)	-	123,504	283,682	609,607
Loss in Chengdu joint
venture (Note 6)	-	-	1,098,087	1,141,793
Gain on Sale of Shekou
joint venture	-	(125,798)	-	(125,798)
Non-cash stock
compensation (Notes 8, 9 and 10)	1,541,174	489,654	369,036	2,466,957
Issuance of Common Shares
for settlement of legal fees	-	21,062	-	21,062
Changes in operating assets and liabilities
Restricted cash	-	-	-	(30,000)
Interest and other receivable	(6,219)	37,703	(60,382)	(93,099)
Prepaid expenses	(150,465)	156,722	(52,155)	(163,017)
Accounts payable and
accrued liabilities	116,421	(159,614)	12,581	(433,570)
	(1,458,418)	(1,435,085)	(3,176,646)	(9,207,903)
FINANCING
Issue of common stock for cash (Note 7)	1,975,000	749,290	-	14,616,793
Stock issuance costs (Note 7)	(8,785)	(101,929)	-	(186,525)
	1,966,215	647,361	-	14,430,268

INVESTING
Fixed asset additions	(1,319)	(172,599)	(249,386)	(702,696)
Proceeds from the sale of the
Shekou joint venture (net of costs)	22,800	2,006,400	-	2,029,200
Investment in Chengdu joint venture	-	-	(570,000)	(1,935,590)
Acquisition of Big Sky Network

Canada Ltd. (net of cash acquired)	-	-	-	(2,395,828)
Advances to related company	(1,149,000)	-	-	(1,149,000)
	(1,127,519)	1,833,801	(819,386)	(4,153,914)

NET DECREASE(INCREASE) IN CASH
AND CASH EQUIVALENTS	(619,722)	1,046,077	(3,996,032)	1,068,451

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	1,688,173	642,096	4,668,128	-

CASH AND CASH EQUIVALENTS,
END OF PERIOD	$1,068,451	1,688,173	642,096	$1,068,451

SUPPLEMENTAL CASH FLOW
INFORMATION:
Cash paid for income taxes	-	-	-	-
Cash paid for interest	-	-	115,290	115,290

INCLUDED IN FINANCING ACTIVITIES
Accounts payable	42,083	-	-	-

INCLUDED IN INVESTING ACTIVITIES
Accounts receivable	-	114,000	-	-
Accounts payable	-	91,200	-	-

The accompanying notes are an integral part of this consolidated financial statement.

CHINA ENERGY VENTURES CORP. (formerly China Broadband Corp.)

(a Development Stage Enterprise)

Period From Date of Incorporation,

February 1, 2000 to December 31, 2003

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

1.

INCORPORATION AND BACKGROUND

a)

Incorporation and background

China Energy Ventures Corp. (the "Corporation") was incorporated in Nevada in February 1993 under the name "Institute for Counseling, Inc." On April 27, 2000, Institute for Counseling, Inc. changed its name to China Broadband Corp. and on December 29, 2003, China Broadband Corp. changed its name to China Energy Ventures Corp. The Corporation is a development stage enterprise that provides equipment and technical services to support Internet usage in major urban markets throughout The People's Republic of China (the "PRC").  The Corporation is also pursuing the acquisition of oil and gas exploration and production assets (see Note 15).

On April 14, 2000, the Corporation, a public shell company, acquired China Broadband (BVI) Corp. ("CBB - BVI") through a reverse acquisition, which was accounted for as a recapitalization. As a result of the application of the accounting principles governing recapitalization, CBB - BVI (incorporated on February 1, 2000) is treated as the acquiring or continuing entity for financial accounting purposes.  The consolidated financial statements are deemed to be a continuation of CBB - BVI's historical financial statements.

b)

Investment in Big Sky Network Canada Ltd.

CBB - BVI acquired Big Sky Network Ltd. ("BSN") on February 1, 2000.  Between February 22 and April 25, 2000 BSN issued 10,000,000 shares to a third party for cash so that the Corporation only held 50% of the issued share capital of BSN.  The Corporation purchased the other 50% on September 29, 2000.

BSN owned a 50% interest in the joint venture, Shenzhen China Merchants Big Sky Network Ltd. ("Shekou JV"), which provided Internet access to residential and business customers through the cable television infrastructure. On September 13, 2002, the Corporation sold its 50% interest in the Shekou JV.

On July 8, 2000, BSN acquired a 50% interest in a 20-year joint venture, Sichuan Huayu Big Sky Network Ltd. ("Chengdu JV"), which provides Internet access to residential and business customers through the cable television infrastructure in the Sichuan Province, the PRC. BSN agreed to contribute a maximum of $5,500,000 to the Chengdu JV in cash or equipment and is entitled to receive 65% of the profits earned between 2001 and 2007, 50% of the profits earned between 2008 and 2013 and 35% of the profits earned between 2014 and 2020. As at December 31, 2003, the Corporation has contributed $1,935,590 to this joint venture.  The Chengdu JV has incurred losses since inception. In 2002, the Corporation ceased making capital contributions to the Chengdu JV because of the partners’ lack of performance of its commitments under the joint venture agreement. The Corporation is pursuing remedies from its joint venture partner to recover its investment.  In the present environment, the Corporation does not intend to increase its investment in the Chengdu JV.

Profits earned under the joint venture contracts will be equal to net income, which is to be calculated in accordance with PRC generally accepted accounting principles ("GAAP"). The significant differences between PRC GAAP and US GAAP that are applicable to the joint ventures are: Under PRC GAAP, pre-operating expenses are capitalized and are be fully expensed when the Corporation commences operations while these costs are expensed as incurred under US GAAP; a reserve for Staff Welfare and Incentive Bonus Fund is appropriated from net income after taxation for PRC GAAP while it would be recorded as an operating expense under US GAAP. There are other differences between PRC GAAP and US GAAP, however, these differences do not currently impact the joint ventures' financial statements.

c)

Chengdu Big Sky Network Technology Services Ltd.

In October 2001, the Corporation established a wholly owned subsidiary to provide high speed Internet access in the sector of Chengdu, Sichuan Province designated as a development zone for technology based companies. Chengdu Big Sky Network Technology Services Ltd. provides its own Internet fibre link, principally to commercial subscribers and government offices with secondary emphasis placed on residential customers.

2.

CONTINUING OPERATIONS

These consolidated financial statements have been prepared on a going concern basis. Subsequent to December 31, 2003, the Corporation has acquired an oil and gas business and must make certain capital expenditures during the course of the next year (see Note 15). The Corporation's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Corporation be unable to continue as a going concern.

During 2003, the Corporation utilized cash for management and corporate administrative activities of approximately $120,000 per month.  Management anticipates that the Corporation currently has sufficient working capital to fund this minimum level of operations through March 2005.  However, the Corporation may require additional financing to continue as a going concern beyond March 2005. Current cash resources are not anticipated to be sufficient to fund the next phase of the Corporation’s development, including its entry into the oil and gas business, and it will consider seeking additional private equity or debt financing.  There can be no assurances that any such funds will be available, and if funds are raised, that they will be sufficient to achieve the Corporation’s objective, or result in commercial success. The Corporation cannot assure you that it will be able to obtain sufficient capital to satisfy all of its obligations or that its operating subsidiaries will be commercially successful.

The ability of the Corporation to survive will depend on the acceptance of broadband Internet services in the PRC, which remains unproven, and/or on the Corporation’s ability to finance, acquire, explore for and produce oil and natural gas on a profitable basis.

The Corporation's operations may also be adversely affected by significant political, economic and social uncertainties in the PRC and in other countries in which it may acquire oil and gas operations.  Although the government of the PRC has been pursuing economic reform policies, no assurance can be given that it will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances. There is also no guarantee that the pursuit of economic reforms will be consistent or effective.  These factors may impact the Corporation’s ability to conduct its business, the results of its operations and its financial condition and its right to pay dividends.

3.

ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries, BSN, and Chengdu Big Sky Network Technology Services Ltd.

The equity method of accounting is used for companies in which the Corporation has significant influence which generally means common stock ownership of at least 20% and not more than 50%. The Corporation uses the equity method to account for its joint venture investments in the Shekou JV (which was sold in 2002) and the Chengdu JV. BSN was accounted for as a majority-controlled subsidiary until April 25, 2000. For the period April 26, 2000 to September 28, 2000, while the Corporation owned 50% of BSN, BSN was accounted for using the equity method.  For the period since September 29, 2000, BSN has been accounted for as a wholly-owned subsidiary and all material inter-company accounts and transactions have been eliminated.

Cash and cash equivalents

The Corporation considers all highly liquid debt instruments with maturities at the date of purchase of three months or less to be cash equivalents.

Restricted cash

The amount of $30,000 is maintained on deposit to secure corporate credit card balances (2002 - $30,000).

Property and equipment

Property and equipment are stated at cost. Depreciation is computed using the declining balance method as follows:

Furniture and fixtures	20%
Computer hardware	30%

Amortization of leasehold improvements and assets recorded under capital lease agreements are computed using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets, currently over 5 years.

Goodwill and other intangible assets

Up to December 31, 2001, amortization of goodwill was provided using the straight-line method over the estimated useful life of five years. Acquired intangible assets, consisting of intellectual property, the Shekou JV and the Chengdu JV, were amortized using the straight line method over their estimated useful lives, ranging from five to seven years, until December 31, 2001. The Corporation prospectively adopted SFAS No. 142 effective January 1, 2002. SFAS No. 142 eliminates the requirement to amortize goodwill and indefinite-lived intangible assets, extends the allowable useful lives of certain intangible assets, and requires recognition for goodwill and intangible assets and impairment testing, which must be performed at least annually.

Long-lived assets

The carrying value of long-lived assets, which includes goodwill and the investment in the joint ventures, is evaluated whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss is recognized when the estimated undiscounted future cash flow expected to result from the use and disposition of the asset, is less than the carrying value of the asset. (See Note 6)

Income taxes

The Corporation accounts for income taxes using the liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their values for income tax purposes together with operating loss and tax credit carry forward balances, measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized.

Revenue recognition

The Corporation and the joint ventures derive revenue from the sale and rental of cable modems, monthly subscription fees and maintenance fees, which are recognized when the services are provided. Sales of cable modems are recognized when the goods are delivered and title has passed.

The Corporation recognized revenue from technical consulting services rendered to BSN while it was not wholly-owned, on a ratable basis.  Revenue totaling $208,333 was recorded in 2000 in respect of these services.

Stock-based compensation

The Corporation accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". The Corporation accounts for stock-based awards to non-employees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation".

In respect of stock based awards to employees that are accounted for under the intrinsic value method, if compensation expense had been recognized based on the fair values of the stock options on the dates they were granted to employees the Corporation's net loss and net loss per common share would have been as follows:

	Year Ended December 31,
	2003	2002	2001
	$	$	$
Net loss, as reported	(3,129,762)	(2,591,480)	(14,074,665)
Add: Stock-based employee compensation
expense included in reported net loss,
net of related tax effects	1,187,055	-	-
Deduct: Total stock-based employee
compensation expense determined under fair
value-based method for all awards, net of
related tax effects	94,078	278,432	623,512

Proforma net loss	(2,036,785)	(2,869,912)	(14,698,177)

Net loss per share:
Basic and diluted – as reported	(0.13)	(0.12)	(0.72)
Basic and diluted – pro forma	(0.09)	(0.13)	(0.75)

The fair value of stock options used in computing the pro forma net loss and basic loss per common share was estimated at grant date, determined by the Black-Scholes option pricing model with the following assumptions:

	2003	2002	2001

Dividend yield	0%	0%	0%
Expected volatility	140%	100%	92%
Risk free interest rate	3.60%	3.18%	3.28%
Expected option life	5 years	3 years	4.78 years

Net loss per share

Basic loss per share ("EPS") excludes dilution and is computed by dividing net loss attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (warrants to purchase common stock and common stock options) were exercised or converted into common stock, using the treasury stock method.  Potential common shares in the diluted EPS computation are excluded in net loss periods as their effect would be anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates could include the allowance for potentially uncollectible accounts receivable and a valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Financial Instruments

The recorded carrying amount of cash and cash equivalents and accounts payable approximates fair value.

Impact of Recent and Pending Accounting Pronouncements

SFAS 143, Accounting for Asset Retirement Obligations, is effective for financial statements issued for fiscal years beginning after June 15, 2002.  SFAS 143 applies to the legal obligations associated with the retirement of a tangible long-lived asset that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees.  Adoption of SFAS No. 143 in 2003 has not had a material impact on the Corporation’s financial statements.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 elaborates on the disclosures we must make about our obligations under certain guarantees that we have issued. It also requires us to recognize, at the inception of a guarantee, a liability for the fair value of the obligations we have undertaken in issuing the guarantee. The initial recognition and initial measurement provisions are to be applied only to guarantees issued or modified after December 31, 2002. Adoption of these provisions does not have a material impact on the Corporation’s financial position or results of operations. The disclosure requirements are effective for annual or interim periods ending after December 15, 2002.

Effective January 1, 2003, the Corporation adopted the provisions of SFAS 145: Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and technical corrections, which required the Corporation to reclassify an extraordinary item relating to extinguishment of debt to operating income.  The extraordinary item in the amount of $1,422,225 was reclassified to general and administration expenses for the year ended December 31, 2001 and for the cumulative period from inception on February 1, 2000 to December 31, 2003 on the consolidated statement of operations and deficit.

In January 2003, the FASB issued Statement No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123". SFAS 148 amends SFAS 123 "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 has no material impact on the Corporation, as it does not plan to adopt the fair value method of accounting for stock options at the current time. The Corporation has included the required disclosures in these financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 «Consolidation of Variable Interest Entities» (“FIN 46”).  FIN 46 provides criteria for identifying variable interest entities (“VIEs”) and further criteria for determining what entity, if any, should consolidate them.  In general, VIEs are entities that either do not have equity investors with voting rights or have equity investors that do not provide sufficient financial resources for the entity to support its activities.  In December 2003, the FASB issued FIN 46(R) to clarify some of the provisions of FIN 46 and to exempt certain entities from its requirements.  The Company must adopt and apply FIN 46(R) for reporting periods ending after December 15, 2004.  FIN 46(R) is not expected to have a material impact on the Company’s results of operations or financial position.

The following standards issued by the FASB do not impact the Corporation at this time:

-	Statement No. 146 - "Accounting for Costs Associated with Exit or Disposal Activities", effective for exit or disposal activities initiated after December 31, 2002;
-	SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, effective for financial statements issued after June 15, 2003;
-

SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Post Retirements Benefits – an amendment of SFAS No. 87, 88 and 106”, effective for financial statements issued after December 15, 2003; and

SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, effective for contracts entered into or modified after June 30, 2003.

4.

PROPERTY AND EQUIPMENT

Property and equipment consist of:

	December 31 2003	December 31, 2002
	$	$

Furniture and fixtures	163,361	163,361
Computer hardware and software	480,300	478,980
Leasehold improvements	59,036	59,036
	702,697	701,377
Accumulated amortization	(415,558)	(245,125)
	287,139	456,252

1.

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following amounts are included in accounts payable and accrued liabilities:

	December 31 2003	December 31, 2002
	$	$

Trade accounts payable	74,609	82,129
Professional fees	137,583	20,000
Office lease	46,936	-
Costs associated with the sale of the Shekou JV	-	91,200
Other	3,185	1,680
	262,313	195,009

6.

INVESTMENT IN JOINT VENTURES

Impairment of long-lived assets

As part of the review of the December 31, 2001 financial results, management performed an assessment of the carrying value of the long-lived assets recorded as a result of the 2000 acquisition of BSN and from its direct investments in the Shekou and Chengdu JVs.

Economic trends had negatively impacted technology-companies’ market valuations and management's outlook on expected future growth rates for the Internet industry and BSN’s businesses in particular. Based on the review, management concluded that the decline in valuations and expected growth rates within the Internet industry was more than a temporary condition. Consequently, management performed impairment analysis in accordance with its policy as disclosed in Note 3, and as a result, recorded a $7,549,111 write-down of intangible assets and $679,512 write-down of the investment in the Chengdu JV at December 31, 2001, representing the amount by which the carrying values of these assets exceeded their fair values.

Asset	Write Down at December 31, 2001
$

Investment in Chengdu JV	679,512

Intangible Assets
Intellectual property	198,010
Shekou JV	1,911,939
Chengdu JV	3,823,875
Goodwill	1,615,287
7,549,111
Total Write Down	8,228,623

The remaining balance of Intellectual property of $400,000 at December 31, 2001 was written off at December 31, 2002 as the Corporation had sold its interest in the Shekou JV, discontinued its active participation in the Chengdu JV and discontinued pursuing new Internet joint venture opportunities with cable television stations.

On September 13, 2002, BSN sold its 50% interest in Shekou JV for $2,280,000.  Net proceeds, after agent's fees and professional fees, were approximately US$2,029,200.  At the time of the sale, the Corporation's investment in Shekou JV, net of its equity share of losses incurred by the joint venture to the date of sale, was approximately $1,903,402, resulting in a gain of $125,798.

The following table is a summary of the financial information of the Chengdu JV, which is accounted for on an equity basis.  The Corporation wrote off its entire investment in the Chengdu JV in 2001 and has not recognized the losses for 2002 and 2003 in its Statement of Operations.

	December 31, 2003	December 31, 2002	December 31, 2001
	$	$	$

Current assets	14,950	43,154	25,365
Other assets	316,326	460,716	352,705

Total assets	331,276	503,870	378,070

Current liabilities	305,338	277,565	274,315
Capital	25,938	226,305	103,755

Total liabilities and capital	331,276	503,870	378,070

Gross Revenue	76,530	80,635	12,755

Gross Loss	(147,570)	(129,548)	(136,405)

Net loss	(200,564)	(244,797)	(458,435)
Impairment of Assets	--	--	(1,230,930)
Total	(200,564)	(244,797)	(1,689,365)

China Energy Ventures Corp. Share of Loss	(130,367)	(159,118)	(1,098,087)

The following table is a condensed summary of the financial information of the Shekou JV, which was accounted for on the equity method until its sale in September 2002.

	December 31, 2002	December 31, 2001
	$	$

Current assets	-	1,168,309
Other assets	-	928,615

Total assets	-	2,096,924

Current liabilities	-	191,376
Capital	-	1,905,548

Total liabilities and capital	-	2,096,924

Gross Revenue (1)	288,721	315,813

Gross Profit (Loss) (1)	38,167	(43,727)

Net loss (1)	(205,839)	(472,803)

China Energy Ventures Corp. Share of Loss (1)	(123,504)	(283,682)

(1) For the December 31, 2002 year, these numbers reflect operations from January 1, 2002 to September 13, 2002, the date on which the Corporation sold its interest in the Shekou JV.

7.

COMMON STOCK

The Corporation has issued the following shares in a series of private placement agreements:

i.	On April 14, 2000 the Corporation issued 500,000 common shares at $0.20 per share for total proceeds of $100,000;
ii.	On May 12, 2000 the Corporation issued 1,530,000 common shares at $1.00 per share for total proceeds of $1,530,000;
iii.	On May 12, 2000 the Corporation issued 1,301,667 common shares at $7.50 per share for total proceeds of $9,762,503;
iv.	On April 3, 2002, the Corporation issued 2,997,160 common shares at $0.25 per share for total proceeds of $749,290;
v.	On August 26, 2003, 682,802 common shares were issued pursuant to the Alternative Compensation Plan. Proceeds of the issue were recorded in 2002; and
vi.	In the fourth quarter of 2003, the Corporation issued 7,900,000 common shares at $0.25 per share for total proceeds of $1,975,000.

On November 21, 2003, December 2, 2003 and December 30, 2003 the Corporation closed three tranches of a private placement financing and issued 7,900,000 common shares for total proceeds of $1,975,000. Share issue costs of $50,868 were incurred in connection with this private placement.  At December 31, 2003, 31,096,603 common shares were issued and outstanding.  The private placement financing had been authorized for the issue of 8,000,000 common shares to be priced at $0.25 per shares. A further 100,000 shares were issued on January 26, 2004 to complete this private placement.  The proceeds of this financing were used for working capital and to initiate the Corporation’s entry into the oil and gas business in the Republic of Kazakhstan (see Note 15).

8.

STOCK OPTION PLAN

(a)

Stock Option Plan

The Board of Directors of the Corporation adopted the 2000 Stock Option Plan (the "Plan") during April 2000.  Shareholders approved the Plan on June 29, 2001. Under the Plan, the Corporation has reserved 8,000,000 common shares for issuance under options granted to eligible persons. As at December 31, 2003 7,310,000 had been granted and 690,000 remained available for granting.

Under the Plan, options to purchase common shares may be granted to employees, directors and certain consultants at prices not less than the fair market value at date of grant for incentive stock options and not less than 110% of fair market value for incentive stock options where the employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation. These stock options expire three to five years from the date of grant and may be fully exercisable immediately, or may be exercisable according to a schedule or conditions specified by the Board of Directors.

(b)

Option Activity

Option activity under the Plan is as follows:

	2003	2002	2001
	Number of	Number of	Number of
	Shares	Shares	Shares

Opening Balance - January 1	6,810,000	6,618,333	4,775,000
Granted	1,100,000	8,610,000	2,210,000
Cancelled	(600,000)	(8,418,333)	(366,667)

Closing Balance, December 31	7,310,000	6,810,000	6,618,333

Options available for granting	690,000	1,190,000	1,381,667

Option Plan Total	8,000,000	8,000,000	8,000,000

 (c)

Additional information regarding options outstanding as of December 31, 2003 is as follows:

Options Outstanding and Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

$1.00	475,000	1.3	$1.00
$0.82	300,000	2.9	$0.82
$0.05 $0.15	6,235,000 300,000	3.9 4.7	$0.05 $0.15
	7,310,000	3.7	$0.15

On September 4, 2003 the board of directors approved the issuance of 300,000 options to three new directors.  These options were priced at fair market value on the date of the grant with an exercise price of $0.15 per share.  One third of the options vested immediately upon issuance with one third vesting one year from the date of grant and the last third vesting two years from the date of grant.  All unexercised options expire on September 4, 2008.

(d)

As discussed in Note 3, the Corporation accounts for its stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees” and its related interpretations. APB No. 25 does not require any amount to be recorded as a compensation expense for stock options that are issued at market price or above and are exercised, cancelled or allowed to expire under the original terms of the issue.  Where the original terms of the option award are amended, as in an adjustment to the exercise price, the intrinsic value method requires that these stock options be subjected to variable plan accounting. The amount of $1,987,501 was determined to be the increase in the intrinsic value of these amended stock options for 2003 and was recorded as Deferred Compensation.  Of this amount, $1,187,055 was amortized as stock compensation expense over the course of 2003, leaving a balance of  $800,446 (2002 – nil) in respect of Deferred Compensation related to employees, on the balance sheet at December 31, 2003.

(e)

The Corporation accounts for stock based awards to non-employees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". SFAS 123 requires that stock option grants to non-employees be accounted for at fair value on the date of the grant, determined by the Black Scholes option pricing model.  This fair value is then amortized over the service life of the stock option.  In 2003, compensation expense of $354,119 (2002 - $489,654, 2001 - $369,036) was recognized in the consolidated financial statements and the amount of $208,064 was included in Deferred Compensation on the consolidated balance sheet at December 31, 2003 (December 31, 2002 - $532,764) for non-employee stock option grants.

9.

WARRANTS

The Corporation has previously issued the following warrants.  Each warrant can be exchanged for 1 common share at the exercise price noted.

Date of	Number of	Exercise	Expiry
Grant	Warrants	Price	Date

April 2000	50,000	$1.00	April, 2005
April 2002	299,716	$0.25	April 3, 2004

50,000 warrants were granted to a consultant in 2000. The fair value of these warrants was $351 and was expensed in 2000.  299,716 warrants were granted at a price of $0.25 per share under the terms of an Agency Agreement in connection with a private placement conducted in April 2002.

10.

ALTERNATIVE COMPENSATION PLAN

On March 22, 2002 our Board of Directors approved the Alternative Compensation Plan to provide opportunities for officers, directors, employees and contractors to receive all or a portion of their compensation in the form of common shares instead of cash. The Alternative Compensation Plan was approved at our Annual Shareholders’ Meeting held on June 14, 2002. The Plan allowed for maximum compensation of 2,000,000 shares.  This maximum was reached in the third quarter of 2002 and an expense in the amount of $163,463, relating to the future issuance of 2,000,000 common shares, was accrued under the Alternative Compensation Plan in 2002.  Shares are issued upon request of the beneficiaries and no further compensation cost is recorded at that time.  During 2003, 682,802 shares were issued under the Alternative Compensation Plan, leaving a balance of 1,317,198 shares still to be issued at December 31, 2003.

11.

RELATED PARTY TRANSACTION

On December 31, 2003, the Corporation owed $3,185 to Matthew Heysel (2002 - $15,357 was receivable from Mr. Heysel), our Chairman and Chief Executive Officer arising from his expenditures while traveling on the business of the Corporation.  The balance at December 31, 2002 was repaid in early 2003.  Prepaid expenses on the balance sheet at December 31, 2003 include $23,214 that was paid to Matthew Heysel in December 2003 as a prepayment of his regular compensation for the months of January and February 2004.

The Corporation had no banking facilities in the PRC when it initiated operations there in 2001.  In April 2001, the Corporation deposited $2 million into the personal account of the Corporation’s President, Daming Yang, based upon an oral agreement that the funds would be used to pay expenses incurred by the Corporation in the PRC, as instructed by the Corporation’s Chief Executive Officer and Chief Financial Officer, and that the remainder of the funds would be transferred to the Corporation’s bank account in Hong Kong, when established.  Mr. Yang disbursed $950,374 on behalf of the Corporation, earned interest income of $14,936 for the account of the Corporation and transferred the balance of $1,064,562 to the Corporation’s account in Hong Kong in September 2001.  Mr. Yang received no benefit from holding the funds.

The Corporation has been unable to establish a bank account in Beijing.  Each month, the Corporation transfers funds to Kai Yang, the brother of our President and a consultant to BSN, who is resident in Beijing, to cover the costs of maintaining an office in Beijing.  During 2003, the Corporation advanced $455,000 to Kai Yang and he disbursed the full amount for salaries, office rental, professional fees, travel, and other office administration expenses of the Corporation (2002 - $423,082).  Kai Yang retained no part of these funds.

Big Sky Exploration (Ventures) Alberta Ltd. and Big Sky Exploration (Ventures) II Alberta Ltd., companies of which Matthew Heysel, our Chairman and Chief Executive Officer, was also Chairman and Chief Executive Officer, both entered into sub-leases with us for the use of office space on October 1, 2002, at a rate of CDN $5,000 per month should they obtain profitability.  These companies did not achieve profitability and each made one payment of CDN $5,000 to exit their lease in 2003.

M3 Energy Corp., a company of which Matthew Heysel, our Chairman and Chief Executive Officer, was a director until May 2002 and Mr. Thomas Milne, our Chief Financial Officer has been a director since inception, sub-leased office space from us in 2002 from January thru June at a rate of CDN $1,500.  In 2002 a total of CDN $9,000 was paid by M3 Energy to us for this office space.

12.

INCOME TAXES

The Corporation did not provide any current or deferred U.S. federal or foreign income tax provision or benefit because it has experienced operating losses since inception. The Corporation is not liable for any state taxes.

	2003	2002	2001

Loss before income taxes	$3,129,762	$2,591,480	$14,074,665

Composite statutory income tax rate	35.0%	35.0%	35.0%
Expected income tax recovery	$(1,095,417)	$(907,018)	$(4,926,133)
Tax benefit not recognized	1,095,417	907,018	4,926,133

Income tax expense (recovery)	$-	$-	$-

At December 31, 2003, the Corporation had a net operating loss of approximately $15,500,000 (2002 - $14,200,000) for U.S. federal purposes. Utilization of the net operating loss, which expires on various dates starting in 2007, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended.  Due to the uncertainty of utilizing these net operating losses, the Corporation has made a valuation allowance of an amount equal to the related deferred tax asset.

	December 31 2003	December 31, 2002
	$	$

Net operating loss carry forward balance	15,500,000	14,200,000

Composite statutory tax rate	35.0%	35.0%
Deferred tax asset	5,425,000	4,970,000
Valuation allowance	(5,425,000)	(4,970,000)
	-	-

13.

COMMITMENTS AND CONTINGENCIES

BSN made an investment commitment for capital contributions to the Chengdu JV totaling a maximum of $5,500,000. To date, $1,935,590 has been contributed to this joint venture. In the present environment, the Corporation does not intend to advance further funds or assets to the Chengdu JV.  The Corporation expects that the remaining $3,564,410 will be funded, over the life of the joint venture, from the cash flow of the joint venture.

In 2003, the Corporation recorded expenses for rental payments under operating leases, net of amounts recovered from sub-lessees, totaling $129,965 (2002 - $42,902; 2001 - $47,361). Minimum lease payments under operating leases for the years ending December 31 are as follows:

$
2004	157,988
2005	68,639
2006 to 2021 (per year)	17,101

The Corporation is subject to potential litigation in the normal course of operations.  There are no claims currently pending that management considers would materially affect the Corporation’s financial position or results of operations.

14.

EXTINGUISHMENT OF DEBT

On July 27, 2001, the Corporation completed a transaction to cancel a promissory note payable and recorded a gain of $1,422,225 as a reduction of general and administrative expense (see Note 3).  The gain would have resulted in an income tax expense of approximately $498,000.  However, the Corporation had sufficient tax losses carried forward to offset this expense.

15.

SUBSEQUENT EVENTS

On January 12, 2004, the Corporation completed the acquisition of 100% of the issued and outstanding share capital of Big Sky Energy Kazakhstan Ltd (“BSEK”).  The Corporation issued 8,000,000 common shares at a deemed price of $0.286 per share, being the trading price of the Corporation’s shares at the date of announcing the transaction, for total consideration including transaction costs of $2,288,000. Among the sellers of the BSEK shares, was a company which held 80% of those shares and which was wholly-owned by Kai Yang, the brother of the Corporation’s President, and of which Matthew Heysel, the Chairman and Chief Executive Officer of the Corporation, and Daming Yang, President of the Corporation, were senior officers at the time.  BSEK holds a 90% interest in a partnership that is registered in the Republic of Kazakhstan and holds the rights to explore for and produce oil and natural gas from three properties in that country.  The acquired net assets of BSEK and consideration given were as follows:

Oil and gas properties	$6,442,570
Current assets, including cash of $339,353	342,431
Loan receivable from BSEK	(1,154,941)
Other current liabilities	(968,753)
Non-current liabilities	(2,373,307)
Net assets acquired	$2,288,000

Consideration, 8,000,000 common shares issued	$2,288,000

The oil and gas properties include previously-discovered proved non-producing oil reserves as well as mineral rights over the remainder of the acreage.  The Corporation is reviewing the valuation of the assets acquired and adjustments may be made to the values ascribed above.

At December 31, 2003, the Corporation had advanced $1,154,941, including accrued interest of $5,941, to BSEK.  This amount is reflected on the balance sheet as Advances to related party.  The amount is unsecured, bears interest at the rate of 5% per annum and is repayable on or before June 1, 2004.

On January 30, 2004, BSEK entered into a subscription and escrow agreement to issue common shares from treasury.  The shares are being held in escrow pending receipt of the full amount of the subscription proceeds totaling $2,300,000.  Upon release of the shares from escrow, the Corporation’s interest in the share capital of BSEK will be reduced to 50%. The Corporation anticipates recording a gain or loss on the dilution of its interest in BSEK upon this transaction closing.  This amount of the gain or loss will be determined at the date of closing.  The gain or loss will be accounted for as a change in Additional Paid in Capital on the balance sheet.

On February 27, 2004, we entered into an Asset Purchase Agreement with IbrizOil Inc., an Alberta corporation, referred to as Ibriz.  Under the terms of the agreement, Ibriz assigned its 5% over-riding royalty (the “Asset”) in BSEK’s interest in KoZhaN in exchange for common stock of China Energy Ventures Corp.  On March 4, 2004, we issued 681,475 common shares to Ibriz in connection with the agreement.  At the time of this transaction, Mr. Van Doorne was our Executive Vice President, the Managing Director of BSEK and a shareholder of China Energy Ventures Corp., as well as, the Chief Executive Officer, a director and a shareholder of Ibriz.

16.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (Unaudited)

Interim Quarter Ended	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003
	$	$	$	$
Sales	45,344	45,250	48,530	45,204
Gross profit (loss)	37,055	8,622	13,226	5,703
Net loss from continuing operations	(1,692,883)	(549,926)	(506,093)	(380,860)
Net loss	(1,692,883)	(549,926)	(506,093)	(380,860)

Loss per share	(0.06)	(0.02)	(0.02)	(0.02)

Interim Quarter Ended	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002
	$	$	$	$
Sales	47,042	40,617	31,323	22,960
Gross profit (loss)	1,580	15,039	5,934	(1,003)
Net loss from continuing operations	(929,457)	(375,178)	(826,152)	(460,693)
Net loss	(929,457)	(375,178)	(826,152)	(460,693)

Loss per share	(0.04)	(0.02)	(0.04)	(0.02)

CHINA ENERGY VENTURES CORP.
(a Development Stage Enterprise)
Condensed Consolidated Balance Sheets (unaudited)
(Expressed in United States Dollars)

	June 30, 2004	December 31, 2003
ASSETS
CURRENT
Cash and cash equivalents	$ 664,106	$ 1,068,451
Restricted cash	30,000	30,000
Advances to related parties	-	1,154,941
Interest and other receivables	189,646	87,158
Prepaid expenses	236,907	163,017
	1,120,659	2,503,567
CAPITAL ASSETS
Property and equipment (Note 6)	404,096	287,139
Oil and gas properties (Note 5, 7)	18,341,363	-
	19,866,118	2,790,706
LIABILITIES
CURRENT
Obligations for social sphere development (Note 8)	791,599	-
Obligations for professional training of personnel (Note 9)	119,600
Obligations for acquisition of the right for geological information use (Note 10)	758,265
Accounts payable and accrued liabilities	824,047	262,313
Due to related parties (Note 11)	350,630	-
	2,844,141	262,313
LONG-TERM
Obligations for social sphere development (Note 8)	1,626,532	-
Obligations for professional training of personnel (Note 9)	329,995	-
Obligations for historical cost reimbursement (Note 12)	965,763	-
Asset retirement obligation (Note 13)	20,576	-
Deferred income tax liability (Note 14)	3,912,656	-
	9,699,663	262,313

COMMITMENTS AND CONTINGENCIES (NOTE 16)

STOCKHOLDERS' EQUITY
Common stock (Note 17)	112,147	89,516
$0.001 par value, shares authorized: 150,000,000;
shares issued and outstanding: 53,728,210 (December
31, 2003 – 31,096,603)
Additional paid in capital	35,550,040	26,840,474
Deferred compensation	(358,331)	(1,008,510)
Deficit accumulated during development stage	(25,137,401)	(23,393,087)
	10,166,455	2,528,393
	$ 19,866,118	$ 2,790,706

The accompanying notes are an integral part of this consolidated financial statement.

CHINA ENERGY VENTURES CORP.
(a Development Stage Enterprise)
Condensed Consolidated Statements of Operations & Deficit (unaudited)
Expressed in United States Dollars
					Cumulative
					Period From
					Inception
	Three Months Ended		Six Months Ended		February 1,
	June 30,		June 30,		2000 to
	2004	2003	2004	2003	June 30, 2004
REVENUE
Internet Services	$33,185	48,530	$64,548	93,734	$411,397
Technical consulting	--	--	--	--	208,333
Cost of Sales	(46,500)	(35,304)	(89,879)	(74,805)	(347,585)

GENERAL AND ADMINISTRATIVE EXPENSES
(including non-cash compensation (recovery) of ($177,541) for the three months ended June 30, 2004 (2003-$171,646) and $14,179 for the six months ended June 30, 2004) (2003-$258,049)	(817,914)	(480,459)	(1,584,446)	(829,932)	(11,849,245)
AMORTIZATION	(63,293)	(39,893)	(93,526)	(81,690)	(3,496,906)
ACCRETION	(36,153)	--	(36,153)	--	(36,153)
IMPAIRMENT OF ASSETS	--	--	--	--	(8,628,623)
	(930,675)	(507,126)	(1,739,456)	(892,693)	(23,738,782)

LOSS IN BIG SKY NETWORK CANADA LTD.	--	--	--	--	(181,471)
LOSS IN SHEKOU JOINT VENTURE	--	--	--	--	(609,607)
LOSS IN CHENGDU JOINT VENTURE (Note 4)	--	--	--	--	(1,141,793)
GAIN ON SALE OF SHEKOU	--	--	--	--	125,798
FOREIGN EXCHANGE GAIN (LOSS)	(7,093)	--	(7,093)	--	(7,093)
INTEREST INCOME	413	1,033	2,235	5,740	415,547

NET LOSS	(937,355)	(506,093)	(1,744,314)	(886,953)	(25,137,401)

DEFICIT, BEGINNING OF PERIOD	(24,200,046)	(20,644,185)	(23,393,087)	(20,263,325)	--

DEFICIT, END OF PERIOD	$(25,137,401)	(21,150,278)	$(25,137,401)	(21,150,278)	$(25,137,401)

LOSS PER SHARE
Basic and diluted	$(0.02)	(0.02)	$(0.04)	(0.04)

SHARES USED IN COMPUTATION
Basic and diluted	41,615,500	22,513,801	43,234,825	22,513,801

The accompanying notes are an integral part of this consolidated financial statement.

CHINA ENERGY VENTURES CORP. (a Development Stage Enterprise) Condensed Consolidated Statements of Stockholders’ Equity (unaudited) (Expressed in United States Dollars)
					Deficit
					Accumulated
			Additional		during the	Total
	Common Stock		Paid-in	Deferred	Development	Stockholders’
	Shares	Amount	Capital	Compensation	Stage	Equity
		$	$	$	$	$

Balance,	1,509,850	59,971	-	-	-	59,971
February 1, 2000

Issue of common stock
for the outstanding
Shares of China
Broadband (BVI)
Corp.	13,500,000	13,500	696,529	-	-	710,029

Stock issued pursuant to
private placement
Agreements at $0.20
per share	500,000	500	98,835	-	-	99,335

Stock issued pursuant to
private placement
Agreements at $1.00
per share	1,530,000	1,530	1,518,289	-	-	1,519,819

Stock issued pursuant to
private placement
agreement at $7.50 per
Share	1,301,667	1,302	9,696,236	-	-	9,697,538

Acquisition of the shares
of Big Sky Network
Canada Ltd.	1,133,000	1,133	8,496,367	-	-	8,497,500

Issuance of warrants	-	-	44,472	-	-	44,472

Non-cash compensation	-	-	15,235	-	-	15,235

Deferred compensation	-	-	65,381	(65,381)	-	-

Amortization of deferred
compensation	-	-	-	7,386	-	7,386

Net loss	-	-	-	-	(3,597,180)	(3,597,180)

Balance,
December 31, 2000	19,474,517	77,936	20,631,344	(57,995)	(3,597,180)	17,054,105

Deferred compensation	-	-	1,030,708	(1,030,708)	-	-

Issuance of warrants	-	-	277,775	-	-	277,775

Amortization of deferred
compensation	-	-	-	369,037	-	369,037

Net loss	-	-	-	-	(14,074,665)	(14,074,665)

Balance,
December 31, 2001	19,474,517	77,936	21,939,827	(719,666)	(17,671,845)	3,626,252

Amortization of deferred
compensation	-	-	-	326,191	-	326,191

Deferred compensation	-	-	139,289	(139,289)	-	-

Alternative
Compensation Plan	-	-	163,463	-	-	163,463

Issuance of common
stock to settle legal
fees	42,124	-	21,062	-	-	21,062

Stock issued pursuant to
private placement
agreements at $0.25
per share	2,997,160	2,997	644,364	-	-	647,361

Net loss	-	-	-	-	(2,591,480)	(2,591,480)

Balance,
December 31, 2002	22,513,801	80,933	22,908,005	(532,764)	(20,263,325)	2,192,849

Amortization of deferred
compensation	-	-	-	1,541,174	-	1,541,174

Deferred compensation	-	-	2,016,920	(2,016,920)	-	-

Alternative
Compensation Plan	682,802	683	(683)	-	-	-

Stock issued pursuant to
private placement
agreements at $0.25
per share	7,900,000	7,900	1,916,232	-	-	1,924,132

Net loss	-	-	-	-	(3,129,762)	(3,129,762)

Balance,
December 31, 2003	31,096,603	89,516	26,840,474	(1,008,510)	(23,393,087)	2,528,393

Amortization of deferred
compensation	-	-	-	14,179	-	14,179

Deferred compensation
expense (recovery)	-	-	(636,000)	636,000	-	-

Stock issued pursuant to
private placement
agreements at $0.25

per share	100,000	100	24,900	-	-	25,000

Stock issued pursuant to
private placement
agreements at $0.50
per share	13,483,750	13,484	6,547,751	-	-	6,561,235

Stock issued pursuant to
purchase of BSEK	8,000,000	8,000	2,280,000	-	-	2,288,000

Stock issued pursuant to
acquisition of BSEK
royalty interest	681,475	681	415,019	-	-	415,700

Options exercised	66,666	67	3,267	-	-	3,334

Warrants exercised	299,716	299	74,629	-	-	74,928

Net loss	-	-	-	-	(1,744,314)	(1,744,314)
Balance,
June 30, 2004	53,728,210	112,147	35,550,040	(358,331)	(25,137,401)	10,166,455

The accompanying notes are an integral part of this consolidated financial statement.

CHINA ENERGY VENTURES CORP.
(a Development Stage Enterprise)
Condensed Consolidated Statements of Cash Flows (unaudited)
Expressed in United States Dollars
					Cumulative
					Period From
					Date of
					Inception
	Three Months Ended		Six Months Ended		February 1,
	June 30,		June 30,		2000 to
	2004	2003	2004	2003	June 30, 2004
CASH FLOWS RELATED TO THE
FOLLOWING ACTIVITIES

OPERATIONS
Net loss	$(937,355)	(506,093)	$(1,744,314)	(886,953)	$(25,137,401)
Adjustment for:
Extinguishment of debt	21,924	--	21,924	--	(1,400,301)
Depreciation and amortization	63,293	39,893	93,526	81,690	3,504,214
Accretion	36,153	--	36,153	--	36,153
Impairment of assets	--	--	--	--	8,628,623
Loss in Big Sky Network Canada Ltd.	--	--	--	--	181,471
Loss in Shekou joint venture	--	--	--	--	609,607
Loss in Chengdu joint venture (Note 4)	--	--	--	--	1,141,793
Gain on sale of Shekou joint venture	--	--	--	--	(125,798)
Non-cash stock compensation (Note 15)	(177,541)	171,646	14,179	258,049	2,481,137
Issuance of Common Shares for settlement
of legal fees	--	--	--	--	21,062
Changes in operating assets and liabilities, net of the effect of acquisitions
Restricted cash	--	--	--	--	(30,000)
Interest and other receivable	(94,113)	450,678	(117,172)	107,985	(1,418,879)
Prepaid expenses	(97,933)	(38,521)	(72,635)	(42,525)	(235,652)
Accounts payable and accrued liabilities	556,222	16,883	343,847	(97,973)	(89,723)
	(629,350)	134,486	(1,424,491)	(579,727)	(10,632,394)
FINANCING
Issue of common stock for cash	6,851,676	--	6,880,009	--	21,496,802
Stock issuance costs	(215,512)	--	(215,512)	--	(402,037)
Repayment of advances for share subscriptions	(250,000)	--	(250,000)	--	(250,000)
Repayment of debt	(570,000)	--	(570,000)	--	(570,000)
	5,816,164	--	5,844,497	--	20,274,765

INVESTING
Oil and gas properties	(408,699)	--	(453,784)	--	(453,784)
Fixed asset additions	(121,117)	--	(202,310)	(1,134)	(905,006)
Advances (repayments) to related parties	1,357	--	(1,108)	--	(1,150,108)
Proceeds from the sale of the Shekou joint
venture (net of costs)	--	--	--	--	2,029,200
Investment in Chengdu joint venture	--	--	--	--	(1,935,590)

Acquisition of Big Sky Network Canada Ltd.	--	--	--	--	(2,395,828)
Acquisition of Big Sky Energy Kazakhstan Ltd.	--	--	339,353	--	(339,353)
Acquisition of Vector Energy West LLP, net of cash acquired	(4,506,502)	--	(4,506,502)	--	(4,506,502)
	(5,034,962)	--	(4,824,352)	(1,134)	(8,978,266)

NET DECREASE (INCREASE) IN CASH
AND CASH EQUIVALANTS	$151,853	134,486	$(404,345)	(580,861)	$664,106

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	512,253	1,002,826	1,068,451	1,718,173	--

CASH AND CASH EQUIVALENTS,
END OF PERIOD	$664,106	1,137,312	$664,106	1,137,312	$664,106

CHINA ENERGY VENTURES CORP. (a Development Stage Enterprise) Notes to the Condensed Consolidated Financial Statements (unaudited) (Expressed in United States Dollars)

1.

BASIS OF PRESENTATION

The condensed consolidated financial statements included herein have been prepared by China Energy Ventures Corp. (the “Company”) without audit in accordance with accounting principles generally accepted in the United States and pursuant to the rules and regulations of the United States Securities and Exchange Commission.  These financial statements are condensed and do not include all disclosures required for annual financial statements and accordingly, these financial statements and the notes thereto should be read in conjunction with the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003.  Our consolidated financial statements for the year ended December 31, 2003 contained Note 2 on our need for additional financing and profitable operations to be able to continue as a going concern. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  In the opinion of management, these financial statements reflect all adjustments, including normal recurring adjustments, considered necessary to present fairly the Company’s condensed financial position at June 30, 2004 and the condensed consolidated results of operations and cash flows for the three and six-month periods ended June 30, 2004 and 2003.

2.

NATURE OF OPERATIONS AND CONTINUING OPERATIONS

On January 12, 2004, the Company completed the acquisition of 100% of the issued and outstanding share capital of Big Sky Energy Kazakhstan Ltd (“BSEK”) thereby acquiring a 90% interest in KoZhaN LLP, a Kazakhstan Limited Liability Partnership (“KoZhaN”) and on May 11, 2004, the Company completed the acquisition of 100% of the outstanding share capital of Vector Energy West LLP, a Kazakhstan Limited Liability Partnership, (“Vector”) through its 75% owned subsidiary, Big Sky Energy Atyrau Ltd. (“BSEA”).  See note 5 “Business Combination”.  As a result of these acquisitions, the nature of operations for the Company has changed.  The Company intends to direct the majority of future capital investment towards oil and gas exploration within the acquired properties. At present the Company is in the exploration phase with regards to its oil and gas properties. This phase is expected to last until the Company finds economically profitable oil reserves. The Company also intends to maintain its existing Internet operations in China.

The Company through Vector entered into Subsurface Use Contracts with the Government of the Republic of Kazakhstan (the “Government”) to explore for and produce hydrocarbons in the Atyrau and Liman-2 oilfields in the Atyrau region (the “Subsurface Use Contracts”).

These condensed consolidated financial statements have been prepared on a going concern basis. Subsequent to December 31, 2003, the Company acquired two oil and gas businesses and must make certain capital expenditures during the course of the next year. The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These condensed consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

On a monthly basis, the Company’s minimum operating costs are approximately $150,000.  The Company anticipates that it currently has sufficient working capital to fund its operations, without conducting a drilling program or acquisitions of other potential fields, through November 2004. The Company will consider seeking additional capital to fund future exploration and development programs or farming-out some of its interest in various projects to third parties.  Such farm-outs would be intended to cover up to 100% of project costs in return for a percentage interest in the project. On August 2, 2004, the Company entered into a Letter of Intent with BT-Oil LLP, a Kazakhstan construction company.  This Letter of Intent contemplates that BT-Oil LLP will complete all road and lease construction and pay for the drilling of the first well on the Morskoe field in return for a 45% interest in the Company’s Morskoe field.  The Company anticipates that the well will be spud by mid-September 2004 following the completion of lease construction.  Meeting the Company’s future financing requirements will be dependent on its ability to develop oil and gas joint venture partnerships on favourable terms, its ability to access equity capital markets and, after achieving or acquiring sustainable production, credit facilities from institutional lenders.  The Company intends to leverage its relationships with personnel at Chinese national oil companies to have them partner with the Company in these projects and to have them provide the initial funding to establish production at selected oil and gas fields in Kazakhstan. There can be no assurances that any such funds will be available, and if funds are raised, that they will be sufficient to achieve the Company’s objective, or result in commercial success. The Company cannot assure you that it will be able to obtain sufficient capital, develop joint venture partnerships or achieve or acquire sustainable production to satisfy all of its obligations or that its operating subsidiaries will be commercially successful. Should the Company be unable to meet its obligations under the Subsurface Use Contracts due to a lack of capital, the Competent Body has the right to terminate the contracts after giving the Company 90 days written notice.

3.

ACCOUNTING POLICIES

Accounting policies as disclosed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 have not changed.

A)

The following additional accounting policies have been implemented with regards to the Company’s oil and gas property assets.

Oil and gas properties

The Company follows the successful efforts method of accounting for its oil and gas operations, whereby expenditures for property acquisitions and all development costs (including development dry holes) and support equipment and facilities are capitalized. The costs of unsuccessful exploratory wells are charged to expense at the time the wells or other exploration activities are determined to be non-productive. Production costs, overheads and all exploration costs other than exploratory drilling are expensed as incurred.

Costs incurred for acquisition of rights to explore and develop the Company’s oilfields, including but not limited to payment for geological information, payment to participate in tender, signature bonuses, obligations on social sphere development, are capitalized and classified as a right to subsurface use. Payroll and related costs incurred during the acquisition and exploration phases and directly related to oil and gas operations are capitalized as part of oil and gas properties.

Impairment of long-lived assets - oil and gas properties

The Company reviews its long-lived assets, including oil and gas properties, for possible impairment by comparing the carrying values with the undiscounted future net before-tax cash flows. Asset impairment may occur if a field discovers lower than anticipated reserves, write downs of proved reserves based on field performance, significant changes in commodity prices, significant decreases in the market value of an asset, and significant change in the extent or manner of use or physical change in an asset. Impaired assets will be written down to their estimated fair values, generally their discounted future net before-tax cash flows. For proved oil and gas properties, the Company performs the impairment test on an individual field basis. Unproved properties are reviewed periodically to determine if there has been impairment of the carrying value with any such impairment charged to expense in the current period.

Borrowing costs

Interest costs related to financing the acquisition of the subsurface use rights, conducting exploration activities and financing major oil and gas development projects are capitalized as part of related assets until the projects are evaluated, or until the projects are substantially complete and ready for their intended use if the projects are evaluated as successful.

Income taxes

Income taxes are accounted for under the liability method in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”.  Tax on the income or loss for the period comprises current tax and any change in deferred tax. Current tax comprises tax payable calculated on the basis of the expected taxable income for the year, and any adjustment of tax payable for previous year.

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income in the reporting periods in which the originating expenditure becomes deductible. In assessing the recoverability of deferred income tax assets, management considers whether it is more likely than not that the deferred income tax assets will be realized. In making this assessment, management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies.

Foreign currency translation

In accordance with the Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" the financial statements of two subsidiaries of the Company, KoZhaN LLP, a Kazakhstan limited liability partnership (“KoZhaN”) and Vector Energy West LLP, a Kazakhstan limited liability partnership, have been translated into United States Dollars (“USD”) from Kazakhstan tenge (“tenge”). KoZhaN and Vector maintain their accounting records in tenge. A majority of KoZhaN’s and Vector’s capitalized costs, expenses, liabilities, loans and cash flows are denominated in USD. Accordingly, KoZhaN and Vector have determined that the USD is its functional currency.

KoZhaN’s and Vector’s long-lived assets and equity are translated using historic exchange rates. Gains and losses arising from these translations are reported in the consolidated statement of operations.

The Kazakhstan tenge is not a fully convertible currency outside of the Republic of Kazakhstan. The translation of tenge denominated assets and liabilities into USD for the purpose of these financial statements does not indicate that the Company could realize or settle in USD the reported values of the assets and liabilities. Likewise, it does not indicate that the Company could return or distribute the reported USD values of capital and retained earnings to the partners.

Employee Benefits

Pension Payments - The Company pays into an employee accumulated pension fund an amount equivalent to 10% of employees’ salaries for employees of its Kazakhstani operations. These amounts are expensed when they are incurred. Pension fund payments are withheld from employees’ salaries and capitalized as part of oil and gas properties or included with general and administrative expenses in the consolidated statement of operations. As at June 30, 2004, the Company was not liable for any supplementary pensions, post-retirement health care, insurance benefits or retirement indemnities to its current or former employees.

Social tax - The Company makes payments of mandatory social tax in the amount of 21% of employee salaries for employees of their Kazakhstani operations. These costs are recorded in the period when they are incurred and capitalized as part of oil and gas properties or included with general and administrative expenses in the consolidated statement of operations.

B)

Stock based compensation

The Company applies the intrinsic value method allowed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") in accounting for its stock option plans. Under APB 25, compensation expense resulting from awards under variable plans is measured at each reporting period as the difference between the quoted market price and the exercise price; the cost is recognized over the period the employee performs related services.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	$	$	$	$
Net loss, as reported	(937,355)	(506,093)	(1,744,314)	(886,953)
Add: Stock-based employee compensation
recovery (expense) included in reported
net loss, net of related tax effects	195,011	81,123	42,908	81,123
Deduct: Total stock-based employee
compensation recovery (expense) determined under
fair value based method for all awards,
net of related tax effects	(5,209)	(14,020)	(18,630)	(44,530)

Pro forma net loss	(747,553)	(438,990)	(1,720,036)	(850,360)

Loss per share:
Basic and diluted – as reported	(0.02)	(0.02)	(0.04)	(0.04)
Basic and diluted – pro forma	(0.02)	(0.02)	(0.04)	(0.04)

4.

INVESTMENT IN JOINT VENTURE

Big Sky Network Canada Ltd., a wholly owned subsidiary of China Energy Ventures Corp., participates in the Chengdu joint venture.  The total investment in the Chengdu joint venture was written off in 2001.

The Chengdu joint venture is accounted for on an equity basis.  The loss in the Chengdu joint venture, $29,027 (2003 - $46,035) for the three months ended June 30, 2004 and $87,845 (2003 - $86,248) for the six months ended June 30, 2004, has not been recognized in the consolidated statement of operations as a result of the write down of the entire investment in the Chengdu joint venture in 2001.  The Company is under no obligation to fund losses of the joint venture.

5.

BUSINESS COMBINATION

Big Sky Energy Kazakhstan Ltd.

On January 12, 2004, the Company completed the acquisition of 100% of the issued and outstanding share capital of BSEK.  The Company issued 8,000,000 common shares at a deemed price of $0.286 per share, being the trading price of the Company’s shares at the date of announcing the transaction, for total consideration including transaction costs of $2,288,000. Among the sellers of the BSEK shares, was a company which held 80% of those shares and which was wholly-owned by Kai Yang, the brother of the Company’s President, and of which Matthew Heysel, the Chairman and Chief Executive Officer of the Company, and Daming Yang, President of the Company, were directors and senior officers of BSEK at the time.  BSEK holds a 90% interest in KoZhaN, which holds the rights to explore for and produce oil and natural gas from three properties in the Republic of Kazakhstan.  The acquired net assets of BSEK and consideration given were as follows:

Oil and gas properties	$6,341,710
Other capital assets	3,424
Current assets, including cash of $339,353	342,431
Loan receivable from BSEK	(1,154,941)
Other current liabilities	(968,753)
Non-current liabilities	(2,275,871)
Net assets acquired	$2,288,000

Consideration, 8,000,000 common shares issued	$2,288,000

The oil and gas properties consist of subsurface use rights to previously-discovered proved non-producing oil reserves.

At December 31, 2003, the Company had advanced $1,154,941, including accrued interest of $5,941, to BSEK.  This amount is reflected on the condensed consolidated balance sheet as an advance to related parties. At June 30, 2004, the loan balance was $2,005,802 including $31,645 of accrued interest and is eliminated in these consolidated financial statements. The amount is unsecured, bears interest at the rate of 5% per annum and is repayable on demand.

Results of operations of BSEK have been included in the condensed consolidated statement of operations of the Company from the period January 12, 2004 to June 30, 2004.

On January 30, 2004, BSEK entered into a subscription and escrow agreement with a third-party to issue common shares from treasury to this third-party.  The shares are being held in escrow pending receipt of the full amount of the subscription proceeds totaling $2,300,000.  On June 28, 2004, the subscription agreement was cancelled and the $250,000 deposit, which had been received in the third quarter of 2003, was refunded.

Royalty Interest

On March 4, 2004, the Company issued 681,475 common shares to IbrizOil Inc. (“Ibriz”), an Alberta corporation, as consideration for the purchase of a royalty interest in the net revenues of BSEK at a cost of $415,700. These shares were valued at $415,700 based on an average closing price of $0.61 from February 20 – 26, 2004. The purchase price was determined based on the results of the valuation report performed by an independent, third party petroleum engineering company. The royalty interest amounts to 5% of BSEK’s net share of the earnings of its 90%-held subsidiary company, KoZhaN. At the time of this transaction, Mr. Van Doorne, who is a director and the Chief Executive Officer of Ibriz, was also our Executive Vice President and the Managing Director of BSEK.  The acquisition of the royalty interest has been accounted for as an increase in oil and gas property.

Vector Energy West LLP

On May 11, 2004, the Company, through its 75% owned subsidiary, BSEA, completed the acquisition of 100% of the issued and outstanding charter capital of Vector (a Kazakhstan limited liability partnership). BSEA was incorporated under the laws of Alberta on April 8, 2004 with China Energy Ventures Corp. subscribing to 75% of the total shares issued on incorporation. On May 11, 2004, BSEA borrowed $5,000,000 from the Company. The funds were paid as follows; $4,506,611 to acquire 100% of the issued and outstanding charter capital of Vector and $570,000 to purchase Vector’s loan from a third party.  At June 30, 2004 the loan balance was $5,159,152 including $33,568 of accrued interest and is eliminated in these consolidated financial statements. The amount is unsecured, bears interest at the rate of 5% per annum and is repayable on demand.   The acquired net assets of Vector and consideration given would be as follows:

Oil and gas properties	$11,112,756
Current assets, including cash of $109	5,123
Loan payable	(548,076)
Other current liabilities	(1,308,250)
Non-current liabilities	(4,754,942)
Net assets acquired	$4,506,611

Consideration, paid in cash	$4,506,611

The oil and gas properties include previously-discovered proved non-producing oil reserves as well as subsurface use rights over the remainder of the acreage.

<R/>As of the acquisition date, May 11, 2004, Vector had a loan outstanding to third parties of $548,076.  In connection with the purchase of Vector, BSEA was required to purchase the loan and settle it for cash of $570,000 representing a premium of $21,924. This premium has been expensed.

Pro-forma disclosure

SFAS 141 requires disclosure on a pro-forma basis as though the business combination had occurred at the beginning of the period.  There were no material transactions for the period from January 1, 2004 through January 12, 2004 in BSEK and there were no material transactions for the period from January 1, 2004 through May 11, 2004 in Vector, other than accretion expense of $75,665.

For the three months ended June 30, 2004 and June 30, 2003, the Company has determined the following pro-forma information for the BSEK and BSEA business combination:

June 30, 2004	As reported	Adjustments	Pro-forma
Revenue	$ 33,185	$ -	$ 33,185
Net loss	$ (937,3559)	$ (25,000)	$ (962,355)
Loss per share	$ (0.02)	$ -	$ (0.02)

June 30, 2003	As reported	Adjustments	Pro-forma
Revenue	$ 48,530	$ -	$ 48,530
Net loss	$ (506,093)	$ (30,000)	$ (536,093)
Loss per share	$ (0.02)	$ -	$ (0.02)

For the six months ended June 30, 2004 and June 30, 2003, the Company has determined the following pro-forma information for the BSEK and BSEA business combination:

June 30, 2004	As reported	Adjustments	Pro-forma
Revenue	$ 64,548	$ -	$ 64,548
Net loss	$ (1,744,314)	$ (80,000)	$ (1,824,314)
Loss per share	$ (0.04)	$ -	$ (0.04)

June 30, 2003	As reported	Adjustments	Pro-forma
Revenue	$ 93,734	$ -	$ 93,734
Net loss	$ (886,953)	$ (45,000)	$ (931,953)
Loss per share	$ (0.04)	$ -	$ (0.04)

6.

PROPERTY AND EQUIPMENT

Property and equipment consist of:

	June 30, 2004	December 31, 2003
	$	$

Furniture and fixtures	205,953	163,361
Computer hardware and software	485,183	479,824
Leasehold improvements	162,061	59,036
	853,197	702, 221
Accumulated amortization	(449,101)	(415,082)
	404,096	287,139

7.

OIL AND GAS PROPERTIES

Oil and gas properties are comprised of the following:

	June 30, 2004	December 31, 2003
	$	$

Subsurface use rights	17,925,663	-
Royalty interest	415,700	-
Oil and gas properties	18,341,363	-

8.

OBLIGATIONS FOR SOCIAL SPHERE DEVELOPMENT

In accordance with the Subsurface Use Contracts, the Company is committed to contribute to social sphere development of Astana and Atyrau cities in the total amount of $3,030,000 for all oilfields during the exploration phase.  All Subsurface Use Contracts establish the exploration phase as 6 years from 2003 to 2009, and the production phase as 25 years from 2009 to 2034. During the six months ended, June 30, 2004, the Company had not made any payments. These payments are due over the period from 2003 to 2008.

Payment of these obligations are to be made according to a payment schedule agreed to between the Company and the Government. The non-current portion of these obligations is discounted at 15% being the estimated credit-adjusted risk free discount rate, giving a total discounted obligation of $2,418,131. The accretion expense for the three month period ended June 30, 2004 of $330  (2003- $Nil) and the six month period ended June 30, 2004 of $21,781 (2003 - $Nil) was capitalized as subsurface use rights.

9.

OBLIGATIONS FOR PROFESSIONAL TRAINING OF PERSONNEL

Management believes that obligations on professional training of personnel should be recognized for future professional training costs as prescribed by the Subsurface Use Contracts. In accordance with the Subsurface Use Contracts, the Partnership is obliged to finance professional training of Kazakhstani personnel recruited for the Subsurface Use Contracts’ operations at the rate of not less than 1% of the total amount of investments. Under the Subsurface Use Contracts the total amount of investments was established at $53,900,000 during their exploration phase.   The non-current portion of these obligations is discounted at 15% being the estimated credit-adjusted risk free discount rate, giving a total discounted obligation of $449,595 (As at May 12, 2004 - $2,393,336 for the acquisition of Vector). The accretion expense for the three month and six month period ended June 30, 2004 of $6,994 (2003- $Nil).

10.

OBLIGATIONS FOR ACQUISITION OF THE RIGHT FOR THE GEOLOGICAL INFORMATION USE

In accordance with the Agreements on acquisition of the right on the geological information use # 710 and # 711 dated January 21, 2002, the Company is obliged to pay an additional amount for the right of geological information use if the Partnership attracts foreign investors.

On May 11, 2004, BSEA acquired 100% of the shares in Vector’s charter fund. Accordingly, Vector recognized additional obligations on acquisition of the right on the geological information use as at June 30, 2004 in the amount of $758,265.

11.

RELATED PARTY TRANSACTIONS

On the acquisition of BSEK and Vector, the Company acquired balances payable to related parties. The balances payable to related parties as at June 30, 2004 are:

	Acquired on BSEK acquisition	Acquired on Vector acquisition	Advances (repayments) during the quarter	Balance June 30, 2004

Big Sky Energy Canada Ltd.	$350,000	$-	$ (1,034)	$348,966
Big Sky Holdings Ltd.	7,565	-	-	7,565
KoZhan LLP other related party	-	-	(21,734)	(21,734)
Vector Energy West LLP employee	-	15,694	139	15,833
Total	$357,565	$15,694	$ (22,629)	$350,630

Big Sky Energy Canada Ltd.

At the time of the acquisition of BSEK, Matthew Heysel and Daming Yang were directors and officers of Big Sky Energy Canada Ltd. and the Company and Mr. Kai Yang held all the outstanding shares of Big Sky Energy Canada Ltd.  As at June 30, 2004, Matthew Heysel and Daming Yang were no longer directors nor officers of Big Sky Energy Canada Ltd. On March 10, 2004, Daming Yang’s brother, Wei Yang, was appointed to the board and was given full voting and dispositive control over all shares held by Big Sky Energy Canada Ltd. The loan arose from costs totaling $300,000 that were incurred by Big Sky Energy Canada Ltd. in connection with completing BSEK’s acquisition of KoZhaN, and a payment of $50,000 to Bolat Mukashev, the President of KoZhaN, as a reimbursement of costs incurred by the President prior to the signing the purchase agreement on August 11, 2003. The amount of $350,000 was treated as consideration in the allocation of the purchase price of the assets and liabilities of KoZhaN. The loan is unsecured, bears no interest and is repayable on demand.

During the period ended June 30, 2004, the Company advanced Big Sky Energy Canada Ltd. $1,034 net   towards the balance outstanding.

Big Sky Holdings Ltd.

Big Sky Holdings Ltd. is controlled by Matthew Heysel.  The loan arose from a cash transfer to BSEK in October of 2003 to cover expenses incurred by BSEK.  The loan is unsecured, bears no interest and is repayable on demand.

Vector Energy West LLP

Vector Energy West LLP is the wholly-owned subsidiary of BSEA, which the Company owns75% of.  The loan was made to a director prior to acquisition of Vector, which was acquired when BSEA purchased Vector on May 11, 2004.  Upon the acquisition of Vector, the director stepped down from the board of directors and remains as an employee of Vector.  The loan is unsecured, bears no interest and is repayable on demand.

12.

OBLIGATIONS FOR HISTORICAL COSTS REIMBURSEMENT

The Company through its purchase of Vector is unavoidably obliged to reimburse $7,784,034, which represents historical costs incurred by the Republic of Kazakhstan for the Liman-2 oilfield pursuant to the terms of the Subsurface Use Contract # 1076 dated December 28, 2002 and the Agreement on acquisition of the right on the geological information use # 711 dated January 21, 2002. Payment of these obligations should be made according to a payment schedule agreed between the Partnership and the Government. These payments are due from 2012 to 2027 and should be paid quarterly in equal installments.

These obligations are discounted at 15%, being the estimated credit-adjusted risk free discount rate, giving a present value of obligation of $965,763 as at June 30, 2004.  The accretion expense for the three month and six month period ended June 30, 2004 of $4,964 (2003- $Nil) was capitalized as subsurface use rights.

13.

ASSET RETIREMENT OBLIGATION

Management determined that an asset retirement obligation should be recognized for future abandonment costs of four wells drilled at Morskoe field before the Company signed the Subsurface Use Contracts, but which, in management’s opinion were not properly abandoned. Management believes that this obligation is likely to be settled at the end of the exploration phase.

As at June 30, 2004, undiscounted future cash flows that will be required to satisfy the Company’s liability by 2009 is $40,000. After application of a 15% credit-adjusted risk free discount rate, the present value of the Company’s liability at June 30, 2004 is $20,576 (As at January 12, 2004 - $19,872).  During the three month period ended June 30, 2004, the Company recorded an accretion expense of $Nil (2003 - $Nil) and $704 (2003 - $Nil) for the six month period ended June 30, 2004.

14.

INCOME TAX

The Company provides for taxes based on its statutory financial statements that are maintained in accordance with the statutory regulations of U.S., Canada, China and the Republic of Kazakhstan, respectively.

Deferred taxation reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for statutory tax purposes in the respective countries.

The deferred income tax liability is comprised of the following:

	June 30, 2004	December 31, 2003
	$	$

Temporary differences
Oil and gas property values	11,179,017	-
Total temporary differences	11,179,017	-
		-
Statutory tax rate	35%	35%
Total	3,912,656	-

Current portion	-	-
Non-current portion	3,912,656	-
Total	3,912,656	-

15.

STOCK OPTION PLAN

Under the 2000 Stock Option Plan which was approved by the shareholders of the Company on June 29, 2001 (the “Plan”), the Company has reserved 8,000,000 common shares for issuance under options granted to eligible persons.  As at June 30, 2004, 6,710,000 are outstanding with 1,223,334 available for granting.

Under the Plan, options to purchase common stock may be granted to employees, directors, officers and certain consultants at prices not less than the fair market value at date of grant for incentive stock options and not less than 110% of fair market value for incentive stock options where the employee who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company.  These options expire three to five years from the date of grant and may be fully exercisable immediately, or may be exercisable according to a schedule or conditions specified by the Nominating and Compensation Committee.

Option activity under the Plan is as follows:

	2004
Number of
Options

Opening Balance – December 31, 2003	7,310,000

Granted	100,000
Expired	-
Exercised	(66,666)
Cancelled	(633,334)

Closing Balance, June 30, 2004	6,710,000

Options available for grant	1,223,334

Options exercised	66,666

Option Plan Total (stock reserved)	8,000,000

Additional information regarding options outstanding and exercisable as of June 30, 2004 is as follows:

Options Outstanding and Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

$1.00	125,000	0.8	$1.00
$0.82	300,000	2.4	$0.82
$0.15	300,000	4.2	$0.15
$0.05	5,885,000	3.3	$0.05
$0.56	100,000	5.0	$0.56
	6,710,000	3.7	$0.11

For the three months ended June 30, 2004, $17,470 of compensation expense has been recognized (2003 - $171,646) in the consolidated financial statements for non-employee stock option grants.  For the six months ended June 30, 2004, $57,087 compensation expense has been recognized (2003 - $258,049).  For the three months ended $195,011 (2003 – $81,123 of compensation awards) has been recognized for stock-based employee compensation reduction (awards) under the intrinsic value method.   For the six months ended $42,908 (2003 – $81,123 of compensation awards) has been recognized for stock-based employee compensation reduction (awards) under the intrinsic value method.

16.

COMMITMENTS AND CONTINGENCIES

Operating environment – The Partnership’s principal business activities are within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Partnership’s assets and operations could be at risk due to negative changes in the political and business environment.

Taxation – The taxation system in the Republic of Kazakhstan is constantly changing and subject to inconsistent application, interpretation and enforcement. There have been many new tax and foreign currency laws and related regulations introduced in recent years, which are not always clearly written and whose interpretation and application is subject to the opinions of the local tax authorities. Non-compliance with Kazakhstan laws and regulations can potentially lead to the imposition of penalties and fines, the amounts of which can be significant.

Environmental matters – The Partnership believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future. The Partnership is unable to predict the timing or extent to which these environmental laws and regulations may change. Such change, if it occurs, may require the Partnership to modernize technology to meet more stringent standards.

Financial Commitments and Contingencies – KoZhaN LLP

The Company, through its interest in KoZhaN, has the following commitments and contingencies.  As these commitments and contingencies are subject to the commencement of commercial production and the Company can not determine at this time when it will commence commercial oil and gas production operations, the likelihood of payment of the following commitments and contingencies is currently indeterminable. See Notes 8, 9, 10 and 12 for obligations pertaining to the exploration phase.  Consequently no amounts have been recorded as provisions in these financial statements for the following commitments and contingencies:

a)

Commitment to repay historical costs of the Government – In accordance with the Subsurface Use Contracts, the Company is obliged to reimburse to the Government its historical costs incurred during preparation of certain geological information on the Morskoe, Karatal and Dauletaly oilfields. The balance remaining to be reimbursed is $3,640,244. The Company is only obliged to repay these costs if it enters into commercial production. As it is unknown whether the Company will enter the commercial production phase in Kazakhstan, no liability has been recorded.

b)

Commitments to contribute to social development of Astana and Atyrau – In accordance with the Subsurface Use Contracts, the Company is obliged to invest an equivalent of $850,000 during the production phase for the development of the social sector of Atyrau and Astana cities in the Republic of Kazakhstan.

c)

Commitment to develop local personnel– In accordance with the Subsurface Use Contracts, the Company is obliged to invest not less than 1% of total investments for professional development of the local personnel involved in works under the Subsurface Use Contracts

d)

Liquidation fund – In accordance with the Subsurface Use Contracts, the Company is obliged to establish a liquidation fund to finance the adequate disposal of the Company’s oil and gas operations in the amount of 1% of operating costs.  The Company is also obliged to apply for approval of this fund with the Government under the contracts, including budget of disposal costs, no later than 2 years before the end of the exploration phase and start of the production phase. Although the Company has not yet carried out major exploration activities to date, the Company has recorded an asset retirement obligation for certain wells in these financial statements (see note 13). Upon achieving an agreement with the Government, this asset retirement obligation may be considered as part of the contractually required liquidation fund.

e)

Contingencies related to purchase of geological information from the Government – In accordance with the Purchase Agreements concluded with the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan on July 10, 2002, the Company may incur a penalty for delaying payment for the geological information purchases from the Government relating to the Morskoe, Karatal and Dauletaly oilfields at a rate of 10% per annum. Payments for the geological information purchase for the Karatal and Dauletaly oilfields were made by the Company with a significant delay. Management believes that the obligation for the penalty is not probable and thus no provision has been recognized in the financial statements for this amount.

f)

Commitment to make payments based on production – Arising from BSEK’s acquisition of the partnership interest, the Company is committed to make the following payments to the non-controlling partners of the Partnership, as a group, upon achieving the following production milestones, where production is calculated after deducting the government’s share of production, if any, and where one tonne equals seven barrels of oil:

-

$100,000 after the receipt by the Partnership of payment in full for two sales of a commercial quantity of oil produced, saved, marketed and sold by the Partnership.  Each sale shall not be less than 4,000 tonnes of oil;

	-	$300,000 after the receipt by the Partnership of payment in full for a cumulative production of 40,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by the Partnership;
	-	$400,000 after the receipt by the Partnership of payment in full for a cumulative production of 150,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by the Partnership;
	-	$500,000 after the receipt by the Partnership of payment in full for a cumulative production of 250,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by the Partnership;
-

A quarterly payment per barrel of oil produced, saved, marketed and sold by the Partnership (“Production Payment”), such production shall be calculated after deducting the government’s share of production, if any. The Production Payment shall equal:

		-	$0.35 per barrel if the price of oil is equal to or less than $14.00;
		-	$0.75 per barrel if the price of oil is greater than $14.00 and less than or equal to $18.00;
		-	$1.00 per barrel if the price of oil is greater than $18.00 and less than or equal to $22.00; or
		-	$1.50 per barrel if the price of oil is greater than $22.00
The price of oil shall be determined as a quarterly average based on a calendar year and calculated based on the actual value of oil realized by sales, net of transportation and tariff costs.
-

Upon awarding of a new tender for subsurface use rights, the Partnership shall pay a $0.05 bonus based on total oilfield reserves as defined in the State Balance of Reserves (Oil) of Kazakhstan as of January 1, 2000, equivalent to proven recoverable reserves.

g)

Investment commitments – In accordance with the Subsurface Use Contracts, the Company is obliged to invest a minimum of $69,000,000, of which the amount of $14,000,000 should be invested during the exploration phase.

h)

Commercial discovery bonus – In accordance with the Subsurface Use Contracts, the Company is obliged to pay to the Government a commercial discovery bonus in the amount of 0.1% of the value of proved reserves using the market price of the hydrocarbons. This amount is due within 30 days after the hydrocarbon reserves are approved by the State Committee on Reserves of the Republic of Kazakhstan.

Other Contingencies

a)

Non-compliance with the Subsurface Use Contracts – The Government has the right to suspend these contracts or even cancel them if the Company is in material breach of obligations and commitments under the Subsurface Use Contracts.

b)

Commitment to sell produced oil in Kazakhstan – In accordance with the Subsurface Use Contracts, the Company is obliged to sell 100% of oil produced during the exploration stage, and 20% of oil produced during the production stage, to oil refineries located in Kazakhstan.


Financial Commitments and Contingencies – Vector Energy West LLP

The Company, through its interest in Vector, has the following commitments and contingencies.  As these commitments and contingencies are subject to the commencement of commercial production and the Company can not determine at this time when it will commence commercial oil and gas production operations, the likelihood of payment of the following commitments and contingencies is currently indeterminable. Consequently, no amounts have been recorded as provisions in these financial statements for the following commitments and contingencies:

a)

Non-compliance with the Subsurface Use Contracts – The Government has the right to suspend or cancel these Subsurface Use Contracts if the Partnership is in material breach of the obligations and commitments under the Subsurface Use Contracts.

In accordance with the letter # 14-04-38 27 dated May 26, 2004 the Partnership was notified by the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “Competent Body”) that the Partnership had failed to comply with the terms of the Contract # 1076 dated December 28, 2002 on exploration of hydrocarbons in the Liman-2 oilfield, in the following way:

	-	To carry out the Minimal Work Program during the exploration phase;
	-	To submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation;
	-	To provide professional training to the personnel employed for the Subsurface Use Contract’s operations;
	-	To contribute funds to the Atyrau region for social programs and programs on infrastructure development;
	-	To submit quarterly reports on the Subsurface Use Contract’s activities to the Competent Body;
	-	To develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body; and
	-	To establish and make contributions to the Liquidation Fund.

In accordance with the letter # 14-04-38 28 dated May 26, 2004 the Partnership was notified by the Competent Body that the Partnership had failed to comply with the terms of the Contract # 1077 dated December 28, 2002 on exploration of hydrocarbons in the Atyrau oilfield, in the following way:

	-	To carry out the Minimal Work Program during the exploration phase;
	-	To submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation;
	-	To provide professional training to the personnel employed for the Subsurface Use Contract’s operations;
	-	To contribute funds to the Atyrau region for social programs and programs on infrastructure development;
	-	To submit quarterly reports on the Subsurface Use Contract’s activities to the Competent Body;
	-	To develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body; and
	-	To establish and make contributions to the Liquidation Fund.

Accordingly, under both Notices the Partnership was required by July 1, 2004 to remedy these deficiencies and to submit all required documents as confirmation of fulfillment of its obligations and actions taken to remedy these deficiencies and to report on corrective and preventive actions undertaken against any further breach of contractual obligations.

The Partnership has held extended meetings with representatives of the Competent Body on July 2 to 5, 2004. As a result it was agreed that before July 31, 2004 the Partnership would:

-

Submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation. On June 9, 2004, the Partnership’s Annual Work Program for 2004 was approved by the Competent Body for both oilfields. The Annual Work Program for 2005 will be determined in October 2004 and finalised with the Competent Body in November 2004;

	-	Provide professional training to the personnel employed for the Subsurface Use Contract's operations. A budget of $10,000 has been allocated for this purpose;

	-	Contribute funds to Atyrau region for social programs and programs for infrastructure development. It was agreed to defer this to the end of 2004;
-

Develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body. The Partnership has appointed AIG as its Insurance Underwriter but as at the date of these financial statements the Business, Property and Liability Risk Insurance Program has not yet been submitted to the Competent Body;

	-	The Partnership also agreed to submit to the Competent Body quarterly reports on the activities in the license area; and
	-	Establish and make contributions to the Liquidation Fund. As at the date of these financial statements, this has not yet been done.

As at August 9, 2004, the Management is continuing remediation of these deficiencies of the Subsurface Use Contracts. While some of these deficiencies have been cleared, the Company continues to work with the Competent Body on resolving the remaining deficiencies.

b)

Investment commitments – In accordance with the Subsurface Use Contracts, the Partnership is obliged to invest a minimum of $53,900,000 over the period covered by the Subsurface Use Contracts. The Subsurface Use Contract # 1076 dated December 28, 2002 establishes the exploration phase as 6 years from 2003 to 2008. The Subsurface Use Contract # 1077 dated December 28, 2002 establishes the exploration phase as 5 years from 2003 to 2007 and the production phase as 20 years from 2008 to 2028.

c)

Commitment to reimburse historical costs of the Government – In accordance with the Subsurface Use Contract, the Partnership is obliged to reimburse to the Government for historical costs incurred at the expense of the Government on the Atyrau oilfield. The total amount reimbursable is $22,507,380. From this amount, $112,537 was paid to the Government in 2003. The remaining amount of $22,394,843 is expected to be settled according to a payment schedule to be agreed between the Partnership and the Government not later than 120 days after approval of the hydrocarbon reserves. However, in the event that no approval of the hydrocarbon reserves is received, there will be no liability upon the Partnership in respect of the remaining amount of $22,394,843. No approval of the hydrocarbon reserves has been applied for or received as at June 30, 2004 and December 31, 2003 and so no provision in respect of the remaining amount has been made in these financial statements.

d)

Commercial discovery bonus – In accordance with the Subsurface Use Contracts, the Partnership is obliged to pay to the Government a commercial discovery bonus in the amount of 0.1% of the value of approved recoverable reserves using the market price of the hydrocarbons. This amount is due within 30 days after the hydrocarbon reserves are approved by the State Committee on Reserves of the Republic of Kazakhstan. However, in the event that no approval of the hydrocarbon reserves is received, there will be no liability upon the Partnership in respect of the commercial discovery bonus. No approval of the hydrocarbon reserves has been applied for or received as at June 30, 2004 and December 31, 2003 and so no provision in respect of the commercial discovery bonus has been made in these financial statements.

e)

Commitment to sell produced oil in the Republic of Kazakhstan – In accordance with the Subsurface Use Contracts and Decree # 1172 of the Government of Republic of Kazakhstan dated August 2, 2000, the Partnership is obliged to sell 100% of oil produced during the exploration phase, and 20% of oil produced during the production phase to oil refineries located in the Republic of Kazakhstan.

f)

Commitment to create liquidation fund – In accordance with the Subsurface Use Contracts, the Partnership is obliged to establish a liquidation fund to finance the liquidation of the consequences of its oil and gas operations in the amount of 1% of total amount of investments during the period covered by the Subsurface Use Contracts, which shall be made to the special deposit account in any bank in the Republic of Kazakhstan. The Partnership is also obliged to obtain Government approval of the program on liquidation of consequences of its operations under the Subsurface Use Contracts, including a budget of liquidation costs, not later than 360 days before the expiration of the Subsurface Use Contracts.

Had the Partnership accrued a liquidation fund according to the Subsurface Use Contracts, the undiscounted provision as at June 30, 2004 would have been approximately $539,000 (December 31, 2003 - $Nil).

g)

Insurance commitments – In accordance with the Subsurface Use Contracts, the Partnership is obliged to develop the Business, Property and Liability Risk Insurance Program and submit it for approval to the Competent Body.

17.

STOCKHOLDERS’ EQUITY

On March 9, 2004, the Company solicited votes from selected stockholders of record and received an affirmative vote of 51% to approve an increase in the number of the Company’s authorized shares of common stock from 50,000,000 to 150,000,000, par value $0.001 per share.  On April 20, 2004, the Nevada Secretary of State processed the Company’s Certificate of Amendment to adjust the Company’s authorized share capital to 150,000,000.

On January 26, 2004, the Company issued 100,000 restricted common shares in connection with a private placement conducted in late 2003 for proceeds to $25,000.

On January 12, 2004, the Company completed the acquisition of 100% of the issued and outstanding share capital of BSEK.  The Company issued 8,000,000 common shares at a deemed price of $0.286 per share, being the trading price of the Company’s shares at the date of announcing the transaction, for total consideration including transaction costs of $2,288,000 as described in Note 5.

On February 11, 2004 we issued 66,666 shares for proceeds of $3,333 on the exercise of non-employee options. As part of the exercise agreement, the remaining 33,334 unvested options outstanding to the option holder were cancelled and returned to the stock option plan.

On April 3, 2004, Canaccord Capital (Europe) Limited exercised a warrant for 299,716 shares for proceeds of $74,929.

On April 12, 2004, the Company issued 299,716 common shares to Canaccord Capital (Europe) Limited for total proceeds of $74,929 in connection with a warrant issued on April 3, 2002.  The warrant was for a total of 299,716 common shares with an exercise price of $0.25.

On May 7, 2004, the Company closed on the first tranche of a private placement and issued 13,483,750 shares for gross proceeds of $6,741,875.  The private placements were expressly subject to BSEA closing on the acquisition of Vector.  Costs associated with this private placement included a finders fee equal to 6% of the gross proceeds received by the Company and warrants to be issued to the finders that equal 6% of the shares issued under the private placement totaling to $280,157 of share issuance costs.

18.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46”).  FIN 46 provides criteria for identifying variable interest entities (“VIEs”) and further criteria for determining what entity, if any, should consolidate them.  In general, VIEs are entities that either do not have equity investors with voting rights or have equity investors that do not provide sufficient financial resources for the entity to support its activities.  In December 2003, the FASB issued FIN 46(R) to clarify some of the provisions of FIN 46 and to exempt certain entities from its requirements.  The provisions of FIN 46(R) are required to be adopted by the Company for the period ending December 31, 2004. The Company is currently reviewing the impact, if any that the adoption of this provision will have on its financial position, results of operations or cash flows.

In March 2004, FASB issued an Exposure Draft “Share-Based Payment”.  This Exposure Draft proposes to revoke the alternative of accounting for employee stock based compensation under the intrinsic value method. As the Company is currently using the provision under SFAS 123 that allow the use of the intrinsic method of accounting for share-based payments, it is anticipated that the adoption of this Exposure Draft may have a material impact on the Company’s results of operations or financial position. However, at this time the Exposure Draft has neither been accepted nor rejected by the FASB. If adopted the application of this policy is expected to be for fiscal years beginning after December 2004.

In December 2003, the SEC issued Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition,” which supersedes SAB No. 101. The primary purpose of SAB No. 104 is to rescind accounting guidance contained in SAB No. 101 and the SEC’s “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” related to multiple element revenue arrangements. The changes noted in SAB No. 104 did not have a material impact on the Company’s financial position, results of operations, or cash flows.

The Financial Accounting Standards Board ("FASB") is currently evaluating an issue involving the classification of mineral rights. In June 2001, FASB issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," which requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. In July 2001, the FASB also issued SFAS No. 142, "Goodwill and Other Intangible Assets," which discontinues the practice of amortizing goodwill and indefinite lived intangible assets and initiates an annual review of impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. The amortization provisions apply to goodwill and intangible assets acquired after June 30, 2001. SFAS No. 141 and 142 clarify that more assets should be distinguished and classified between tangible and intangible. We believe the treatment of such mineral rights as tangible assets under the successful efforts cost method of accounting for oil and gas properties is appropriate. An issue has been raised regarding whether these mineral rights should be classified as tangible or intangible assets.  FASB has recently issued proposed FASB Staff Position ("FSP") No. 142-b, "Application of FASB Statement 142, Goodwill and Other Intangible Assets, to Oil- and Gas-Producing Entities," which supports our current accounting treatment of mineral rights. This FSP is expected to be finalized and issued later this year.

19.

SUBSEQUENT EVENTS

On July 7, 2004, the Company closed a private placement and issued 2,616,250 shares at $0.50 per share for gross proceeds of $1,308,125.  In connection with the private placement, the Company issued warrants exercisable to acquire 491,315 common shares at $0.50 per share partial payment of commissions. These warrants expire on January 6, 2006.

On August 2, 2004, KoZhaN completed a Letter of Intent with BT-Oil LLP, a Kazakhstan limited liability partnership.  Under the terms of the Letter of Intent, KoZhaN will provide to BT-Oil up to a 45% interest of its interest in the Morskoe field, the right to market the oil production, a payment of $150,000 to cover well costs and financing of 50% of the drilling works exceeding $700,000.  In return, BT-Oil will construct and maintain the bridge and road to Well #10, finance 100% of the drilling works costs up to $700,000 and finance 50% of drilling works costs exceeding $700,000.

On August 6, 2004, KoZhaN entered into a drilling contract with Precaspiburneft-Kazakhstan LLP under which Precaspiburneft-Kazakhstan will construct and drill one exploration well on the Morskoe field and shall have the option to construct and drill two additional wells.  The cost for the first well is estimated, in the contract, at approximately $627,391.

On September 16, 2004, the Company issued 2,440,000 shares of its common stock at $0.50 per share for gross proceeds of $1,220,000.


REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

To the Shareholders of Big Sky Energy Kazakhstan Ltd.:

We have audited the accompanying consolidated balance sheet of Big Sky Energy Kazakhstan Ltd. (a development stage enterprise) (the “Successor”) as of December 31, 2003, and the related consolidated statements of operations, changes in partners’ deficit/shareholders’ equity, and cash flows for the period from August 11, 2003 (date of inception of the Successor) to December 31, 2003, and for the period from April 28, 2001 (date of inception of the Predecessor) to December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The Predecessor’s financial statements as of December 31, 2002, and for the period from January 1, 2003 to August 11, 2003, for the year ended December 31, 2002, the period from April 28, 2001 (date of inception of the Predecessor) to December 31, 2001, and the period from April 28, 2001 (date of inception of the Predecessor) to August 11, 2003 (not separately presented herein) were audited by other auditors whose report, dated December 23, 2003, expressed an unqualified opinion on those statements.  The financial statements for the period April 28, 2001 (date of inception of the Predecessor) to August 11, 2003 (not separately presented herein) reflects a net loss of $93,713.  The other auditors’ report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit and the report of the other auditors provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of Big Sky Energy Kazakhstan Ltd. as of December 31, 2003 and the results of its operations and its cash flows for the period from August 11, 2003 (date of inception of the Successor) to December 31, 2003, and for the period from April 28, 2001 (date of inception of the Predecessor) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The Company is in the development stage as of December 31, 2003.  As discussed in Note 2 to the financial statements, successful completion of the Company’s development program and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, obtaining regulatory approval, and achieving a level of sales adequate to support the Company’s cost structure.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in acquisition, exploration and development of oil and gas properties. As discussed in Note 2 to the financial statements, the deficiency in working capital as at December 31, 2003 and the Company’s operating losses since inception raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Deloitte & Touche LLP

Registered Chartered Accountants

April 20, 2004, except as to Note 19, which is as of July 1, 2004.

Calgary, Alberta, Canada

INDEPENDENT AUDITORS’ REPORT

To the Partners of KoZhaN LLP:

We have audited the accompanying balance sheets of KoZhaN LLP (a development stage enterprise) (the “Partnership” or Predecessor”) as of December 31, 2002, and the related statements of loss, changes in partners’ deficit, and cash flows for the period from January 1, 2003 to August 11, 2003, for the year ended December 31, 2002, for the period from April 28, 2001 (date of inception) to December 31, 2001, and for the period from April 28, 2001 (date of inception) to August 11, 2003 (not separately presented herein).  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of KoZhaN LLP as of December 31, 2002 and the results of its operations and its cash flows for the period from January 1, 2003 to August 11, 2003, for the year ended December 31, 2002, the period from April 28, 2001 (date of inception) to December 31, 2001, and for the period from April 28, 2001 (date of inception ) to August 11, 2003 (not separately presented herein) in conformity with accounting principles generally accepted in the United States of America.

The Partnership is in the development stage as of December 31, 2002.  As discussed in Note 2 to the financial statements, successful completion of the Partnership’s development program and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, obtaining regulatory approval, and achieving a level of sales adequate to support the Partnership’s cost structure.

/s/ Deloitte & Touche

TOO Deloitte & Touche

December 23, 2003

Almaty, Kazakhstan

BIG SKY ENERGY KAZAKHSTAN LTD (Successor)

KOZHAN LLP (Predecessor)

(a Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in US Dollars)

						Cumulative
		Period from			Period from	Period from
		August 11, 2003	Period from	Year	April 28, 2001	April 28, 2001
		(Inception date)	January 1, 2003	Ended	(Inception date)	(Inception date
		to December	to August 11,	December	to December	of Predecessor)
		31, 2003	2003	31, 2002	31, 2001	to December
	Note	(Successor)	(Predecessor)	(Predecessor)	(Predecessor)	31, 2003
EXPENSES
General and administrative expenses	5	$110,866	$63,599	$5,705	$292	$180,462

OPERATING LOSS		110,866	63,599	5,705	292	180,462

OTHER INCOME
Foreign exchange gain/(loss), net		10,644	(226)	3,583	6	14,007

LOSS BEFORE TAXATION		(100,222)	(63,825)	(2,122)	(286)	(166,455)

INCOME TAX (EXPENSE)/RECOVERY	6	27,480	(27,480)	--	--	--

NET LOSS		$(72,742)	$(91,305)	$(2,122)	$(286)	$(166,455)

See accompanying notes to the financial statements.

BIG SKY ENERGY KAZAKHSTAN LTD (Successor)

KOZHAN LLP (Predecessor)

(a Development Stage Enterprise)

CONSOLIDATED BALANCE SHEETS

(in US Dollars)

		As at	As at
		December 31,	December 31,
		2003	2002
	Note	(Successor)	(Predecessor)
ASSETS
CURRENT ASSETS:
Cash		$339,353	$4,116
Receivable from the partners		1,514	--
Employee and other receivables		1,564	3,611
Total current assets		342,431	7,727

NON-CURRENT ASSETS
Oil and gas properties	7	2,811,572	133,353
Other fixed assets		3,424	--
Intangible assets, net		579	482
Total non-current assets		2,815,575	133,835

TOTAL ASSETS		$3,158,006	$141,562

LIABILITIES AND PARTNERS’ DEFICIT/
SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Obligations for social sphere
development	8	$458,000	$--
Share subscriptions received in advance	19	250,000	--
Signature bonuses and penalty payable	9	98,904	--
Related party payables	14	357,565	--
Due to China Energy Ventures	16	1,154,941	--
Other payables and accruals	10	54,284	41,577
Total current liabilities		2,373,694	41,577

NON-CURRENT LIABILITIES
Loans to related parties	11	--	97,000
Interest payable to related parties	11	--	4,861

Obligation on social sphere development	8	693,760	--
Asset retirement obligation	15	26,817	--
Deferred tax liability	6	136,476	--
Total non-current liabilities		857,053	101,861
COMMITMENTS AND CONTINGENCIES	18

PARTNERS’ DEFICIT/SHAREHOLDERS’ EQUITY
Paid charter capital	12	--	532
Common stock
No par value, shares authorized:
Unlimited number of Class “A”
Unlimited number of Class “B” without voting rights;
Shares issued and outstanding:
10,000,000 Class “A” shares	13	1	--
Deficit accumulated during development stage		(72,742)	(2,408)

Total partners’ deficit/shareholders’ equity		(72,741)	(1,876)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT/
SHAREHOLDERS’ EQUITY		$3,158,006	$141,562

See accompanying notes to the financial statements.

BIG SKY ENERGY KAZAKHSTAN LTD (Successor)

KOZHAN LLP (Predecessor)

(a Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT/SHAREHOLDERS’ EQUITY

(in US Dollars)

PERIOD FROM APRIL 28, 2001 (Inception date of Predecessor) TO AUGUST 11, 2003

	Authorized	Unpaid	Deficit accumulated	Total
	charter	charter	during development	Partners’
	capital	capital	stage	deficit

Balances at April 28, 2001	$532	$(532)	$--	$--
Net loss for the period	--	--	(286)	(286)

Balances at December 31, 2001	$532	$(532)	$(286)	$(286)

Contribution to the charter capital	--	532	--	532
Net loss for the period	--	--	(2,122)	(2,122)

Balances at December 31, 2002	$532	$--	$(2,408)	$(1,876)

Increase in authorized charter capital	153	(153)	--	--
Net loss for the period	--	--	(91,305)	(91,305)

Balances at August 11, 2003	$685	$(153)	$(93,713)	$(93,181)

PERIOD FROM AUGUST 11, 2003 (Inception date of Successor) TO DECEMBER 31, 2003

		Issued	Deficit accumulated	Total
		share	during development	Shareholders’
		capital	stage	equity

Balances at August 11, 2003		$1	$--	$1
Net loss for the period		--	(72,742)	(72,742)

Balances at December 31, 2003		$1	$(72,742)	$(72,741)

See accompanying notes to the financial statements.

BIG SKY ENERGY KAZAKHSTAN LTD (Successor)

KOZHAN LLP (Predecessor)

(a Development Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US Dollars)

	Period from	Period from	Year	Period from	Cumulative Period
	August 11, 2003	January 1, 2003	Ended	April 28, 2001	from April 28, 2001
	(Inception date) to	to August 11,	December	(Inception date) to	(Inception date
	December 31, 2003	2003	31, 2002	December 31, 2003	of Predecessor)
	(Successor)	(Predecessor)	(Predecessor)	(Predecessor)	to December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(72,742)	$(91,305)	$(2,122)	$(286)	$(166,455)
Adjustments for:
Penalty accrued on signature bonuses	40,685	58,219	--	--	98,904
Foreign exchange (gain)/loss, net	(15,751)	(2,772)	(3,944)	286	(22,181)
Deferred income tax expense/(recovery)	(27,480)	27,480	--	--	--
Changes in operating assets and liabilities
(Increase)/decrease in receivables	(554)	1,087	(3,611)	--	(3,078)
(Decrease)/increase in payables	57,861	1,449	(3,745)	--	55,565
Net cash used in operating activities	(17,981)	(5,842)	(13,422)	--	(37,245)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of oil and gas properties	(1,058,983)	(40,662)	(79,512)	--	(1,179,157)
Purchase of other fixed assets	(2,942)	--	--	--	(2,942)
Cash acquired on the purchase of net assets of
KoZhaN LLP	12,790	--	--	--	12,790
Purchase of intangible assets	(97)	--	(482)	--	(579)
Net cash provided by (used in) investing activities	(1,049,232)	(40,662)	(79,994)	--	(1,169,888)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans	1,149,000	55,178	97,000	--	1,301,178
Advances from related parties	7,565	--	--	--	7,565
Advances for share subscription	250,000	--	--	--	250,000
Contributions to charter capital	1	--	532	--	533
Net cash provided by financing activities	1,406,566	55,178	97,532	--	1,559,276

INCREASE/(DECREASE) IN CASH	339,353	8,674	4,116	--	352,143
CASH AT BEGINNING OF PERIOD	--	4,116	--	--	--
CASH AT END OF PERIOD	$339,353	$12,790	$4,116	$--	$352,143

See accompanying notes to the financial statements.

BIG SKY ENERGY KAZAKHSTAN LTD (Successor)

KOZHAN LLP (Predecessor)

(a Development Stage Enterprise)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(in US Dollars)

1.

DESCRIPTION OF BUSINESS

Big Sky Energy Kazakhstan Ltd., referred to herein as BSEK or the Successor, was incorporated under the Business Corporations Act Alberta on July 29, 2003 for the purpose of acquiring oil and gas operations in the Republic of Kazakhstan.  BSEK commenced operations when it acquired a 90% partnership interest in KoZhaN LLP on August 11, 2003.

KoZhaN LLP, referred to herein as the Partnership or the Predecessor, was initially registered as a limited liability partnership under the laws of the Republic of Kazakhstan on April 28, 2001. The main activities of the Partnership are the acquisition of oil and gas properties and their exploration and development in the Atyrau region, Republic of Kazakhstan. On February 17, 2003, the Partnership entered into Subsurface Use Contracts with the Government of the Republic of Kazakhstan (the “Government”) to explore and produce hydrocarbons in the Morskoye, Karatal and Dauletali oilfields in Atyrau region, Republic of Kazakhstan (the “Subsurface Use Contracts”). From that date and up to December 31, 2003, no major exploration activities had been carried out.  On September 24, 2003, the Partnership was re-registered to present the new ownership status.  As at December 31, 2003 and 2002 the Partnership employed 1 employee.

Legal Name	KoZhaN LLP
Legal Address	1/1 Dzandosov Str., 480008, Almaty, Republic of Kazakhstan
Legal Registration Number	39658-1910- TOO (ИУ)
Ownership status	Private

2.

BASIS OF PRESENTATION

The accompanying consolidated financial statements for the period from August 11, 2003 to December 31, 2003 and as at December 31, 2003 reflect the activities of BSEK and its subsidiary, the Partnership, from the date of BSEK’s acquisition of its 90% partnership interest in the Partnership (collectively, the “Company”).  The financial statements for the period from April 28, 2001 to December 31, 2001 and for the year ended December 31, 2002 and as at December 31, 2002 and the period January 1, 2003 to August 11, 2003 are for the Partnership, BSEK’s predecessor enterprise.

The accompanying financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America (“US GAAP”). BSEK maintains accounting records and prepares its financial statements in United States Dollars.  The Partnership maintains accounting records and prepares its financial statements in Kazakhstani tenge in accordance with the requirements of Kazakhstani accounting and tax legislation. The accompanying financial statements of the Partnership differ from the financial statements prepared for statutory purposes in Kazakhstan in that they reflect certain adjustments, not recorded in the accounting books of the Partnership, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP.

Use of estimates – The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and contingent liabilities as at the date of the financial statements and the reported amounts of revenues and expenses of the reporting period then ended. Actual results could differ from those estimates.

Development stage enterprise – The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern and there is no indication that the Company intends to or has to be liquidated or significantly decrease its activity in the near future. The ability of the Company to pay its debts when they are due depends on the continued financial support from its shareholders and partners.

At present, the Company’s oil and gas operations are in acquisition and exploration phase, and therefore, the Company is in a development stage. These phases are expected to last until the Company finds economically profitable oil reserves. Until such reserves are found and proven and necessary regulatory approvals are obtained, uncertainty exists as to whether the long-lived assets of the Company are recoverable.

These consolidated financial statements have been prepared on a going concern basis. The Corporation has significant obligations related to exploration on its oil and gas properties (see notes 8, 18). The Corporation's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Corporation be unable to continue as a going concern.

During 2003, the Company utilized cash for management and corporate administrative activities of approximately $15,000 per month.  Management anticipates that the Company will be able to attain loans from its parent company, China Energy Ventures Corp. to fund this minimum level of operations through July 2005. However, the Company may require additional financing to continue as a going concern beyond July 2005. Current cash resources are not anticipated to be sufficient to fund the next phase of the Company’s development, and it will consider seeking additional private equity or debt financing.  There can be no assurances that any such funds will be available, and if funds are raised, that they will be sufficient to achieve the Company’s objective, or result in commercial success. The Company cannot assure you that it will be able to obtain sufficient capital to satisfy all of its obligations or that its operating subsidiaries will be commercially successful.

The ability of the Company to survive will depend on its ability to finance, acquire, explore for and produce oil and natural gas on a profitable basis.

The Company’s operations may also be adversely affected by significant political, economic and social uncertainties in Kazakhstan and in other countries in which it may acquire oil and gas operations.  Although the government of the Kazakhstan has been pursuing economic reform policies, no assurance can be given that it will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances. There is also no guarantee that the pursuit of economic reforms will be consistent or effective.  These factors may impact the Company’s ability to conduct its business, the results of its operations and its financial condition and its right to pay dividends.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash – Cash includes cash on hand and in banks.

Accounts receivable – Accounts receivable are stated at their net realizable values after deducting provisions for uncollectible amounts. Such provisions reflect estimates based on evidence of collectibility.

Oil and gas properties – The Company follows the successful efforts method of accounting for its oil and gas operations, whereby expenditures for property acquisitions and all development costs (including development dry holes) and support equipment and facilities are capitalized. The costs of unsuccessful exploratory wells are charged to expense at the time the wells or other exploration activities are determined to be non-productive. Production costs, overheads and all exploration costs other than exploratory drilling are charged to expense as incurred.

Costs incurred for acquisition of rights to explore and develop the Morskoye, Karatal and Dauletali oilfields, including but not limited to payment for geological information, payment to participate in tender, signature bonuses, obligations for social sphere development, are capitalized and classified as a right to subsurface use.

Impairment of long-lived assets – The Company reviews its long lived assets, including oil and gas properties, after discovery of proved reserves and start of development phase, for possible impairment by comparing their carrying values with the undiscounted future net before-tax cash flows. Asset impairment may occur if a field discovers lower than anticipated reserves, there are write downs of proved reserves based on field performance, significant changes in commodity prices, significant decreases in the market value of an asset, and/or significant change in the extent or manner of use or physical change in an asset. Impaired assets are written down to their 4estimated fair values, generally their discounted future net before-tax cash flows. For proved oil and gas properties the Company performs the impairment test on an individual field basis. Unproved properties are reviewed periodically to determine if there has been impairment of the carrying value, with any such impairment charged to expense in the current period.

Borrowing costs – The Statement of Financial Accounting Standards No. 34 “Capitalization of Interest Cost” provides guidelines for the capitalization of borrowing costs as part of the historical cost of acquiring assets.

Interest costs related to financing the acquisition of the subsurface use rights, conducting exploration activities and financing major oil and gas development projects are capitalized as part of related assets until the projects are evaluated, or until the projects are substantially complete and ready for their intended use if the projects are evaluated as successful. Capitalized interest cannot exceed gross interest expense.

Intangible assets – Computer software, and licenses used in the operations, are recorded at the cost of acquisition.

Amortization is calculated on a straight-line basis using the following estimated useful lives:

Software	3 years
Other intangible assets	7 years

Provisions – Provisions are recognized when the Company has a present obligation, as a result of a past event, to incur such costs and when a reliable estimate can be made of the amount of these costs.

Obligations for social sphere development - The Partnership has recognized obligations to contribute to social sphere development of the cities of Atyrau and Astana in the Republic of Kazakhstan pursuant to the terms of the Subsurface Use Contracts. The current portion of this obligation is recorded at the value specified in the Subsurface Use Contracts, which management believes approximates the fair value. The non-current portion is recorded at the net present value, using a 15% per annum discount rate. The obligation is capitalized as part of oil and gas properties (Note 7).

Borrowings – Interest bearing loans are recorded at the proceeds received, net of the direct issue costs. Interest costs are accounted for on an accrual basis and are included as accrued expenses to the extent that they are not settled in the period in which they arise.

Asset retirement obligations – In accordance with SFAS 143 “Accounting for Asset Retirement Obligations”, the company records the present value of obligations associated with the retirement of oil and gas properties in the period in which they are incurred. The liability is capitalized as part of the oil and gas properties. Subsequently, asset retirement cost is allocated to expense using a systematic and rational method over its useful life (Note 15).

Foreign currency translation – In accordance with the Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" the financial statements of the Partnership have been translated into United States Dollars (USD) from Kazakhstan tenge (tenge). The Partnership maintains its accounting records in tenge. A majority of the Partnership’s capitalized costs, expenses, liabilities, loans and cash flows are denominated in USD. Accordingly, the Partnership has determined that the USD is its functional currency.

Partnership long-lived assets and equity are translated using historic exchange rates. Partnership monetary assets and liabilities are translated using the exchange rate of 144.22 and 155.85 tenge/USD, as at December 31, 2003 and December 31, 2002 respectively.  Partnership expenses are translated at the weighted-average rate of, 150.00, 150.83, 154.36 and 149.50 tenge/USD for the period from August 11, 2003 to December 31, 2003, period from January 1, 2003 to August 11, 2003, year ended December 31, 2002, and the period from April 28, 2001 (inception date) to December 31, 2001, respectively.  Gains and losses arising from these translations are reported in the statement of operations.

The Kazakhstani tenge is not a fully convertible currency outside of the Republic of Kazakhstan. The translation of tenge denominated assets and liabilities into USD for the purpose of these financial statements does not indicate that the Partnership could realize or settle in USD the reported values of the assets and liabilities. Likewise, it does not indicate that the Partnership could return or distribute the reported USD values of capital and retained earnings to the partners.

Income Taxes – Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”.  Tax on the income or loss for the period comprises current tax and any change in deferred tax. Current tax comprises tax payable calculated on the basis of the expected taxable income for the year, and any adjustment of tax payable for previous years.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income in the reporting periods in which the originating expenditure becomes deductible. In assessing the recoverability of deferred income tax assets, management considers whether it is more likely than not that the deferred income tax assets will be realized. In making this assessment, management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies.

Employee Benefits

Pension payments

The Partnership pays into an employee accumulated pension fund an amount equivalent to 10% of employees’ salaries. These amounts are expensed when they are incurred. Pension fund payments are withheld from employees’ salaries and included with general and administrative expenses in the statement of operations. As at December 31, 2003, the Partnership was not liable for any supplementary pensions, post-retirement health care, insurance benefits or retirement indemnities to its current or former employees.

Social tax

The Partnership makes payments of mandatory social tax in the amount of 21% of employee salaries. These costs are recorded in the period when they are incurred and capitalized as part of oil and gas properties or included with general and administrative expenses in the statement of operations.

Related parties – The following are considered to be related parties:

-	BSEK and the Partnership’s shareholders, partners, directors and officers;
-	Enterprises in which shareholders, partners, officers or directors of BSEK or the Partnership and their immediate families have control or significant influence.

4.

BUSINESS COMBINATION

On August 11, 2003, BSEK acquired a 90% partnership interest in KoZhaN LLP, which holds the licences to explore and develop for oil and gas in three fields in the Republic of Kazakhstan.  As consideration for the purchase, the Company agreed to make lump sum payments to the sellers of this interest based on the Partnership achieving specified levels of crude oil production from the oil and gas properties owned by the Partnership at the time, as well as to make quarterly production payments to the sellers (See note 18 (g)).  The Partnership has not yet commenced production operations and has not made any commercial sales of oil.  Consequently, the likelihood of the Company paying the lump sum payments and the quarterly production payments is currently indeterminable and no amount has been recorded in these financial statements in respect of these contingent payments.  If the Company is able to initiate production operations in the future, the likelihood of making the lump sum payments will be re-evaluated, and if management determines that payment is likely, the estimated total lump sum payment amount will be recorded as a cost of acquiring oil and gas properties and as a liability at that time.  The future payment of quarterly production payments, if any, will be recorded as royalty expenses as incurred, to be deducted in the determination of net income.

The acquisition has been accounted for using the purchase method and the results of operations of the Partnership are reflected in the financial statements from the date of acquisition.  Pursuant to the purchase agreement, BSEK assigned the following values to the assets and liabilities of the Partnership:

Oil and gas properties	$2,988,737
Intangible assets	488
Current assets, including cash of $12,790	15,314
Current liabilities	(2,515,993)
Non-current liabilities	(138,546)
Net assets acquired	$350,000

Consideration, recorded as a current liability	$350,000

5.

GENERAL AND ADMINISTRATIVE EXPENSE

General and administrative expenses comprised the following:

					Cumulative
	Period from			Period from	Period from
	August 11, 2003	Period from	Year	April 28, 2001	April 28, 2001
	(Inception date)	January 1, 2003	Ended	(Inception date)	(Inception date
	to December	to August 11,	December 31,	to December	of Predecessor)
	31, 2003	2003	2002	31, 2001	to December
	(Successor)	(Predecessor)	(Predecessor)	(Predecessor)	31, 2003

Penalty on signature
bonuses’ payment	$40,685	$58,219	$--	$--	$98,904
Business trips	14,097	2,517	2,682	--	19,296
Bank fees	1,393	940	1,629	--	3,962
Professional fees	54,183				54,183
Other expenses	508	1,923	1,394	292	4,117

Total	$110,866	$63,599	$5,705	$292	$180,462

6.

INCOME TAX EXPENSE

BSEK and the Partnership provide for taxes based on their statutory financial statements that are maintained in accordance with the statutory regulations of Canada and the Republic of Kazakhstan, respectively.  Permanent tax differences arise due to the fact that certain expenses are not deductible for corporate income tax purposes under the regulations of the respective countries (see reconciliation of tax rate below).

Deferred taxation reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for statutory tax purposes in the respective countries.

Income tax expense in the statements of operations consist of:

					Cumulative
	Period from			Period from	Period from
	August 11, 2003	Period from	Year	April 28, 2001	April 28, 2001
	(Inception date)	January 1, 2003	Ended	(Inception date)	(Inception date
	to December	to August 11,	December 31,	to December	of Predecessor)
	31, 2003	2003	2002	31, 2001	to December
	(Successor)	(Predecessor)	(Predecessor)	(Predecessor)	31, 2003

Current tax expenses	$--	$--	$--	$--	$--
Deferred tax expense/
(recovery)	(27,480)	27,480	--	--	--

Total	$(27,480)	$27,480	$--	$--	$--

The deferred tax liability comprised of the following:

	As at	As at
	December 31,	December 31,
	2003	2002
	(Successor)	(Predecessor)
Temporary differences
Oil and gas property values	407,392	--
Total temporary differences	407,392	--
Other
Impact of rate differences in offshore
jurisdictions	(13,180)	--
	$394,212	$--
Statutory tax rate	34.62%	30%
Total	$136,476	$--
Current portion	$--	$--
Non-current portion	$136,476	--
Total	$136,476	$--

Below is a reconciliation of actual income tax and income tax at statutory tax rates:

	Period from				Cumulative
	August 11,			Period from	Period from
	2003	Period from	Year	April 28, 2001	April 28, 2001
	(Inception date)	January 1, 2003	Ended	(Inception date)	(Inception date
	to December	to August 11,	December 31	to December	of Predecessor)
	31, 2003	2003	2002	31, 2001	to December
	(Successor)	(Predecessor)	(Predecessor)	(Predecessor)	31, 2003
Net loss before
taxation	($100,222)	($63,825)	($2,122)	($286)	($166,455)

Statutory tax rate	34.62%	30%	30%	30%

Income tax recovery at
statutory rate	($34,697)	($19,148)	($637)	($86)	($54,568)
Permanent differences:
Penalty on
signature bonuses	14,085	17,337	--	--	31,422
Loss carryforwards
not recognized	25,618	--	--	--	25,618
Other	(5,006)	1,811	637	86	(2,472)
Temporary differences	(27,480)	27,480	--	--	--

Total	($27,480)	$27,480	$--	$--	$--

7.

OIL AND GAS PROPERTIES

Oil and gas properties comprised of the following:

	As at	As at
	December 31,	December 31,
	2003	2002
	(Successor)	(Predecessor)

Subsurface use rights	$1,632,995	$133,353
Obligations for social sphere development	1,151,760	--
Asset retirement obligation	26,817	--
	$2,811,572	$133,353

Interest accrued on loans payable has been recorded as a cost of oil and gas properties as follows: period from January 1, 2003 to August 11, 2003 - $15,758; year ended December 31, 2002 - $4,861; and period from April 28, 2001 (inception date) to December 31, 2001 – Nil.  Effective August 11, 2003, the lender assigned its interest in the loan to BSEK and thereafter the interest expense has been eliminated on consolidation.

8.

OBLIGATIONS FOR SOCIAL SPHERE DEVELOPMENT

In accordance with the Subsurface Use Contracts, the Partnership is committed to contribute to social sphere development of Astana and Atyrau cities in the total amount of $1,430,000 for all three oilfields during the exploration phase.  Throughout the period from April 28, 2001 to December 31, 2003, the Company had not made any payments. These payments are due from 2003 to 2008.

Payment of these obligations should be made according to a payment schedule agreed between the Partnership and the Government. The non-current portion of these obligations is discounted at 15% being the estimated credit-adjusted risk free discount rate, giving a non-current discounted obligation of $693,760 and a total discounted obligation of $1,151,760.

9.

SIGNATURE BONUSES AND PENALTY PAYABLE

The Partnership entered into the Subsurface Use Contracts on February 17, 2003.  In accordance with the Subsurface Use Contracts, the Partnership was committed to pay signature bonuses in the total amount of $1,000,000 for acquiring subsurface use rights for all three fields.

As at December 31, 2003, the Partnership had paid $1,000,000 to the Government as signature bonuses for the Morskoye, Karatal and Dauletali oilfields. Penalties accrued on delaying the payments of the signature bonuses for those oilfields as at December 31, 2003 amounted to $98,904.

10.

OTHER PAYABLES AND ACCRUALS

Other payables and accruals comprised of the following:

	As at	As at
	December 31,	December 31,
	2003	2002
	(Successor)	(Predecessor)

Salaries payable	$21,816	$915
Other payable	518	--
Payable for geological information purchased	--	40,662
Professional fees payable	31,950
Total	$54,284	$41,577

11.

LOANS

The loans comprised of:

	As at	As at
	December 31,	December 31,
	2003	2002
	(Successor)	(Predecessor)

IbrizOil Inc.	$--	$97,000

	$--	$97,000

As a result of BSEK granting the over-riding royalty to IbrizOil Inc. (“IbrizOil”) (see note 18(f)), IbrizOil assigned its loan to the Partnership in the amount of $152,178, plus interest accrued of $20,619.  The maturity date of the loan is at the request of the lender, after the Partnership starts the production phase in the oilfields.  At December 31, 2003, the loan and accrued interest have been eliminated on consolidation.

The annual interest rate on the above loan is 17.65%.  Interest accrued on the IbrizOil loan amounted to $4,861 for the year ended December 31, 2002 and $15,758 for the period January 1, 2003 to August 11, 2003.  No payment of interest was made on this loan.

12.

CHARTER CAPITAL – KoZhaN LLP

As at December 31, 2002, charter capital comprised of the following:

	Participation	December 31,
	Share %	2002

Mukashev Bolat Raimkhanovich	20.0	$ 106.40
Kaschapov Garifolla Sapayevich	20.0	106.40
Kaikenov Kadyr Karkabatovich	20.0	106.40
Asanova Turgan Nurtayevna	20.0	106.40
Faskhutdinov Ruslan Rakhimzhanovich	20.0	106.40

Authorized charter capital	100.0	532.00

Paid charter capital		$ 532.00

Charter capital was contributed in cash by all partners on April 22, 2002.

13.

COMMON STOCK – BIG SKY ENERGY KAZAKHSTAN LTD.

Issued: Class A common shares

	Number	Stated
	of Shares	Capital
	(Successor)	(Successor)

Balance at August 11, 2003	10,000,000	$1

Balance at December 31, 2003	10,000,000	$1

No warrants or stock options to acquire shares have been issued and none are outstanding.

14.

RELATED PARTY TRANSACTIONS

In consideration for BSEK being granted the right to negotiate to acquire the interest in the Partnership and in consideration for the assignment of the loan described below, BSEK granted an over-riding royalty interest in the net income of the Partnership to a company controlled by one of the shareholders of BSEK, IbrizOil (see note 18(f)).  In conjunction with this transaction, IbrizOil assigned a loan receivable from the Partnership to BSEK, in the amount of $152,178 plus interest accrued.

At December 31, 2003, the Company owed an amount of $350,000 to Big Sky Energy Canada Ltd., a company controlled by one of the shareholders of BSEK, arising from costs totaling $300,000 that were incurred by that company in connection with BSEK’s acquisition of the Partnership interest and in respect of a payment of $50,000 to the President of the Partnership as re-imbursement for costs incurred by him before August 11, 2003, in connection with the purchase by BSEK of the Partnership interest.  The amount of $350,000 has been treated as consideration in the allocation of the purchase price to the assets and liabilities of BSEK.

At December 31, 2003, the Company owed an amount of $7,565 to Big Sky Holdings Ltd., a company controlled by one of the shareholders of BSEK arising from costs that were paid on behalf of BSEK.

15.

ASSET RETIREMENT OBLIGATION

Management believes that an asset retirement obligation should be recognized for future abandonment costs of 4 wells drilled at Morskoye field before the Partnership signed the Subsurface Use Contracts, but which, in the management’s opinion were not properly abandoned. Management believes that this obligation is likely to be settled at the end of the exploration phase.

At December 31, 2003, undiscounted expected cash flows that will be required to satisfy the Partnership liability by 2009 is $40,000. After application of a 15% credit-adjusted risk free discount rate, the present value of the Company’s liability is at December 31, 2003 is $26,817.

16.

DUE TO CHINA ENERGY VENTURES CORP.

At December 31, 2003, the Corporation had borrowed $1,154,941, including accrued interest of $5,941, from China Energy Ventures Corp.  This amount is reflected on the balance sheet as due to China Energy Ventures.  The amount is unsecured, bears interest at the rate of 5% per annum and is repayable on or before June 1, 2004. Subsequent to December 31, 2003, China Energy Ventures Corp. extended the terms of repayment indefinitely (see note 19).

17.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at December 31, 2003 and 2002, the fair value, the related method of determining fair value and the carrying value of the Company’s financial instruments were as follows. The fair value of current assets and current liabilities approximate their carrying amounts due to the short-term maturity of these instruments. Exposure to market, credit and currency risks arise in the normal course of the Company’s business. Derivative financial instruments are not used to reduce exposure to above risks.

Concentration of credit risk – Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.   Management believes the likelihood of incurring material losses due to concentration of credit risk is remote.

Interest rate risk – The Company’s only potential interest rate risk related to the loans payable which are eliminated on consolidation after August 11, 2003.

Foreign currency risk – The Company undertakes transactions denominated in foreign currencies. Accordingly, these activities may result in foreign currency exposure. The Company does not hedge its foreign currency risk.

18.

COMMITMENTS AND CONTINGENCIES

Financial Commitments and Contingencies

As the Company has not yet commenced production operations, the likelihood of payment of the following commitments and contingencies is currently indeterminable and no amounts have been recorded as provisions in these financial statements:

a)

Commitment to repay historical costs of the Government – In accordance with the Subsurface Use Contracts, the Company is obliged to reimburse to the Government its historical costs incurred during preparation of certain geological information on the Morskoye, Karatal and Dauletali oilfields. The total amount to be reimbursed is $3,756,422. Of this amount $116,178 was paid in 2003. The remaining amount is expected to be settled by equal quarterly installments during the 20 years after the Company starts the production phase on these oilfields.

b)

Commitments to contribute to social development of Astana and Atyrau – In accordance with the Subsurface Use Contracts, the Company is obliged to invest an equivalent of $850,000 during the production phase for the development of the social sector of Atyrau and Astana cities in the Republic of Kazakhstan.

c)

Commitment to develop local personnel– In accordance with the Subsurface Use Contracts, the Company is obliged to invest not less than 1% of total investments for professional development of the local personnel involved in works under the Subsurface Use Contracts.

d)

Liquidation fund – In accordance with the Subsurface Use Contracts, the Company is obliged to establish a liquidation fund to finance the liquidation of the consequences of its oil and gas operations in the amount of 1% of operating costs.  The Company is also obliged to provide the Government for approval the program on liquidation of consequences of its activities under the Contracts, including budget of liquidation costs, not later than 2 years before the end of the exploration phase and start of the production phase. Although the Company has not yet carried out major exploration activities to date, the Company has recorded an asset retirement obligation for certain wells in these financial statements (see note 15). Upon achieving an agreement with the Government, this provision for asset retirement may be considered as part of the contractually required liquidation fund.

e)

Contingencies related to purchase of geological information from the Government – In accordance with the Purchase Agreements concluded with the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan on July 10, 2002, the Company may incur a penalty for delaying payment for the geological information purchases from the Government relating to the Morskoye, Karatal and Dauletali oilfields at a rate of 10% per annum. Payments for the geological information purchase for the Karatal and Dauletali oilfields were made by the Company with a significant delay. Management believes that the obligation for the penalty is possible, but not probable, and thus amounts of $4,979 and $724 have not been recognized as provisions in these financial statements as at December 31, 2003 and 2002 respectively.

f)

Commitment to pay over-riding royalty – Arising from the acquisition of its interest in the Partnership, BSEK is committed to pay an over-riding royalty amounting to 4.5% of the Partnership’s revenue net of royalties, lifting and transportation costs, to a company controlled by Mr. Van Doorne, who is the Executive Vice President and managing director of the Company. On March 4, 2004 this royalty interest was acquired by the parent Company of BSEK (China Energy Ventures Corp.).

g)

Commitment to make payments based on production – Arising from BSEK’s acquisition of the partnership interest, the Company is committed to make the following payments to the non-controlling partners of the Partnership, as a group, upon achieving the following production milestones, where production is calculated after deducting the government’s share of production, if any, and where one tonne equals seven barrels of oil:

-

$100,000 after the receipt by the Partnership of payment in full for two sales of a commercial quantity of oil produced, saved, marketed and sold by the Partnership.  Each sale shall not be of less than 4,000 tonnes of oil;

	-	$300,000 after the receipt by the Partnership of payment in full for a cumulative production of 40,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by the Partnership;
	-	$400,000 after the receipt by the Partnership of payment in full for a cumulative production of 150,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by the Partnership;
	-	$500,000 after the receipt by the Partnership of payment in full for a cumulative production of 250,000 tonnes of a commercial quantity of oil produced, saved, marketed and sold by the Partnership;
-

A quarterly payment per barrel of oil produced, saved, marketed and sold by the Partnership (“Production Payment”), such production shall be calculated after deducting the government’s share of production, if any. The Production Payment shall equal $0.35 per barrel if the price of oil is equal to or less than $14.00, $0.75 per barrel if the price of oil is greater than $14.00 and less than or equal to $18.00, $1.00 per barrel if the price of oil is greater than $18.00 and less than or equal to $22.00, or $1.50 per barrel if the price of oil is greater than $22.00.  The price of oil shall be determined as a quarterly average based on a calendar year and calculated based on the actual value of oil realized by sale net of transportation and tariff costs;

-

Upon awarding of a new tender for subsoil use rights, the Partnership shall pay a $0.05 bonus of total oilfield reserves as defined in the State Balance of Reserves (Oil) of Kazakhstan as of January 1, 2000, equivalent to proven recoverable reserves.

h)

Investment commitments – In accordance with the Subsurface Use Contracts, the Company is obliged to invest a minimum of $69,000,000, of which the amount of $14,000,000 should be invested during the exploration phase. All three Subsurface Use Contracts establish the exploration phase as 6 years from 2003 to 2009, and the production phase as 25 years from 2009 to 2034.

i)

Commercial discovery bonus – In accordance with the Subsurface Use Contracts, the Company is obliged to pay to the Government a commercial discovery bonus in the amount of 0.1% of the value of approved recoverable reserves using the market price of the hydrocarbons. This amount is due within 30 days after the hydrocarbon reserves are approved by the State Committee on Reserves of the Republic of Kazakhstan.

Other Contingencies

a)

Non-compliance with the Subsurface Use Contracts – The Government has the right to suspend these Contracts or cancel them if the Company is in material breach of obligations and commitments under the Contracts.

b)

Commitment to sell produced oil in Kazakhstan – In accordance with the Subsurface Use Contracts, the Company is obliged to sell 100% of oil produced during the exploration stage, and 20% of oil produced during the production stage, to oil refineries located in Kazakhstan.

c)

Operating environment – The Company’s principal business activities are within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company’s assets and operations could be at risk due to negative changes in the political and business environment.

d)

Taxation – The taxation system in the Republic of Kazakhstan is constantly changing and subject to inconsistent application, interpretation and enforcement. There have been many new tax and foreign currency laws and related regulations introduced in recent years, which are not always clearly written and whose interpretation and application is subject to the opinions of the local tax inspectorate. Non-compliance with Kazakhstan laws and regulations can potentially lead to the imposition of penalties and fines, the amounts of which can be significant.

e)

Environmental matters – The Company believes it is currently in compliance with all existing Republic of Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future. The Company is unable to predict the timing or extent to which these environmental laws and regulations may change. Such change, if it occurs, may require the Company to modernize technology to meet more stringent standards.

19.

SUBSEQUENT EVENTS

On October 7, 2003, BSEK entered into an agreement with the Shengli Oilfield Junwei Petroleum-Tech Development Co. Ltd., a wholly owned subsidiary of Sinopec (“Shengli”) that provides for the issue from BSEK’s treasury of 10,000,000 common shares (50% of the share capital after issuance) at a total subscription amount of $2,300,000.  This agreement was subsequently amended on November 6, 2003 to provide for the payment of the subscription amount over time.  In December 2003, Shengli made an advance payment of $250,000 against the subscription amount.  In February 2004, Shengli signed the subscription agreement for the purchase of 10,000,000 BSEK common shares and entered into an escrow agreement that provides for the 10,000,000 shares to be held in escrow by an agent of BSEK until the subscription amount has been fully paid to that agent.  If payment of $2,050,000 is not received by the escrow agent by the later of March 1, 2004 or the date on which the Partnership spuds its first well in the Morskoye field, which is expected to occur in the third quarter of 2004, BSEK shall have the right to cancel the subscription agreement and to repay all subscription amounts received out of production net-revenue from the well or wells on the site at a rate of 50% of such net-revenue. As of July 1, 2004 the payment of $2,050,000 had not been received and as of July 1, 2004 the Partnership had not spud its first well. On July 1, 2004, a Severance Agreement was completed by BSEK and Shengli that terminated all of the various share purchase agreements between the two parties and BSEK repaid funds that had been received from Shengli.

As of June 1, 2004, BSEK had not repaid the balance due to China Energy Ventures Corp. (see note 16).  At that time, the terms of repayment of the loan were extended indefinitely.

On October 27, 2003, the shareholders of BSEK entered into an agreement with China Energy Ventures Corp. (“China Energy”) to exchange 100% of the BSEK common shares held by them (excludes all the shares to be issued to Shengli) for shares of China Energy.  This transaction was completed on January 12, 2004 and BSEK became a wholly-owned subsidiary of China Energy.  Due to the Severance Agreement with Shengli as discussed above, BSEK expects to remain a wholly-owned subsidiary of China Energy.

20.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46”).  FIN 46 provides criteria for identifying variable interest entities (“VIEs”) and further criteria for determining what entity, if any, should consolidate them.  In general, VIEs are entities that either do not have equity investors with voting rights or have equity investors that do not provide sufficient financial resources for the entity to support its activities.  In December 2003, the FASB issued FIN 46(R) to clarify some of the provisions of FIN 46 and to exempt certain entities from its requirements.  The provisions of FIN 46(R) are required to be adopted by the Company for the period ending December 31, 2004. The Company is currently reviewing the impact, if any that the adoption of this provision will have on its financial position, results of operations or cash flows.

In December 2003, the SEC issued Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition,” which supersedes SAB No. 101. The primary purpose of SAB No. 104 is to rescind accounting guidance contained in SAB No. 101 and the SEC’s “Revenue Recognition in Financial Statements Frequently Asked Questions and Answers” related to multiple element revenue arrangements. The changes noted in SAB No. 104 did not have a material impact on the company’s financial position, results of operations, or cash flows.

INDEPENDENT AUDITORS' REPORT

To the Partners of Vector Energy West LLP (a development stage company):

We have audited the accompanying balance sheets of Vector Energy West LLP (the “Partnership”), a development stage company, as at December 31, 2003 and 2002, and the related statements of loss, changes in partners’ deficit and cash flows (the “financial statements”) for the years ended December 31, 2003 and 2002, and for the cumulative period from July 4, 2001 (inception date) to December 31, 2003. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, and for the cumulative period from July 4, 2001 (inception date) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The Partnership is in the exploration and development stage as at December 31, 2003. As further discussed in Note 2 to the financial statements, successful completion of the Partnership’s exploration and development program and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its exploration and development activities, obtaining necessary regulatory approvals and achieving a level of sales adequate to support the Partnership’s cost structure.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern.  The Partnership is a development stage company engaged in acquisition, exploration and development of oil and gas properties. As discussed in Note 16 to these financial statements, the Partnership is required by July 1, 2004 to remedy certain violations of major requirements of the Subsurface Use Contracts.  In the case of failure to remedy such violations, the Subsurface Use Contracts can be terminated by the Government, which raises doubt about the Partnership’s ability to continue as a going concern.  As further discussed in Note 17 to these financial statements, subsequent to December 31, 2003 the Partnership made some actions to remedy these violations.  These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Deloitte & Touche

TOO Deloitte & Touche

April 30, 2004 (except for Note 17, as to which the date is July 5, 2004)

Almaty, Kazakhstan

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF LOSS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002, AND FOR THE CUMULATIVE PERIOD FROM JULY 4, 2001 (INCEPTION DATE) TO DECEMBER 31, 2003

(expressed in United States Dollars)

	Notes	Year ended December 31, 2003	Year ended December 31, 2002	Cumulative period from July 4, 2001 (inception date) to December 31, 2003

EXPENSES:
General and administrative expenses	4	$65,512	$10,712	$76,224

OPERATING LOSS		65,512	10,712	76,224

OTHER INCOME AND EXPENSES:
Foreign exchange loss/(gain), net		1,258	(152)	1,106

LOSS BEFORE TAXATION		66,770	10,560	77,330

INCOME TAX EXPENSE	3, 12	-	-	-

NET LOSS		$66,770	$10,560	$77,330

The notes form an integral part of these financial statements.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS AT DECEMBER 31, 2003 AND 2002

(expressed in United States Dollars)

	Notes	2003	2002

ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$118	$463
Accounts receivable		125	-
Advances paid		4,639	-
Total current assets		4,882	463

NON-CURRENT ASSETS:
Oil and gas properties	5	3,923,276	-
Total non-current assets		3,923,276	-

TOTAL ASSETS		3,928,158	463

LIABILITIES AND PARTNERS’ DEFICIT
CURRENT LIABILITIES:
Obligations for social programs and programs for
infrastructure development – current portion	6	350,000	-
Obligations on professional training of personnel –
current portion	7	119,600	-
Penalties payable	8	61,739	-
Obligations on acquisition of the right on the geological
information use	9	758,265	-
Loan and interest payable	10	529,813	-
Accounts payable to related party	14	15,318	10,514
Other payments and accruals		893	-
Total current liabilities		1,835,628	10,514

NON-CURRENT LIABILITIES:
Obligations for social programs and programs for
infrastructure development – non-current portion	6	913,480	-
Obligations on professional training of personnel – non-
current portion	7	307,722	-
Obligations on historical costs reimbursement	11	948,149	-
Total non-current liabilities		2,169,351	-

COMMITMENTS AND CONTINGENCIES	16

PARTNERS’ DEFICIT:
Charter fund	13	509	509
Deficit accumulated during the development stage		(77,330)	(10,560)
Total partners’ deficit		(76,821)	(10,051)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT		3,928,158	463

The notes form an integral part of these financial statements.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002, AND FOR THE CUMULATIVE PERIOD FROM JULY 4, 2001 (INCEPTION DATE) TO DECEMBER 31, 2003

(expressed in United States Dollars)

	Charter	Deficit	Total
	fund	accumulated
		during the
		development
		stage

Balance at July 4, 2001 (inception date)	$-	$-	$-

Balance at December 31, 2001	$-	$-	$-

Contribution to the charter fund	509	-	509
Net loss	-	(10,560)	(10,560)

Balance at December 31, 2002	$509	$(10,560)	$(10,051)

Net loss	-	(66,770)	(66,770)

Balance at December 31, 2003	$509	$(77,330)	$(76,821)

The notes form an integral part of these financial statements.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002, AND FOR THE CUMULATIVE PERIOD FROM JULY 4, 2001 (INCEPTION DATE) TO DECEMBER 31, 2003

(expressed in United States Dollars)

	Notes	Year ended December 31, 2003	Year ended December 31, 2002	Cumulative period from July 4, 2001 (inception date) to December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss $		$ (66,770)	$ (10,560)	$ (77,330)

Adjustments for:
Penalties accrued	8	61,739	-	61,739

Changes in operating assets and liabilities:
Increase in receivables		(125)	-	(125)
Increase in advances paid		(4,639)	-	(4,639)
Increase in accounts payable to related party		4,804	10,514	15,318
Increase in other payables and accruals		893	-	893

Net cash used in operating activities		(4,098)	(46)	(4,144)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of oil and gas properties		(501,247)	-	(501,247)

Net cash used in investing activities		(501,247)	-	(501,247)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan	10	505,000	-	505,000
Contributions to the charter fund	13	-	509	509

Net cash received from financing activities		505,000	509	505,509

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS		(345)	463	118

CASH AND CASH EQUIVALENTS, at the beginning of the period		463	-	-
CASH AND CASH EQUIVALENTS, at the end of the period		118	463	118

Non-cash transactions: During the periods presented above, the Partnership had certain non-cash transactions, such as capitalization of obligations for social programs and programs for infrastructure development, obligations on professional training of personnel, interest on loans obtained and obligations on historical costs reimbursement in total amount of USD 3,422,029.

The notes form an integral part of these financial statements.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002, AND FOR THE CUMULATIVE PERIOD FROM JULY 4, 2001 (INCEPTION DATE) TO DECEMBER 31, 2002

(expressed in United States Dollars unless noted otherwise)

1.

DESCRIPTION OF BUSINESS

Vector Energy West LLP, a development stage company, (hereinafter referred to as the “Partnership”) was registered as a limited liability partnership under the laws of the Republic of Kazakhstan on July 4, 2001. The main activities of the Partnership are the acquisition, exploration and development of oil and gas properties in the Atyrau region, Republic of Kazakhstan.

On December 28, 2002, the Partnership entered into Subsurface Use Contracts with the Government of the Republic of Kazakhstan (the “Government”) to explore for and produce hydrocarbons in the Atyrau and Liman-2 oilfields in the Atyrau region (the “Subsurface Use Contracts”). From that date to  December 31, 2003, no major exploration activities have been carried out. In accordance with the Subsurface Use Contract # 1077 dated December 28, 2002 the Partnership received the right to perform exploration activities on the Atyrau oilfield during 6 years from 2003 to 2008. In accordance with the Subsurface Use Contract # 1076 dated December 28, 2002 the Partnership received the right to perform exploration activities on the Liman-2 oilfield during 5 years from 2003 to 2007 and to perform production activities during the subsequent 20 years.

As at December 31, 2003 and 2002 the Partnership employed 1 staff.

Legal Name	Vector Energy West LLP
Legal Address	11/13 Baiseitov str., office 1, Almaty, Republic of Kazakhstan
Legal Registration Number	40988-1910-TOO (ИУ)
Ownership status	Private

2.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The Partnership maintains accounting records and prepares its financial statements in Kazakhstani tenge in accordance with the requirements of Kazakhstani accounting and tax legislation. The accompanying financial statements differ from the financial statements prepared for statutory purposes in the Republic of Kazakhstan in that they reflect certain adjustments, not recorded in the statutory books of the Partnership, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP.

Use of estimates – The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses of the reporting period then ended. Actual results could differ from those estimates.

Development stage company – The accompanying financial statements have been prepared based on the assumption that the Partnership will continue as a going concern and there is no indication that the Partnership intends to or has to be liquidated, or significantly decrease its activity in the near future. The ability of the Partnership to pay its debts when they are due depends on continued financial support from its partners.

At present, the Partnership’s oil and gas operations are in the acquisition and exploration phase, and therefore, the Partnership is in the development stage. This phase is expected to last until the Partnership finds economically profitable oil reserves. Until such reserves are found and proven and necessary regulatory approvals are obtained, uncertainty exists as to whether the long-lived assets of the Partnership are recoverable.

As discussed in Note 16 to these financial statements, the Partnership is required by July 1, 2004 to remedy certain violations of major requirements of the Subsurface Use Contracts.  In the case of failure to remedy such violations, the Subsurface Use Contracts can be terminated by the Government, which raises doubt about the Partnership’s ability to continue as a going concern.  As further discussed in Note 17 to these financial statements, subsequent to December 31, 2003 the Partnership made some actions to remedy these violations. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents – Cash and cash equivalents include cash on hand and in banks.

Accounts receivable – Accounts receivable are stated at their net realizable values after deducting provisions for uncollectible amounts, if any. Such provisions reflect estimates based on evidence of collectibility.

Oil and gas properties – The Partnership follows the successful efforts method of accounting for its oil and gas operations, whereby expenditures for property acquisitions and all development costs (including development dry holes) and support equipment and facilities are capitalized. The costs of unsuccessful exploratory wells are charged to expense at the time the wells or other exploration activities are determined to be non-productive. Production costs, overheads and all exploration costs other than exploratory drilling are charged to expense as incurred.

Costs incurred for the acquisition of rights to explore and develop the Atyrau and Liman-2 oilfields, including but not limited to payment for the right on the geological information use, signature bonuses, obligations on professional training of personnel, obligations for social programs and programs for infrastructure development are capitalized and classified as a right on subsurface use.

Impairment of long-lived assets – The Partnership reviews its long-lived assets, including oil and gas properties, after the discovery of proved reserves and the start of the development phase for possible impairment by comparing their carrying values to the undiscounted future net before-tax cash flows. Asset impairment may  occur  if these undiscounted future net before-tax cash flows are lower than anticipated reserves, there are write downs of proved reserves based on field performance, significant changes in commodity prices, significant decreases in the market value of an asset, and/or significant change in the extent or manner of use or physical change in an asset. Impaired assets are written down to their estimated fair values, generally their discounted future net before-tax cash flows. For proved oil and gas properties, the Partnership performs the impairment test on an individual field basis. Unproved properties are reviewed periodically to determine if there has been impairment of the carrying value, with any such impairment charged to expense in the current period.

Obligations for social programs and programs for infrastructure development – The Partnership has recognized obligations to contribute funds to social programs and programs on infrastructure development in the Atyrau region, Republic of Kazakhstan pursuant to the terms of the Subsurface Use Contracts. These obligations are recorded at their present value, using a 15% per annum discount rate. The obligations are capitalized as part of the oil and gas properties (see Notes 5 and 6).

Asset retirement obligations – In accordance with the SFAS No. 143 “Accounting for Asset Retirement Obligations”, the Partnership is required to record the present value of obligations associated with the retirement of oil and gas properties in the period in which they are incurred. The liability should be capitalized as part of the oil and gas properties. Subsequently, asset retirement cost should be allocated to expense using a systematic and rational method over its useful life.

The Partnership adopted provisions of the SFAS No. 143 in 2002. However, as described in Note 16 it has not recorded asset retirement obligations in these financial statements.

Obligations on professional training of personnel – The Partnership has recognized obligations on professional training of its personnel pursuant to the terms of the Subsurface Use Contracts. These obligations are recorded at their present value, using a 15% per annum discount rate. The obligations are capitalized as part of the oil and gas properties (see Notes 5 and 7).

Obligations on historical costs reimbursement – The Partnership is unavoidably obliged to reimburse USD 7,784,034, which represent historical costs incurred by the Republic of Kazakhstan for the Liman-2 oilfield pursuant to the terms of the Subsurface Use Contract # 1076 dated December 28, 2002 and the Agreement on acquisition of the right on the geological information use # 711 dated January 21, 2002. These obligations are recorded at their present value, using a 15% per annum discount rate. The obligations are capitalized as part of the oil and gas properties (see Notes 5 and 11).

Borrowing costs – Interest costs related to financing the acquisition of the subsurface use rights, conducting exploration activities and financing major oil and gas development projects are capitalized as part of the related assets until the projects are evaluated, or until the projects are substantially complete and ready for their intended use if the projects are evaluated as successful. Capitalized interest cannot exceed gross interest expense.

Provisions – Provisions are recognized when the Partnership has a present obligation as a result of a past event to incur such costs and when a reliable estimate can be made for the amount of these costs.

Borrowings – Interest bearing loans are recorded at the amounts of the proceeds received, net of the direct issue costs. Interest costs are accounted for on an accrual basis and included in accrued expenses to the extent that they are not settled in the period in which they arise.

Foreign currency translation – In accordance with the SFAS No. 52 “Foreign Currency Translation”, these financial statements have been translated into United States Dollars (“US Dollars”) from Kazakhstani tenge (“tenge”). The Partnership maintains its accounting records in tenge. The majority of the Partnership’s capitalized costs, expenses, liabilities, loans and cash flows are denominated in US Dollars. Accordingly, management believes that the US Dollar is the functional currency of the Partnership.

Long-lived assets and equity are translated using historic exchange rates. Monetary assets and liabilities are translated using the exchange rate of 144.22 and 155.60 tenge/US Dollar, as at December 31, 2003 and 2002, respectively. Expenses are translated at a weighted-average rate of 149.50 and 154.36 tenge/US Dollar for the year ended December 31, 2003 and 2002, respectively. Gains and losses arising from these translations are included in the statements of loss.

The Kazakhstani tenge is not a fully convertible currency outside of the Republic of Kazakhstan. The translation of tenge denominated assets and liabilities into US Dollars for the purpose of these financial statements does not indicate that the Partnership could realize or settle the reported values of the assets and liabilities in US Dollars. Likewise, it does not indicate that the Partnership could return or distribute the reported US Dollars values of charter fund and retained earnings to the partners.

Income taxes – Income taxes are accounted for under the asset and liability method in accordance with the SFAS No. 109 “Accounting for Income Taxes”. Tax on the income or loss for the year comprises current tax and any change in deferred tax. Current tax comprises tax payable calculated on the basis of the expected taxable income for the year, and any adjustment of tax payable for previous years.

Deferred tax assets and liabilities are recognized as the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income in the reporting periods in which the originating expenditure becomes deductible. In assessing the recoverability of deferred income tax assets, management considers whether it is more likely than not that the deferred income tax assets will be realized. In making this assessment, management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies.

The Partnership is a development stage company. Most of the expenditures made during the exploration and development stage are capitalized. In the current year, the Partnership does not have an income tax liability.

Employee Benefits

Pension payments

The Partnership contributes to an employee accumulated pension fund an amount equivalent to 10% of employees’ salaries but not more than 37,500 tenge per month in 2003. Pension fund payments are withheld from employees’ salaries and included with general and administrative expenses in the statement of loss. As at December 31, 2003, the Partnership was not liable for any supplementary pensions, post-retirement health care, insurance benefits or retirement indemnities to its current or former employees.

Social tax

The Partnership makes mandatory social tax payment in the amount of 21% of employee’s salaries. These costs are recorded in the period when they are incurred and capitalized as part of oil and gas properties.

Related parties – The following are considered to be related parties of the Partnership:

▪	Partnership’s partners, director and officer; and,
▪	Enterprises in which partners, officers or directors of the Partnership and their immediate families have control or significant influence.

Impact of Recent and Pending Accounting Pronouncements

In November 2002, the FASB issued Interpretation No. 45, “Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN No. 45”). FIN No. 45 elaborates on the disclosures the Partnership must make about its obligations under certain guarantees that the Partnership has issued. It also requires the Partnership to recognize, at the inception of a guarantee, a liability for the fair value of the obligations the Partnership has undertaken in issuing the guarantee. The initial recognition and initial measurement provisions are to be applied only to guarantees issued or modified after December 31, 2002. The Partnership adopted provisions of FASB Interpretation No. 45 in 2003. Adoption of these provisions does not have a material impact on the Partnership’s financial position or results of operations. The disclosure requirements are effective for annual or interim periods ending after December 15, 2002.

In January 2003, the FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN No. 46”).  FIN No. 46 provides criteria for identifying variable interest entities (“VIEs”) and further criteria for determining what entity, if any, should consolidate them.  In general, VIEs are entities that either do not have equity investors with voting rights or have equity investors that do not provide sufficient financial resources for the entity to support its activities.  In December 2003, the FASB issued FIN No. 46(R) to clarify some of the provisions of FIN No. 46 and to exempt certain entities from its requirements.  The Partnership must adopt and apply FIN No. 46(R) for reporting periods ending after December 15, 2004.  FIN No. 46(R) is not expected to have a material impact on the Partnership’s results of operations or financial position.

The following standards issued by the FASB do not impact the Partnership at this time:

▪	SFAS No. 146 – “Accounting for Costs Associated with Exit or Disposal Activities”, effective for exit or disposal activities initiated after December 31, 2002;
▪	SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, effective for financial statements issued after June 15, 2003;
▪

SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Post Retirements Benefits – an amendment of SFAS No. 87, 88 and 106”, effective for financial statements issued after December 15, 2003; and

▪	SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, effective for contracts entered into or modified after June 30, 2003.

4.

GENERAL AND ADMINISTRATIVE EXPENSES

During the years ended December 31, 2003 and 2002, and the period from July 4, 2001 (inception date) to December 31, 2001, general and administrative expenses comprised the following:

	Year ended December 31, 2003	Year ended December 31, 2002	Cumulative period from July 4, 2001 (inception date) to December 31, 2003

Penalties accrued for delay of payment of the signature bonus and for the right on the geological information use (see Note 8)	$61,739	$-	61,739
Business trip expenses	689	5,206	5,895
Bank fees	87	-	87
Legal fees	-	4,123	4,123
Other expenses	2,997	1,383	4,380

Total	$65,512	$10,712	76,224

5.

OIL AND GAS PROPERTIES

As at December 31, 2003 and 2002, oil and gas properties comprised the following:

	2003	2002

Subsurface use rights	$1,284,325	$-
Obligations for social programs and programs for infrastructure development	1,263,480	-
Obligations on historical costs reimbursement	948,149	-
Obligations on professional training of personnel	427,322	-

Total	$3,923,276	$-

Interest capitalized in 2003 amounted to USD 24,813 (2002: NIL) (see Note 11).

6.

OBLIGATIONS FOR SOCIAL PROGRAMS AND PROGRAMS FOR INFRASTUCTURE DEVELOPMENT

	2003	2002

Within one year	$350,000	$-
In the second to the fifth inclusive	1,250,000	-
Total obligations	1,600,000	-

Less: discount on obligations for social programs and programs for infrastructure development	(336,520)	-

Present value of obligations for social programs and programs for infrastructure development	1,263,480	-

Amount due for settlement within one year	350,000	-
Amount due for settlement after one year	913,480	-

Total	$1, 263, 480	$-

In accordance with the Subsurface Use Contracts the Partnership is unavoidably obliged to contribute funds to the social programs and programs on infrastructure development in the Atyrau region, Republic of Kazakhstan, in total amount of USD 1,000,000 for the Atyrau oilfield during the exploration phase and USD 600,000 for the Liman-2 oilfield during the exploration phase of the Subsurface Use Contracts. As at December 31, 2003, the Partnership had not made any payments for the social programs and programs on infrastructure development. These payments are due from 2003 to 2008 for the Atyrau oilfield and from 2003 to 2007 for the Liman-2 oilfield.

Payment of these obligations should be made according to a payment schedule agreed between the Partnership and the Government.  These obligations are discounted at 15%, being the estimated credit-adjusted risk free discount rate.

7.

OBLIGATIONS ON PROFESSIONAL TRAINING OF PERSONNEL

	2003	2002

Within one year	$119,600	$-
In the second to the fifth inclusive	419,400	-
Total obligations	539,000	-

Less: discount on obligations on professional training of personnel	(111,678)	-

Present value of obligations on professional training of personnel	427,322	-

Amount due for settlement within one year	119,600	-
Amount due for settlement after one year	307,722	-

Total	$427,322	$-

Management believes that obligations on professional training of personnel should be recognized for future professional training costs as prescribed by the Subsurface Use Contracts. In accordance with the Subsurface Use Contracts the Partnership is obliged to finance professional training of Kazakhstani personnel recruited for the Subsurface Use Contracts’ operations at the rate of not less than 1% of the total amount of investments. Under the Subsurface Use Contracts the total amount of investments was established at USD 53,900,000 during their exploration phase.

These obligations are discounted at 15%, being the estimated credit-adjusted risk free discount rate.

8.

PENALTIES PAYABLE

In accordance with the Subsurface Use Contracts the Partnership was obliged to pay signature bonuses in total amount of USD 350,000 for acquiring the subsurface use rights for two oilfields. These bonuses were due for payment within 30 days after signing the Subsurface Use Contracts.

As at December 31, 2003, the Partnership paid USD 349,594 to the Government as signature bonuses for the Atyrau and Liman-2 oilfields with significant delay. Penalties accrued on delaying the payment of the signature bonuses for those oilfields as at December 31, 2003 amounted to USD 35,570 (2002: NIL).

In accordance with the Subsurface Use Contracts and the Agreements on acquisition of the right on the geological information use # 710 and # 711 dated January 21, 2002 the Partnership was obliged to pay an amount of USD 151,653 for the right on the geological information use within the established schedule. The Partnership delayed payment of this amount. Penalties accrued on delaying the payment for the right on the geological information use as at December 31, 2003 amounted to USD 26,169 (2002: NIL).

9.

OBLIGATIONS ON ACQUISITION OF THE RIGHT ON THE GEOLOGICAL INFORMATION USE

In accordance with the Agreements on acquisition of the right on the geological information use # 710 and # 711 dated January 21, 2002 the Partnership is obliged to pay an additional amount for the right on the geological information use in the case the Partnership attracts foreign investors.

As described in Note 17, on April 10, 2004 Big Sky Energy Atyrau Ltd. acquired 100% of the shares in the Partnership’s charter fund. Accordingly, the Partnership recognized additional obligations on acquisition of the right on the geological information use as at December 31, 2003 in the amount of USD 758,265 (2002: NIL).

10.

LOAN AND INTEREST PAYABLE

As at December 31, 2003 and 2002, loan and interest payable comprised the following:

Secured	2003	2002

Lorgate Management Inc.	$529,813	$-

	$529,813	$-

Loan	$505,000	$-
Interest	24,813	-

Total	$529,813	$-

On June 23, 2003 the Partnership obtained a loan from Lorgate Management Inc. (“Lorgate”) in the amount of USD 505,000 at 10% interest rate per annum. The maturity date of the loan is July 11, 2004. As per the terms of the Loan Agreement the total amount of the loan was used to make payment of signature bonuses and to pay for the right on the geological information use for both oilfields. In the case the loan and interest payment is delayed for more than 3 working days, the entire amount of both loan and interest shall attract a penalty at the rate of 2% per annum for each banking day after delay.

During the year ended December 31, 2003 interest accrued by the Partnership on the outstanding loan amounted to USD 24,813 (002: NIL).  Interest should be repaid together with principal on July 11, 2004.

11.

OBLIGATIONS ON HISTORICAL COSTS REIMBURSEMENT

The Partnership is unavoidably obliged to reimburse USD 7,784,034, which represent historical costs incurred by the Republic of Kazakhstan for the Liman-2 oilfield pursuant to the terms of the Subsurface Use Contract # 1076  dated December 28, 2002 and  the Agreement on acquisition of the right on the geological information use # 711 dated January 21, 2002. Payment of these obligations should be made according to a payment schedule agreed between the Partnership and the Government. These payments are due from 2012 to 2027 and should be paid quarterly in equal installments.

These obligations are discounted at 15%, being the estimated credit-adjusted risk free discount rate, giving a present value of obligation of USD 948,149 as at December 31, 2003 (2002: NIL).

12.

TAXATION

The Partnership provides for taxes based on its statutory financial statements that are maintained and prepared in tenge and in accordance with the statutory regulations of the Republic of Kazakhstan. The Partnership is subject to permanent tax differences due to the fact that certain expenses are not deductible for income tax purposes under Kazakhstan regulations.

The Partnership is in the exploration and development stage and so currently has no income from its operations. Unrealized foreign exchange losses do not attract tax relief and so are of the nature of permanent differences.  Any other tax loss for 2003 may be available for offset against taxable profits arising in the following three years.  However, the tax base of the Partnership’s assets, liabilities and allowable losses will be determined only once the Partnership submits tax returns claiming allowances against taxable income.

Accordingly, until this time, no deferred tax assets or liabilities have been established. Also, temporary differences arising cannot be determined with any accuracy until this time and so an analysis of temporary differences arising cannot be provided.

13.

CHARTER FUND

As at December 31, 2003 and 2002, charter fund comprised the following:

	Participation	2003	2002
	share %

Batys Petroleum LLP	98.0	$499	$499
Glushich V.P.	2.0	10	10

Total	100.0	$509	$509

As described in Note 17, on April 10, 2004, Big Sky Energy Atyrau Ltd. acquired 100% of the shares in the Partnership’s charter fund.

14.

RELATED PARTIES TRANSACTIONS

Accounts payable - As at December 31, 2003 and 2002, accounts payable for business trips and other expenses to the president amounted to USD 15,318 and USD 10,514, respectively.

Directors’ remuneration – Compensation paid to the president for his service in a full time executive management position is made up of a salary of 72,000 tenge annually.

15.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at December 31, 2003 and 2002, the fair value, the related method of determining fair value and the carrying value of the Partnership’s financial instruments were as follows: the fair value of current assets and current liabilities approximates their carrying amounts due to the short-term maturity of these instruments. The Partnership is exposed to market, credit and currency risks arises in the normal course of the Partnership’s business. Derivative financial instruments are not used to reduce exposure to the above risks.

Concentration of credit risk – Financial instruments that potentially expose the Partnership to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Management believes the likelihood of incurring material losses due to concentration of credit risk is remote.

Interest rate risk – The Partnership’s only potential interest rate risk relates to the loan from Lorgate, which is at a fixed interest rate.

Foreign currency risk – The Partnership undertakes transactions denominated in foreign currencies. Accordingly, these activities may result in foreign currency exposure. The Partnership does not hedge its foreign currency risk.

16.

COMMITMENTS AND CONTINGENCIES

Non-compliance with the Subsurface Use Contracts – The Government has the right to suspend or cancel these Subsurface Use Contracts if the Partnership is in material breach of the obligations and commitments under the Subsurface Use Contracts.

In accordance with the letter # 14-04-38 27 dated May 26, 2004 the Partnership has received notice from the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “Competent Body”) that the Partnership failed to comply with the terms of the Contract # 1076 dated December 28, 2002 on exploration of hydrocarbons in the Liman-2 oilfield, namely:

▪	To carry out the Minimal Work Program during the exploration phase;
▪	To submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation;
▪	To provide professional training to the personnel employed for the Subsurface Use Contract’s operations;
▪	To contribute funds to Atyrau region for social programs and programs on infrastructure development;
▪	To submit quarterly reports on the Subsurface Use Contract’s activities to the Competent Body;
▪	To develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body; and,
▪	To establish and make contributions to the Liquidation Fund.

In accordance with the letter # 14-04-38 28 dated May 26, 2004 the Partnership has received notice from the Competent Body that the Partnership failed to comply with the terms of the Contract # 1077 dated December 28, 2002 on exploration of hydrocarbons in the Atyrau oilfield, namely:

▪	To carry out the Minimal Work Program during the exploration phase;
▪	To submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation;
▪	To provide professional training to the personnel employed for the Subsurface Use Contract’s operations;
▪	To contribute funds to Atyrau region for social programs and programs on infrastructure development;
▪	To submit quarterly reports on the Subsurface Use Contract’s activities to the Competent Body;
▪	To develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body; and,
▪	To establish and make contributions to the Liquidation Fund.

Accordingly, under both Notices the Partnership is required by July 1, 2004 to remedy these violations and to submit all required documents as confirmation of fulfillment of its obligations and actions taken to remedy these violations and to report on corrective and preventive actions undertaken against any further breach of contractual obligations. In the case of failure to remedy indicated violations, the Contracts # 1076 and # 1077 dated December 28, 2002 shall be terminated.

Investment commitments – In accordance with the Subsurface Use Contracts, the Partnership is obliged to invest a minimum of USD 53,900,000 over the period covered by the Subsurface Use Contracts. The Subsurface Use Contract # 1076 dated December 28, 2002 establishes the exploration phase as 6 years from 2003 to 2008. The Subsurface Use Contract # 1077 dated December 28, 2002 establishes the exploration phase as 5 years from 2003 to 2007 and the production phase as 20 years from 2008 to 2028.

Commitment to reimburse historical costs of the Government – In accordance with the Subsurface Use Contract the Partnership is obliged to reimburse to the Government for historical costs incurred at the expense of the Government on the Atyrau oilfield. The total amount reimbursable is USD 22,507,380. From this amount, USD 112,537 was paid to the Government in 2003. The remaining amount of USD 22,394,843 is expected to be settled according to payment schedule to be agreed between the Partnership and the Government not later than 120 days after approval of the hydrocarbon reserves.

Commercial discovery bonus – In accordance with the Subsurface Use Contracts the Partnership is obliged to pay to the Government a commercial discovery bonus in the amount of 0.1% of the value of approved recoverable reserves using the market price of the hydrocarbons. This amount is due within 30 days after the hydrocarbon reserves are approved by the State Committee on Reserves of the Republic of Kazakhstan.

Commitment to sell produced oil in the Republic of Kazakhstan – In accordance with the Subsurface Use Contracts and Decree # 1172 of the Government of Republic of Kazakhstan dated August 2, 2000 the Partnership is obliged to sell 100% of oil produced during the exploration phase, and 20% of oil produced during the production phase to oil refineries located in the Republic of Kazakhstan.

Commitment to create deposit account for liquidation fund payments – In accordance with the Subsurface Use Contracts the Partnership is obliged to establish a liquidation fund to finance the liquidation of the consequences of its oil and gas operations in the amount of 1% of total amount of investments during the period covered by the Subsurface Use Contracts, which shall be made to the special deposit account in any bank in the Republic of Kazakhstan. The Partnership is also obliged to obtain the Government approval of the program on liquidation of consequences of its operations under the Subsurface Use Contracts, including a budget of liquidation costs, not later than 360 days before the expiration of the Subsurface Use Contracts.

The Partnership is currently not able to estimate with certainty the extent or cost of the asset retirement program it will be required to undertake and according has made no provisions in these financial statement in respect of future asset retirement costs.  Had the Partnership accrued the liquidation fund according to the Subsurface Use Contracts, the undiscounted accrual at December 31, 2003 would have been approximately USD 539,000.

Insurance commitments – In accordance with the Subsurface Use Contracts the Partnership is obliged to develop the Business, Property and Liability Risk Insurance Program and submit it for approval to the Competent Body.

Operating environment – The Partnership’s principal business activities are within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Partnership’s assets and operations could be at risk due to negative changes in the political and business environment.

Taxation – The taxation system in the Republic of Kazakhstan is constantly changing and subject to inconsistent application, interpretation and enforcement. There have been many new tax and foreign currency laws and related regulations introduced in recent years, which are not always clearly written and whose interpretation and application is subject to the opinions of the local tax authorities. Non-compliance with Kazakhstan laws and regulations can potentially lead to the imposition of penalties and fines, the amounts of which can be significant.

Environmental matters – The Partnership believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future. The Partnership is unable to predict the timing or extent to which these environmental laws and regulations may change. Such change, if it occurs, may require the Partnership to modernize technology to meet more stringent standards.

17.

SUBSEQUENT EVENTS

Change in the Partnership’s ownership structure – On April 10, 2004 Big Sky Energy Atyrau Ltd., incorporated under the laws of province of Alberta, Canada acquired 100% of the shares in the Partnership’s charter fund.

Subsequent actions taken to remedy violations of the Subsurface Use Contracts (see Note 16) – The Partnership has held extended meeting with representatives of the Competent Body on July 2 to 5, 2004.  As a result it was agreed that before July 31, 2004 the Partnership will:

▪

Submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation - on June 9, 2004 the Partnership’s Annual Work Program for 2004 has been  approved by the Competent Body for both oilfields. The Annual Work Program for 2005 will be determined in October 2004 and finalised with the Competent Body in November 2004;

▪	Provide professional training to the personnel employed for the Subsurface Use Contract’s operations - a budget of USD 10,000 has been allocated for this purpose;
▪	Contribute funds to Atyrau region for social programs and programs for infrastructure development - it was agreed to defer this to the end of 2004;
▪

Develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body - the Partnership has appointed AIG as its Insurance Underwriter.  The Partnership has made the Insurance Broker aware of the deadline;

▪

Submit quarterly reports on the Subsurface Use Contract’s activities to the Competent Body - as no activities had been carried out prior to the transaction date, none were filed.  Subsequently, the Competent Body has been informed of Partnership’s activities and provided with a list of personnel assigned to the project and proof that an office has been set up; and

▪	Establish and make contributions to the Liquidation Fund - this is expected to be completed on July 26, 2004.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

INTERIM STATEMENTS OF LOSS (UNAUDITED)

FOR THE THREE MONTHS  ENDED MARCH 31, 2004 AND 2003 AND FOR THE CUMULATIVE PERIOD FROM JULY 4, 2001 (INCEPTION DATE) TO MARCH 31, 2004

(in US Dollars)

	Notes	Three months ended March 31, 2004	Three months ended March 31, 2003	Cumulative period from July 4, 2001 (inception date) to March 31, 2004

EXPENSES:
General and administrative expenses	4	$765	$1,257	$76,989

OPERATING LOSS		765	1,257	76,989

OTHER EXPENSES:
Foreign exchange loss, net		435	1,033	1,541
Accretion expenses		52,190	-	52,190

LOSS BEFORE TAXATION		53,390	2,290	130,720

INCOME TAX EXPENSE	3, 12	-	-

NET LOSS		$53,390	$2,290	$130,720

The notes form an integral part of these interim financial statements.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS (UNAUDITED)

AS AT MARCH 31, 2004 AND DECEMBER 31, 2003

(in US Dollars)

	Notes	March 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents		$ 108	$ 118
Accounts receivable		144	125
Advances paid		4,817	4,639
Total current assets		5,069	4,882

NON-CURRENT ASSETS:
Oil and gas properties	5	3,936,041	3,923,276
Total non-current assets		3,936,041	3,923,276

TOTAL ASSETS		3,941,110	3,928,158

LIABILITIES AND PARTNERS’ DEFICIT
CURRENT LIABILITIES:
Obligations for social programs and programs for infrastructure development – current portion	6	350,000	350,000
Obligations on professional training of personnel – current portion	7	119,600	119,600
Penalties payable	8	61,739	61,739
Obligations on acquisition of the right of the geological information use	9	758,265	758,265
Loan and interest payable	10	542,578	529,813
Accounts payable to related party	14	15,318	15,318
Other payables and accruals		2,280	893
Total current liabilities		1,849,780	1,835,628

NON-CURRENT LIABILITIES:
Obligations for social programs and programs for infrastructure development – non-current portion	6	945,961	913,480
Obligations on professional training of personnel – non-current portion	7	318,664	307,722
Obligations on historical costs reimbursement	11	956,916	948,149
Total non-current liabilities		2,221,541	2,169,351

COMMITMENTS AND CONTINGENCIES	16

PARTNERS’ DEFICIT:
Charter fund	13	509	509
Deficit accumulated during the development stage		(130,720)	(77,330)
Total partners’ deficit		(130,211)	(76,821)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT		$3,941,110	$3,928,158

The notes form an integral part of these interim financial statements.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

INTERIM STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND FOR THE CUMULATIVE PERIOD FROM JULY 4, 2001 (INCEPTION DATE) TO MARCH 31, 2004

(in US Dollars)

	Charter fund	Deficit accumulated during the development stage	Total

Balance at July 4, 2001 (inception date)	$-	$-	$-

Balance at December 31, 2001	$-	$-	$-

Contributions to the charter fund	509	-	509
Net loss	-	(10,560)	(10,560)

Balance at December 31, 2002	$509	$(10,560)	$(10,051)

Net loss	-	(66,770)	(66,770)

Balance at December 31, 2003	$509	$(77,330)	$(76,821)

Net loss	-	(53,390)	(53,390)

Balance at March 31, 2004	$509	$(130,720)	$(130,211)

The notes form an integral part of these interim financial statements.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

INTERIM STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 AND FOR THE CUMULATIVE PERIOD FROM JULY 4, 2001 (INCEPTION DATE) TO MARCH 31, 2004

(in US Dollars)

	Three months ended March 31, 2004	Three months ended March 31, 2003	Cumulative period from July 4, 2001 (inception date) to March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(53,390)	$(2,290)	$(130,720)

Adjustments for:
Penalties accrued	-	-	61,739
Accretion expenses	52,190	-	52,190

Changes in operating assets and liabilities:
Increase in receivables	(19)	(33)	(144)
Increase in advances paid	(178)	-	(4,817)
Increase in accounts payable to related party	-	2,348	15,318
Increase in other payables and accruals	1,387	-	2,280

Net cash (used in)/from operating activities	(10)	25	(4,154)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of oil and gas properties	-	-	(501,247)

Net cash used in investing activities	-	-	(501,247)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan	-	-	505,000
Contributions to the charter fund	-	-	509

Net cash received from financing activities	-	-	505,509

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(10)	25	108

CASH AND CASH EQUIVALENTS, beginning of the period	118	463	-
CASH AND CASH EQUIVALENTS, end of the period	$108	$488	$108

Non-cash transactions. During the three months ended March 31, 2004, the Partnership had certain non-cash transactions, such as capitalization of interest on loans obtained on total amount of USD 12,765 (three months ended March 31, 2003: NIL). During the period from July 4, 2001 (inception date) to March 31, 2004 the Partnership had certain non-cash transactions, such as capitalization of obligations for social programs and programs for infrastructure development, obligations on professional training of personnel, interest on loans obtained and obligations on historical costs reimbursement in total amount of USD 3,434,794.

The notes form an integral part of these interim financial statements.

VECTOR ENERGY WEST LLP (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE INTERIM FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 AND FOR THE CUMULATIVE PERIOD FROM JULY 4, 2001 (INCEPTION DATE) TO MARCH 31, 2004

(in US Dollars unless noted otherwise)

1.

DESCRIPTION OF BUSINESS

Vector Energy West LLP, a development stage company, (hereinafter referred to as the “Partnership”) was registered as a limited liability partnership under the laws of the Republic of Kazakhstan on July 4, 2001. The main activities of the Partnership are the acquisition, exploration and development of oil and gas properties in the Atyrau region, Republic of Kazakhstan.

On December 28, 2002, the Partnership entered into Subsurface Use Contracts with the Government of the Republic of Kazakhstan (the “Government”) to explore for and produce hydrocarbons in the Atyrau and Liman-2 oilfields in the Atyrau region (the “Subsurface Use Contracts”). From that date to  December 31, 2003, no major exploration activities have been carried out. In accordance with the Subsurface Use Contract # 1077 dated December 28, 2002 the Partnership received the right to perform exploration activities on the Atyrau oilfield during 6 years from 2003 to 2008. In accordance with the Subsurface Use Contract # 1076 dated December 28, 2002 the Partnership received the right to perform exploration activities on the Liman-2 oilfield during 5 years from 2003 to 2007 and to perform production activities during the subsequent 20 years.

As at March 31, 2004 and December 31, 2003 the Partnership employed 1 staff.

Legal Name	Vector Energy West LLP
Legal Address	11/13 Baiseitov Str., office 1, Almaty, Republic of Kazakhstan
Legal Registration Number	40988-1910-TOO (ИУ)
Ownership status	Private

2.

BASIS OF PRESENTATION

The accompanying interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The Partnership maintains accounting records and prepares its financial statements in Kazakhstani tenge in accordance with the requirements of Kazakhstani accounting and tax legislation. The accompanying financial statements differ from the financial statements prepared for statutory purposes in the Republic of Kazakhstan in that they reflect certain adjustments, not recorded in the statutory books of the Partnership, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP.

In the opinion of management, these interim financial statements reflect all adjustments, including normal recurring adjustments, considered necessary to present fairly the Partnership’s financial position at March 31, 2004 and the results of operations and cash flows for the three-month periods ended March 31, 2004 and 2003.

Use of estimates – The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as at the date of the financial statements and the reported amounts of revenues and expenses of the reporting period then ended. Actual results could differ from those estimates

Development stage company – The accompanying interim financial statements have been prepared based on the assumption that the Partnership will continue as a going concern and there is no indication that the Partnership intends to or has to be liquidated, or significantly decrease its activity in the near future. The ability of the Partnership to pay its debts when they are due depends on continued financial support from its partners.

At present, the Partnership’s oil and gas operations are in the acquisition and exploration phase, and therefore, the Partnership is in the development stage. This phase is expected to last until the Partnership finds economically profitable oil reserves. Until such reserves are found and proven and necessary regulatory approvals are obtained, uncertainty exists as to whether the long-lived assets of the Partnership are recoverable.

As discussed in Note 16 to these interim financial statements, the Partnership is required by July 1, 2004 to remedy certain violations of major requirements of the Subsurface Use Contracts with the Government of the Republic of Kazakhstan.  In the case of failure to remedy such violations, the Subsurface Use Contracts can be terminated by the Government, which raises doubt about the Partnership’s ability to continue as a going concern.  As further discussed in Note 17 to these interim financial statements, subsequent to December 31, 2003 the Partnership made some actions to remedy these violations. These interim financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents – Cash and cash equivalents include cash on hand and in banks.

Accounts receivable – Accounts receivable are stated at their net realizable values after deducting provisions for uncollectible amounts, if any. Such provisions reflect estimates based on evidence of collectibility.

Oil and gas properties – The Partnership follows the successful efforts method of accounting for its oil and gas operations, whereby expenditures for property acquisitions and all development costs (including development dry holes) and support equipment and facilities are capitalized. The costs of unsuccessful exploratory wells are charged to expense at the time the wells or other exploration activities are determined to be non-productive. Production costs, overheads and all exploration costs other than exploratory drilling are charged to expense as incurred.

Costs incurred for the acquisition of rights to explore and develop the Atyrau and Liman-2 oilfields, including but not limited to payment for the right on the geological information use, signature bonuses, obligations on professional training of personnel, obligations for social programs and programs for infrastructure development are capitalized and classified as a right on subsurface use.

Impairment of long-lived assets – The Partnership reviews its long-lived assets, including oil and gas properties, after the discovery of proved reserves and the start of the development phase for possible impairment by comparing their carrying values to the undiscounted future net before-tax cash flows. Asset impairment may occur if these undiscounted future net before-tax cash flows are lower than anticipated reserves, there are write downs of proved reserves based on field performance, significant changes in commodity prices, significant decreases in the market value of an asset, and/or significant change in the extent or manner of use or physical change in an asset. Impaired assets are written down to their estimated fair values, generally their discounted future net before-tax cash flows. For proved oil and gas properties, the Partnership performs the impairment test on an individual field basis. Unproved properties are reviewed periodically to determine if there has been impairment of the carrying value, with any such impairment charged to expense in the current period.

Obligations for social programs and programs for infrastructure development – The Partnership has recognized obligations to contribute funds to social programs and programs on infrastructure development in the Atyrau region, Republic of Kazakhstan pursuant to the terms of the Subsurface Use Contracts. These obligations are recorded at their present value, using a 15% per annum discount rate. The obligations are capitalized as part of the oil and gas properties (see Notes 5 and 6).

Asset retirement obligations – In accordance with the SFAS No. 143 “Accounting for Asset Retirement Obligations”, the Partnership is required to record the present value of obligations associated with the retirement of oil and gas properties in the period in which they are incurred. The liability should be capitalized as part of the oil and gas properties. Subsequently, asset retirement cost should be allocated to expense using a systematic and rational method over its useful life.

The Partnership adopted the provisions of the SFAS No. 143 in 2002. However, as described in Note 16, it has not recorded asset retirement obligations in these interim financial statements.

Obligations on professional training of personnel – The Partnership has recognized obligations on professional training of its personnel pursuant to the terms of the Subsurface Use Contracts. These obligations are recorded at their present value, using a 15% per annum discount rate. The obligations are capitalized as part of the oil and gas properties (see Notes 5 and 7).

Obligations on historical costs reimbursement – The Partnership is unavoidably obliged to reimburse USD 7,784,034, which represent historical costs incurred by the Republic of Kazakhstan for the Liman-2 oilfield pursuant to the terms of the Subsurface Use Contract # 1076 dated December 28, 2002 and the Agreement on acquisition of the right on the geological information use # 711 dated January 21, 2002. These obligations are recorded at their present value, using a 15% per annum discount rate. The obligations are capitalized as part of the oil and gas properties (see Notes 5 and 11).

Borrowing costs – Interest costs related to financing the acquisition of the subsurface use rights, conducting exploration activities and financing major oil and gas development projects are capitalized as part of the related assets until the projects are evaluated, or until the projects are substantially complete and ready for their intended use if the projects are evaluated as successful. Capitalized interest cannot exceed gross interest expense.

Provisions – Provisions are recognized when the Partnership has a present obligation as a result of a past event to incur such costs and when a reliable estimate can be made for the amount of these costs.

Borrowings – Interest bearing loans are recorded at the amounts of the proceeds received, net of the direct issue costs. Interest costs are accounted for on an accrual basis and included in accrued expenses to the extent that they are not settled in the period in which they arise.

Foreign currency translation – In accordance with the SFAS No. 52 “Foreign Currency Translation”, these financial statements have been translated into United States Dollars (“US Dollars”) from Kazakhstani tenge (“tenge”). The Partnership maintains its accounting records in tenge. The majority of the Partnership’s capitalized costs, expenses, liabilities, loans and cash flows are denominated in US Dollars. Accordingly, management believes that the US Dollar is the functional currency of the Partnership.

Long-lived assets and equity are translated using historic exchange rates. Monetary assets and liabilities are translated using the exchange rate of 138.88 and 144.22 tenge/US Dollar, as at March 31, 2004 and December 31, 2003, respectively. Expenses are translated at a weighted-average rate of 139.86 and 153.54 tenge/US Dollar for the periods ended March 31, 2004 and 2003, respectively. Gains and losses arising from these translations are included in the interim statements of loss.

The Kazakhstani tenge is not a fully convertible currency outside of the Republic of Kazakhstan. The translation of tenge denominated assets and liabilities into US Dollars for the purpose of these interim financial statements does not indicate that the Partnership could realize or settle the reported values of the assets and liabilities in US Dollars. Likewise, it does not indicate that the Partnership could return or distribute the reported US Dollars values of charter fund and retained earnings to the partners.

Income taxes – Income taxes are accounted for under the asset and liability method in accordance with the SFAS No. 109 “Accounting for Income Taxes”. Tax on the income or loss for the year comprises current tax and any change in deferred tax. Current tax comprises tax payable calculated on the basis of the expected taxable income for the year, and any adjustment of tax payable for previous years.

Deferred tax assets and liabilities are recognized as the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income in the reporting periods in which the originating expenditure becomes deductible. In assessing the recoverability of deferred income tax assets, management considers whether it is more likely than not that the deferred income tax assets will be realized. In making this assessment, management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies.

The Partnership is a development stage company. Most of the expenditures made during the exploration and development stage are capitalized. In the current year, the Partnership does not have an income tax liability.

Employee benefits

Pension payments

The Partnership contributes to an employee accumulated pension fund an amount less from 10% of employees’ salaries or 37,500 tenge (USD 270). Pension fund payments are withheld from employees’ salaries and included with general and administrative expenses in the statement of loss. As at March 31, 2004, the Partnership was not liable for any supplementary pensions, post-retirement health care, insurance benefits or retirement indemnities to its current or former employees.

Related parties – The following are considered to be related parties of the Partnership:

▪	Partnership’s partners, director and officer; and,
▪	Enterprises in which partners, officers or directors of the Partnership and their immediate families have control or significant influence.

Impact of recent and pending accounting pronouncements

In November 2002, the FASB issued Interpretation No. 45, “Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN No. 45”). FIN No. 45 elaborates on the disclosures the Partnership must make about its obligations under certain guarantees that the Partnership has issued. It also requires the Partnership to recognize, at the inception of a guarantee, a liability for the fair value of the obligations the Partnership has undertaken in issuing the guarantee. The initial recognition and initial measurement provisions are to be applied only to guarantees issued or modified after December 31, 2002. The Partnership adopted provisions of FASB Interpretation No. 45 in 2003. Adoption of FIN No.45 does not have a material impact on the Partnership’s financial position or results of operations. The disclosure requirements are effective for annual or interim periods ending after December 15, 2002.

In January 2003, the FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN No. 46”).  FIN No. 46 provides criteria for identifying variable interest entities (“VIEs”) and further criteria for determining what entity, if any, should consolidate them.  In general, VIEs are entities that either do not have equity investors with voting rights or have equity investors that do not provide sufficient financial resources for the entity to support its activities.  In December 2003, the FASB issued FIN No. 46(R) to clarify some of the provisions of FIN No. 46 and to exempt certain entities from its requirements.  The Partnership must adopt and apply FIN No. 46(R) for reporting periods ending after December 15, 2004.  FIN No. 46(R) is not expected to have a material impact on the Partnership’s results of operations or financial position.

The following standards issued by the FASB do not impact the Partnership at this time:

▪	SFAS No. 146 – “Accounting for Costs Associated with Exit or Disposal Activities”, effective for exit or disposal activities initiated after December 31, 2002;
▪	SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, effective for financial statements issued after June 15, 2003;
▪

SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Post Retirements Benefits – an amendment of SFAS No. 87, 88 and 106”, effective for financial statements issued after December 15, 2003; and

▪	SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, effective for contracts entered into or modified after June 30, 2003.

4.

GENERAL AND ADMINISTRATIVE EXPENSES

During the three months ended March 31, 2004 and 2003, general and administrative expenses comprised the following:

	3 months ended March 31, 2004	3 months ended March 31, 2003

Business trip expenses	$452	$546
Bank fees	1	16
Other expenses	312	695

Total	$765	$1,257

5.

OIL AND GAS PROPERTIES

As at March 31, 2004 and December 31, 2003, oil and gas properties comprised the following:

	As at March 31, 2004	December 31, 2003

Subsurface use rights	$1,297,090	$1,284,325
Obligations for social programs and programs for infrastructure development	1,263,480	1,263,480
Obligations on historical costs reimbursement	948,149	948,149
Obligations on professional training of personnel	427,322	427,322

Total	$3,936,041	$3,923,276

Interest capitalized during the three months ended March 31, 2004 amounted to USD 12,765 (three months ended March 31, 2003: nil) (see Note 10).

6.

OBLIGATIONS FOR SOCIAL PROGRAMS AND PROGRAMS FOR INFRASTRUCTURE

DEVELOPMENT

	March 31, 2004	December 31, 2003

Within one year	$350,000	350,000
In the second to the fifth inclusive	1,250,000	1,250,000
Total obligations	1,600,000	1,600,000

Less: discount on obligations for social programs and programs for infrastructure development	(304,039)	(336,520)

Present value of obligations for social programs and programs for infrastructure development	1,295,961	1,263,480

Amount due for settlement within one year	350,000	350,000
Amount due for settlement after one year	945,961	913,480

Total	$1,295,961	$1,263,480

In accordance with the Subsurface Use Contracts the Partnership is unavoidably obliged to contribute funds to the social programs and programs on infrastructure development in the Atyrau region, Republic of Kazakhstan, in total amount of USD 1,000,000 for the Atyrau oilfield during the exploration phase and USD 600,000 for the Liman-2 oilfield during the exploration phase of the Subsurface Use Contracts. As at March 31, 2004, the Partnership had not made any payments for the social programs and programs on infrastructure development. These payments are due from 2003 to 2008 for the Atyrau oilfield and from 2003 to 2007 for the Liman-2 oilfield.

Payment of these obligations should be made according to a payment schedule agreed between the Partnership and the Government.  These obligations are discounted at 15%, being the estimated credit-adjusted risk free discount rate.

7.

OBLIGATIONS ON PROFESSIONAL TRAINING OF PERSONNEL

	March 31, 2004	December 31, 2003

Within one year	$119,600	119,600
In the second to the fifth inclusive	419,400	419,400
Total obligations	539,000	539,000

Less: discount on obligations on professional training of personnel	(100,736)	(111,678)

Present value of obligations on professional training of personnel	438,264	427,322

Amount due for settlement within one year	119,600	119,600
Amount due for settlement after one year	318,664	307,722

Total	$438,264	$427,322

Management believes that obligations on professional training of personnel should be recognized for future professional training costs as prescribed by the Subsurface Use Contracts. In accordance with the Subsurface Use Contracts the Partnership is obliged to finance professional training of Kazakhstani personnel recruited for the Subsurface Use Contract’s operations at the rate of not less than 1% of the total amount of investments. Under the Subsurface Use Contracts the total amount of investments was established at USD 53,900,000 during their exploration phase.

These obligations are discounted at 15%, being the estimated credit-adjusted risk free discount rate.

8.

PENALTIES PAYABLE

In accordance with the Subsurface Use Contracts the Partnership was obliged to pay signature bonuses in total amount of USD 350,000 for acquiring the subsurface use rights for two oilfields. These bonuses were due for payment within 30 days after signing the Subsurface Use Contracts.

As at March 31, 2004, the Partnership paid USD 349,594 to the Government as signature bonuses for the Atyrau and Liman-2 oilfields with significant delay. Penalties accrued on delaying the payment of the signature bonuses for those oilfields as at March 31, 2004 amounted to USD 35,570 (December 31, 2003: USD 35,570).

In accordance with the Subsurface Use Contracts and the Agreements on acquisition of the right on the geological information use # 710 and # 711 dated January 21, 2002 the Partnership was obliged to pay an amount of USD 151,653 for the right on the geological information use within the established schedule. The Partnership delayed payment of this amount.  Penalties accrued on delaying the payment for the right on the geological information use as at March 31, 2004 amounted to USD 26,169 (December 31, 2003: USD 26,169).

9.

OBLIGATIONS ON ACQUISITION OF THE RIGHT ON THE GEOLOGICAL INFORMATION USE

In accordance with the Agreements on acquisition of the right on the geological information use # 710 and # 711 dated January 21, 2002 the Partnership is obliged to pay an additional amount for the right on the geological information use in the case the Partnership attracts foreign investors.

As described in Note 17, on April 10, 2004 Big Sky Energy Atyrau Ltd. acquired 100% of the shares in the Partnership’s charter fund. Accordingly, the Partnership recognized additional obligations on acquisition of the right on the geological information use as at March 31, 2004 in the amount of USD 758,265 (December 31, 2003: USD 758,265).

10.

LOAN AND INTEREST PAYABLE

Loan and interest payable comprised the following:

Secured	March 31, 2004	December 31, 2003

Lorgate Management Inc.	$542,578	$529,813

	$542,578	$529,813

Loan	$505,000	$505,000
Interest	37,578	24,813

Total	$542,578	$529,813

On June 23, 2003 the Partnership obtained a loan from Lorgate Management Inc. (“Lorgate”) in the amount of USD 505,000 at 10% interest rate per annum. The maturity date of the loan is July 11, 2004. As per the terms of the Loan Agreement the total amount of the loan was used to make payment of signature bonuses and to pay for the right on the geological information use for both oilfields. In the case the loan and interest payment is delayed for more than 3 working days, the entire amount of both loan and interest shall attract a penalty at the rate of 2% per annum for each banking day after delay.

During the three months ended March 31, 2004 interest accrued by the Partnership on the outstanding loan amounted to USD 12,765 (3 months ended March 31, 2003: NIL). Interest should be repaid together with principal on July 11, 2004.

11.

OBLIGATIONS ON HISTORICAL COSTS REIMBURSEMENT

The Partnership is unavoidably obliged to reimburse USD 7,784,034, which represent historical costs incurred by the Republic of Kazakhstan for the Liman-2 oilfield pursuant to the terms of the Subsurface Use Contract # 1076 dated December 28, 2002 and the Agreement on acquisition of the right on the geological information use # 711 dated January 21, 2002. Payment of these obligations should be made according to a payment schedule agreed between the Partnership and the Government. These payments are due from 2012 to 2027 and should be paid quarterly in equal installments.

These obligations are discounted at 15%, being the estimated credit-adjusted risk free discount rate, giving a present value of obligation of USD 956,916 as at March 31, 2004 (December 31, 2003: USD 948,149).

12.

TAXATION

The Partnership provides for taxes based on its statutory financial statements that are maintained and prepared in Kazakhstani tenge and in accordance with the statutory regulations of the Republic of Kazakhstan. The Partnership is subject to permanent tax differences due to the fact that certain expenses are not deductible for income tax purposes under Kazakhstan regulations.

The Partnership is in the exploration and development stage and so has no income from its operations. Unrealized foreign exchange losses do not attract tax relief and so are of the nature of permanent differences.  Any other tax loss for the three months period ended March 31, 2004 may be available for offset against taxable profits arising in the following three years.  However, the tax base of the Partnership’s assets, liabilities and allowable losses will be determined only once the Partnership submits tax returns claiming allowances against taxable income.

Accordingly, at this time, no deferred tax assets or liabilities have been established. Also, temporary differences arising cannot be determined with any accuracy at this time and so an analysis of temporary differences arising cannot be provided.

13.

CHARTER FUND

As at March 31, 2004 and December 31, 2003, charter fund comprised the following:

	Participation share %	March 31, 2004	December 31, 2003

Batys Petroleum LLP	98.0	$499	$499
Glushich V.P.	2.0	10	10

Charter fund	100.0	$509	$509

As described in Note 17, on April 10, 2004 Big Sky Energy Atyrau Ltd. acquired 100% of the shares in the Partnership’s charter fund.

14.

RELATED PARTIES TRANSACTIONS

Accounts payable – As at March 31, 2004 and December 31, 2003, accounts payable for business trips and other expenses to the president amounted to USD 15,318.

Directors’ remuneration – Compensation paid to the president for his service in a full time executive management position is made up of a salary of 72,000 tenge annually.

15.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at March 31, 2004 and December 31, 2003, the fair value, the related method of determining fair value and the carrying value of the Partnership’s financial instruments were as follows: the fair value of current assets and current liabilities approximates their carrying amounts due to the short-term maturity of these instruments. The Partnership is exposed to market, credit and currency risks arises in the normal course of the Partnership’s business. Derivative financial instruments are not used to reduce exposure to the above risks.

Concentration of credit risk – Financial instruments that potentially expose the Partnership to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Management believes the likelihood of incurring material losses due to concentration of credit risk is remote.

Interest rate risk – The Partnership’s only potential interest rate risk relates to the loan from Lorgate, which is at a fixed interest rate.

Foreign currency risk – The Partnership undertakes transactions denominated in foreign currencies. Accordingly, these activities may result in foreign currency exposure. The Partnership does not hedge its foreign currency risk.

16.

COMMITMENTS AND CONTINGENCIES

Non-compliance with the Subsurface Use Contracts – The Government has the right to suspend or cancel these Subsurface Use Contracts if the Partnership is in material breach of the obligations and commitments under the Subsurface Use Contracts.

In accordance with the letter # 14-04-38 27 dated May 26, 2004 the Partnership has received notice from the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (the “Competent Body”) that the Partnership failed to comply with the terms of the Contract # 1076 dated December 28, 2002 on exploration of hydrocarbons in the Liman-2 oilfield, namely:

▪	To carry out the Minimal Work Program during the exploration phase;
▪	To submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation;
▪	To provide professional training to the personnel employed for the Subsurface Use Contract’s operations;
▪	To contribute funds to the Atyrau region for social programs and programs on infrastructure development;
▪	To submit quarterly reports on the Subsurface Use Contract’s activities to the Competent Body;
▪	To develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body; and,
▪	To establish and make contributions to the Liquidation Fund.

In accordance with the letter # 14-04-38 28 dated May 26, 2004 the Partnership has received notice from the Competent Body that the Partnership failed to comply with the terms of the Contract # 1077 dated December 28, 2002 on exploration of hydrocarbons in the Atyrau oilfield, namely:

▪	To carry out the Minimal Work Program during the exploration phase;
▪	To submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation;
▪	To provide professional training to the personnel employed for the Subsurface Use Contract’s operations;
▪	To contribute funds to the Atyrau region for social programs and programs on infrastructure development;
▪	To submit quarterly reports on the Subsurface Use Contract’s activities to the Competent Body;
▪	To develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body; and,
▪	To establish and make contributions to the Liquidation Fund.

Accordingly, under both Notices the Partnership is required by July 1, 2004 to remedy these violations and to submit all required documents as confirmation of fulfillment of its obligations and actions taken to remedy these violations and to report on corrective and preventive actions undertaken against any further breach of contractual obligations. In the case of failure to remedy indicated violations, the Contracts # 1076 and # 1077 dated December 28, 2002 shall be terminated.

Investment commitments – In accordance with the Subsurface Use Contracts, the Partnership is obliged to invest a minimum of USD 53,900,000 over the period covered by the Subsurface Use Contracts. The Subsurface Use Contract # 1076 dated December 28, 2002 establishes the exploration phase as 6 years from 2003 to 2008. The Subsurface Use Contract # 1077 dated December 28, 2002 establishes the exploration phase as 5 years from 2003 to 2007 and the production phase as 20 years from 2008 to 2028.

Commitment to reimburse historical costs of the Government – In accordance with the Subsurface Use Contract the Partnership is obliged to reimburse to the Government for historical costs incurred at the expense of the Government on the Atyrau oilfield. The total amount reimbursable is USD 22,507,380. From this amount, USD 112,537 was paid to the Government in 2003. The remaining amount of USD 22,394,843 is expected to be settled according to a payment schedule to be agreed between the Partnership and the Government not later than 120 days after approval of the hydrocarbon reserves.

Commercial discovery bonus – In accordance with the Subsurface Use Contracts the Partnership is obliged to pay to the Government a commercial discovery bonus in the amount of 0.1% of the value of approved recoverable reserves using the market price of the hydrocarbons. This amount is due within 30 days after the hydrocarbon reserves are approved by the State Committee on Reserves of the Republic of Kazakhstan.

Commitment to sell produced oil in the Republic of Kazakhstan – In accordance with the Subsurface Use Contracts and Decree # 1172 of the Government of Republic of Kazakhstan dated August 2, 2000 the Partnership is obliged to sell 100% of oil produced during the exploration phase, and 20% of oil produced during the production phase to oil refineries located in the Republic of Kazakhstan.

Commitment to create deposit account for liquidation fund payments – In accordance with the Subsurface Use Contracts the Partnership is obliged to establish a liquidation fund to finance the liquidation of the consequences of its oil and gas operations in the amount of 1% of total amount of investments during the period covered by the Subsurface Use Contracts, which shall be made to the special deposit account in any bank in the Republic of Kazakhstan. The Partnership is also obliged to obtain the Government approval of the program on liquidation of consequences of its operations under the Subsurface Use Contracts, including a budget of liquidation costs, not later than 360 days before the expiration of the Subsurface Use Contracts.

The Partnership is currently not able to estimate with certainty the extent or cost of the asset retirement program it will be required to undertake and accordingly has made no provision in these financial statements in respect of future asset retirement costs. Had the Partnership accrued a liquidation fund according to the Subsurface Use Contracts, the accrual at March 31, 2004 would have been approximately USD 539,000 (December 31, 2003 USD 539,000).

Insurance commitments – In accordance with the Subsurface Use Contracts, the Partnership is obliged to develop the Business, Property and Liability Risk Insurance Program and submit it for approval to the Competent Body.

Operating environment – The Partnership’s principal business activities are within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Partnership’s assets and operations could be at risk due to negative changes in the political and business environment.

Taxation – The taxation system in the Republic of Kazakhstan is constantly changing and subject to inconsistent application, interpretation and enforcement. There have been many new tax and foreign currency laws and related regulations introduced in recent years, which are not always clearly written and whose interpretation and application is subject to the opinions of the local tax authorities. Non-compliance with Kazakhstan laws and regulations can potentially lead to the imposition of penalties and fines, the amounts of which can be significant.

Environmental matters – The Partnership believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future. The Partnership is unable to predict the timing or extent to which these environmental laws and regulations may change. Such change, if it occurs, may require the Partnership to modernize technology to meet more stringent standards.

17.

SUBSEQUENT EVENTS

Change in the Partnership’s ownership structure – On April 10, 2004 Big Sky Energy Atyrau Ltd., incorporated under the laws of province of Alberta, Canada acquired 100% of the shares in the Partnership’s charter fund.

Subsequent actions taken to remedy violations of the Subsurface Use Contracts (see Note 16) – The Partnership has held extended meeting with representatives of the Competent Body on July 2 to 5, 2004.  As a result it was agreed that before July 31, 2004 the Partnership will:

▪

Submit the Annual Work Program to the Competent Body and report on the progress of the Minimal Work Program implementation - on June 9, 2004 the Partnership’s Annual Work Program for 2004 has been approved by the Competent Body for both oilfields. The Annual Work Program for 2005 will be determined in October 2004 and finalised with the Competent Body in November 2004;

▪	Provide professional training to the personnel employed for the Subsurface Use Contract’s operations - a budget of USD 10,000 has been allocated for this purpose;
▪	Contribute funds to Atyrau region for social programs and programs for infrastructure development - it was agreed to defer this to the end of 2004;

▪

Develop the Business, Property and Liability Risk Insurance Program and to submit it for approval to the Competent Body - the Partnership has appointed AIG as its Insurance Underwriter.  The Partnership has made the Insurance Broker aware of the deadline;

▪

Submit quarterly reports on the Subsurface Use Contract’s activities to the Competent Body - as no activities had been carried out prior to the transaction date, none were filed.  Subsequently, the Competent Body has been informed of Partnership’s activities and provided with a list of personnel assigned to the project and proof that an office has been set up; and

▪	Establish and make contributions to the Liquidation Fund - this is expected to be completed on July 26, 2004.

China Energy Ventures Corp.

Unaudited Pro Forma Condensed Consolidated Financial Statements

June 30, 2004

On April 8, 2004, Big Sky Energy Atyrau Ltd. (“BSEA”) was incorporated with the following founding shareholders: China Energy Ventures Corp. (75%), Barry Swersky (12.5%), Hanani ben Moshe (12.5%).  Then on May 11, 2004, the Company, through its 75% owned subsidiary, BSEA, completed the acquisition of 100% of the issued and outstanding share capital of Vector Energy West LLP (a Kazakhstan Limited Liability Partnership) (“Vector”).  On January 12, 2004, the Company completed the acquisition of 100% of the issued and outstanding share capital of Big Sky Energy Kazakhstan Ltd. (“BSEK”).

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2004 is based on the historical consolidated financial statements of China Energy Ventures Corp. (“China Energy”), and Vector.  The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 is based on the historical consolidated financial statements of China Energy, BSEK and Vector.

The acquisitions of BSEK and Vector have been accounted for using the purchase method of accounting.  The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 have been prepared assuming the acquisitions of BSEK and Vector were completed on January 1, 2003.

The Unaudited Pro Forma Condensed Consolidated financial statements are presented for informational purposes only.  The Unaudited Pro Forma Condensed Consolidated Statements of Operations do not purport to represent what China Energy’s actual results of operations would have been had the acquisitions of BSEK and Vector occurred as of such dates, or to project China Energy’s results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto.  The Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with China Energy’s consolidated financial statements and notes thereto, and the historical consolidated financial statements of BSEK and Vector.

China Energy Ventures Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Six months ended June 30, 2004

	China Energy	Vector		Pro-forma	Pro-forma Consolidated
	Ventures	Energy		Adjustments	China Energy
		West LLP	Note	Vector	Ventures

Revenue	64,548	-			64,548

Cost of Sales	(89,879)	-			(89,879)
General and administrative	(1,584,446)	(983)			(1,585,429)
Amortization	(93,526)	-			(93,526)
Accretion	(36,153)	(75,665)			(111,818)
Loss from operations	(1,739,456)	(76,648)			(1,816,104)

Foreign exchange (loss)	(7,093)	(1,211)			(8,304)
Interest income	2,235	-			2,235
Net loss	(1,744,314)	(77,859)			(1,822,173)

Loss per share
Basic and diluted	($0.04)				($ 0.03 )

Shares outstanding	43,234,825		(1)	10,000,000	53,234,825

China Energy Ventures Corp.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2003

	China	Big Sky	Vector		Pro-forma	Pro-forma Consolidated
	Energy	Energy	Energy		Adjustments	China Energy
	Ventures	Kazakhstan	West LLP	Note		Ventures Corp.

Revenue	184,328	-	-			184,328

Cost of Sales	(119,722)	-	-			(119,722)
G&A	(3,038,170)	(110,866)	(65,512)			(3,214,548)
Amortization	(170,433)	-	-			(170,433)
Loss from operations	(3,143,997)	(110,866)	(65,512)			(3,320,375)

Foreign exchange gain (loss)	-	10,644	(1,258)			9,386
Interest income	14,235	-	-			14,235
Net (loss) before income tax	(3,129,762)	(100,222)	(66,770)			(3,296,754)

Income taxes	-	27,480	-			27,480

Net income (loss)	(3,129,762)	(72,742)	(66,770)			(3,269,274)

Loss per share
Basic and diluted	($0.13)					($0.08)

Shares outstanding	23,536,537			(1),(2)	18,000,000	41,536,537

China Energy Ventures Corp.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

 (in US Dollars)

The pro forma adjustments to the condensed consolidated statement of operations for the six month period ended June 30, 2004 and the year ended December 31, 2003 have been recorded to reflect the acquisition of Vector Energy West LLP (“Vector’) and Big Sky Kazakhstan Ltd. (“BSEK”) by China Energy Ventures Corp. (the “Company”) that was completed on May 11, 2004 and January 12, 2004. The details of the acquisitions and the resulting pro-forma adjustments are as follows:

Vector pro forma adjustments

1.

No pro forma adjustments are required to the condensed consolidated statements of operations for Vector for the year ended December 31, 2003 other than to include additional common shares in the pro forma loss per share computation relating to cash raised via private placements of the Company’s stock at $0.50 per share prior to the acquisition of Vector.

The 10,000,000 shares issued from treasury have been included as a pro-forma adjustment on the condensed consolidated statements of operations of the Company for the purposes of calculating the loss per share.  No other adjustments to the condensed consolidated statements of operations are required.

Big Sky Energy Kazakhstan pro forma adjustments

2.

No pro forma adjustments are required to the condensed consolidated statements of operations for BSEK for the year ended December 31, 2003 other than to include the 10,000,000 shares discussed above and 8,000,000 shares issued from treasury to acquire BSEK in the calculation of loss per share.

Dealer Prospectus Delivery Requirements

Until 90 days from the effective date of the registration statement in which this prospectus is included, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.